EXHIBIT 10.3

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

KILROY CENTRE DEL MAR

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and MEMEC, LLC, a Delaware limited liability company (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	Date:	September 23, 2002.

2.	Premises:

	2.1 Building:	That certain five (5)-story building (the “Building”) located at 3721 Valley Centre Drive, San Diego, California 92130, which Building contains 114,782 rentable (108,532 usable) square feet of space, and which Building is commonly referred to as “Building 4”.

	2.2 Initial Premises*:	Approximately 91,765 rentable (86,768 usable) square feet of space comprising all of the first (1st), third (3rd), fourth (4th) and fifth (5th) floors of the Building, commonly known as Suites 100, 300, 400 and 500, respectively, as further set forth in Exhibit A to the Office Lease.

	2.3 Additional Premises*:	Approximately 23,017 rentable (21,764 usable) square feet of space comprising all of the second (2nd) floor of the Building, commonly known as Suite 200, as further set forth in Exhibit A to the Office Lease.

*       Prior to the Additional Premises Commencement Date, references to the “Premises” shall be deemed to refer to the Initial Premises, and on and after the Additional Premises Commencement Date, references to the “Premises” shall be deemed to refer to the Initial Premises and the Additional Premises.

	2.4 Project:	The Building is part of an office project known as “Kilroy Centre Del Mar,” as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term (Article 2):

	3.1 Length of Term:	Ten (10) years and no (0) months.

	3.2 Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and

(ii) three (3) business days following Tenant’s receipt of written notice that the Premises are “Ready for Occupancy,” as that term is set forth in Section 5.1 of the Tenant Work Letter attached hereto as Exhibit B, which Lease Commencement Date is anticipated to be March 1, 2003.

	3.3 Lease Expiration Date:	The date immediately preceding the 10th anniversary of the Lease Commencement Date.

	3.4 Option Term(s):	Two (2) five (5)-year options to renew, as more particularly set forth in Section 2.2 of this Lease.

4.	Base Rent (Article 3):

Lease Year(s)	Annual Base Rent			Monthly Installment of Base Rent			Monthly Rental Rate per Rentable Square Foot
1-2*	$	*	**	$	*	**	$	*	**
3-4**	$	*	**	$	*	**	$	*	**
5-6	$	*	**	$	*	**	$	*	**
7-8	$	*	**	$	*	**	$	*	**
9-10	$	*	**	$	*	**	$	*	**

*       The foregoing Schedule of Base Rent was calculated based upon the assumption that the Additional Premises Commencement Date occurs on the second (2nd) anniversary of the Commencement Date. Therefore, to the extent the Additional Premises Commencement Date occurs on a date other than the second (2nd) anniversary of the Commencement Date, the Schedule of Base Rent shall be recalculated such that the Monthly Installment of Base Rent and the Annual Base Rent are calculated based upon (i) the 91,765 rentable square feet of the Initial Premises prior to the Additional Premises Commencement Date and (ii) the 114,782 rentable square feet of the entire Premises on and after such Additional Premises Commencement Date.

**     Annual Base Rent (and Monthly Installment of Base Rent) was calculated using *** percent (***) increases on each of second (2nd), fourth (4th), sixth (6th) and eighth (8th) anniversaries of the Lease Commencement Date; provided, however, that in each instance, the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), and the Annual Base Rent is, therefore, an amount equal to twelve (12) times such rounded Monthly Installment of Base Rent amount.

5.	Base Year (Article 4):	Calendar year 2003; provided, however, all metered utilities shall be paid directly by Tenant, having been excluded from “Operating Expenses,” as that term is set forth in Section 4.2.4 of the Lease.

6.	Tenant’s Share (Article 4):	Prior to the Additional Premises Commencement Date: 79.95%. On and after the Additional Premises Commencement Date: 100%.

***	Material has been omitted pursuant to a request for confidential treatment.

7.	Permitted Use (Article 5):	Provided any such use is legally permissible, Tenant shall use the Premises solely for general office and any other legally permitted use pursuant to the “specialized commercial” zoning (commonly known as SC zoning) applicable to the Building.

8.	Security Deposit (Article 21):	$351,075.75. In addition to the Security Deposit, Tenant shall have additional security obligations pursuant to the terms and conditions set forth in Section 21.2.

9.	Parking Space Ratio (Article 28):	Four (4) unreserved parking spaces for every 1,000 usable square feet of the Premises, of which fifteen (15) spaces adjacent to the Building entrance shall be designated as “Memec Visitor Reserved”.

10.	Address of Tenant (Section 29.18):

Memec, LLC

Director of Facilities and Purchasing

9980 Huennekens Street

San Diego, California 92121

(Prior to Lease Commencement Date)

with a copy to:

Memec, LLC

Legal Department

9980 Huennekens Street

San Diego, California 92121

(Prior to Lease Commencement Date)

and

Memec, LLC

Director of Facilities and Purchasing

3721 Valley Centre Drive,

San Diego, California 92130

(After Lease Commencement Date)

with a copy to:

Memec, LLC

Legal Department

3721 Valley Centre Drive,

San Diego, California 92130

(After Lease Commencement Date)

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Colliers International 4660 La Jolla Village Drive, Suite 200 San Diego, California 92122 Attention: Brian D. Driscoll Senior Vice President

13.	Tenant Improvement Allowance (Section 2 of Exhibit B):	$4,820,844.00 (which amount was calculated based upon $42.00 per Rentable Square Foot for each of the 114,782 Rentable Square Feet of space in the Premises).

14.	Guarantor (Exhibit G):	Memec Group Holdings Limited, a company incorporated and registered in England and Wales.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Sections 2.2 and 2.3 of the Summary, which is comprised of the initial premises (the “Initial Premises”) and the additional premises (the “Additional Premises”), as set forth in Section 2.2 and 2.3 of the Summary (collectively, the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises (including both the Initial Premises and the Additional Premises). Landlord covenants that Landlord’s construction of the Building, pursuant to Section 1.1 of the Tenant Work Letter and Article 24 of this Lease, complies with applicable laws to the extent necessary for Tenant to obtain and maintain a certificate or occupancy (or temporary certificate of occupancy) for the Premises, and is acceptable for a general office use. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises (both the Initial Premises and the Additional Premises, respectively) by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to punchlist items, latent defects and Landlord’s obligations set forth in Article 7 of this Lease.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “Kilroy Centre Del Mar”. The term “Project,” as used in this Lease, shall mean (i) the Building, the “Adjacent Buildings” and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, Adjacent Buildings and the Common Areas are located. For purposes of this Lease, the “Adjacent Buildings” shall consist of (i) that certain three (3)-floor building located at 3579 Valley Centre Drive, San Diego, California 92130 and containing approximately 52,375 rentable square feet of space (“Building 1”), (ii) that certain five (5)-floor building located at 3611 Valley Centre Drive, San Diego, California 92130 and containing approximately 129,680 rentable square feet of space (“Building 2”), (iii) that certain five (5)-floor building located at 3661 Valley Centre Drive, San Diego, California 92130 and containing approximately 129,752 rentable square feet of space (“Building 3”), and (iv) that certain five (5)-floor building located at 3811 Valley Centre Drive, San Diego, California 92130 and containing approximately 112,067 rentable square feet of space (“Building 5”).

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (provided Tenant’s use or occupancy of the Premises is not adversely materially impacted thereby) and the use thereof shall be subject to the “Rules and Regulations” set forth on Exhibit D, attached hereto, provided that Landlord shall at all times maintain and operate the Common Areas in a first-class manner consistent with the “Comparable Buildings,” as such term is defined in Section 2.2.2 of this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant’s rights or access hereunder. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term” and any “Option Term,” as those terms are defined in Section 2.1 and Section 2.2.1 respectively, below.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, the “rentable square feet” of the Premises and Building set forth in Section 2 of the Summary were calculated pursuant to Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 (“BOMA”), and therefore the “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary.

1.3 Additional Premises. Effective upon the earlier to occur of (i) the date upon which Tenant first commences to conduct business in any portion of the Additional Premises (provided, however, the mere storage in the Additional Premises of Tenant’s furniture, computers, similar personal property and any other office-related materials that may require storage shall be deemed not to constitute the commencement of business therein), and (ii) the second (2nd) anniversary of the Commencement Date (the “Additional Premises Commencement Date”), which is anticipated to occur as of March 1, 2005, Tenant shall lease from Landlord and Landlord shall lease to Tenant, in addition to the Initial Premises, the Additional Premises. Consequently, effective upon the Additional Premises Commencement Date and notwithstanding any contrary provision of this Lease, the Premises shall be increased to include the Additional Premises. Except as provided in this Section 1.3, Tenant’s lease of the Additional Premises shall be subject to the terms and conditions set forth in this Lease. The lease term (the “Additional Premises Term”) for the Additional Premises shall commence, and Tenant shall commence payment of “Rent,” as that term is defined in Section 4.1, below, for the Additional Premises on the Additional Premises Commencement Date, and shall terminate on the Lease Expiration Date, as set forth in Section 3.3 of the Summary. In connection with such Additional Premises, provided that Tenant does not interfere with any work performed by or on behalf of Landlord in the Building or the Additional Premises, Landlord shall provide Tenant access thereto on or before the earlier to occur of (i) September 1, 2004 (i.e., the date which is 180 days preceding the anticipated Additional Premises Commencement Date), and (ii) the date which is thirty (30) days following Tenant’s written request for access thereto (as applicable, the “Additional Premises Access Date”); provided, however, if such Additional Premises Access Date occurs prior to September 1, 2004 as a result of Tenant’s request, in no event shall the date upon which Tenant is deemed to have first commenced to conduct business in any portion of the Premises be later than the day which is 180 days following such Additional Premises Access Date; provided further, however, that notwithstanding the access identified in this sentence, (A) Tenant shall, prior to the Additional Premises Access Date, be allowed to utilize the Additional Premises for the storage of Tenant’s furniture, computers, similar personal property and any other office-related materials that may require storage, and (B) the construction, pursuant to the TCCs of the Tenant Work Letter, of Tenant’s planned “stairwell feature” connecting all five floors of the Premises, shall not itself trigger the Additional Premises Commencement Date. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Additional Premises and against injury to any persons caused by Tenant’s use of the Additional Premises pursuant to this Section 1.3.

1.4 Right of First Refusal. Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”), its “Affiliates,” as that term is set forth in Section 14.8 of this Lease, and any assignee of the Original Tenant’s interest in this Lease pursuant to the TCCs of Article 14 of this Lease (each, a “Permitted Assignee”), a right of first refusal with respect to the entire first (1st) floor of Building 5 (the “First Refusal Space”); provided, however, such right of first refusal shall only apply to the extent Landlord gains control over such First Refusal Space.

1.4.1 Procedure for Lease.

1.4.1.1 Procedure for Offer. Landlord shall notify Tenant (the “First Refusal Notice”) from time-to-time when and if Landlord receives a “bona-fide third-party offer” for space in the Building. Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the applicable First Refusal Space. The First Refusal Notice shall describe the First Refusal Space, and the lease term, rent and other fundamental economic terms and conditions, including the method of measurement of rentable and usable square feet, upon which Landlord proposes to lease such First Refusal Space pursuant to the bona-fide third-party offer. For purposes of this Section 1.4, a “bona-fide third-party offer” shall mean a counter-offer received by Landlord to lease First Refusal Space from a qualified third party (i.e., a prospective tenant reasonably acceptable (vis-à-vis the parameters for acceptance set forth in Sections 14.2.1 through 14.2.6 of this Lease) to Landlord for such First Refusal Space). For purposes of example only, the following would each constitute a bone-fide third-party offer:

(i)	Landlord receives a request for proposal from a qualified third party. Landlord responds to the request for proposal with a lease proposal and subsequently receives a written bona-fide counter proposal from the qualified third party.

(ii)	Landlord receives a written offer to lease from a qualified third party. Landlord responds to the offer with a written counter offer and subsequently receives a bona-fide counter to Landlord’s counter offer from the qualified third party.

1.4.1.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, then within five (5) business days of delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first refusal with respect to all of the First Refusal Space described in the First Refusal Notice at the rent, for the term and upon the other fundamental economic terms and conditions contained in such First Refusal Notice. If Tenant does not so notify Landlord within such five (5) day period of Tenant’s exercise of its first refusal right, then Landlord shall be free to negotiate and enter into a lease for the First Refusal Space with the party with whom the “bona-fide third-party offer” was made, on the net-effective economic terms and the fundamental non-economic terms which are no more than four percent (5.0%) more beneficial to such party than those set forth in the First Refusal Notice. In the event Landlord does not lease such First Refusal Space to such party pursuant to the foregoing sentence within one hundred twenty (120) days of the date of such First Refusal Notice, Tenant shall retain the right of first refusal set forth in this Section 1.4 and Landlord shall provide Tenant with another First Refusal Notice, when and if Landlord receives any subsequent “bona-fide third-party offer”. After Landlord enters into any lease of First Refusal Space to any such third party in accordance with the foregoing (“Third Party Lease”), Tenant’s rights under this Section 1.4 shall be subordinate to the rights of the tenant under the Third Party Lease with respect to the space leased and encumbered pursuant to the provisions of the Third Party Lease, all extensions and renewals thereof, all pure expansion options contained therein which are stated as Landlord delivery obligations within a certain time frame for a certain amount of space, and all right of first offer expansions contained therein.

1.4.2 Amendment to Lease. If Tenant timely exercises Tenant’s right of first refusal to lease First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the “First Refusal Space Amendment”) for such First Refusal Space upon the terms set forth in the First Refusal Notice, but otherwise upon the TCCs set forth in this Lease and this Section 1.4. Notwithstanding the foregoing, Landlord may, upon Tenant’s reasonable consent (which consent shall be granted or withheld within two (2) business days of request therefore), require that a separate lease be executed by Landlord and Tenant in connection with Tenant’s lease of the First Refusal Space, in which event such lease (the “First Refusal Space Lease”) shall be on the same TCCs as the Initial Premises, except as provided in this Section 1.4 and in this Lease. The First Refusal Lease, if applicable, shall be executed by Landlord and Tenant within thirty (30) days following Tenant’s exercise of its right to lease the First Refusal Space.

1.4.3 Termination of First Refusal Right. The rights contained in this Section 1.4 shall be personal to the Original Tenant and may only be exercised by the Original Tenant, its Affiliate or its Permitted Assignee (and not any other assignee, subleasee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant, its Affiliate and/or its Permitted Assignee (i) is in occupancy of the entire then-existing Premises, or (ii) is in occupancy of no less than sixty percent (60%) of the then-existing Premises and retains the absolute right, and confirms in writing concurrently with its acceptance notice to Landlord, its intent to itself occupy the entire First Refusal Space throughout the term applicable to such First Refusal Space. The right to lease First Refusal Space as provided in this Section 1.4 may not be exercised if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease (beyond any applicable notice and cure periods) or Tenant has previously been in economic default under this Lease (beyond any applicable notice and cure periods) more than twice during the previous twelve (12) month period.

ARTICLE 2

LEASE TERM; OPTION TERM(S)

2.1 Initial Lease Term. The TCCs of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”). The term of Tenant’s lease of the Additional Premises shall commence as set forth in Section 1.3, above. The term of this Lease with respect to the Initial Premises and the Additional Premises shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease

Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2 Option Term(s).

2.2.1 Option Right. Landlord hereby grants the Original Tenant, its Affiliates and any Permitted Assignee, two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years (each, an “Option Term”). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, Tenant is not in Default under this Lease (beyond any applicable notice and cure periods). Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease term, Tenant is not in Default under this Lease (beyond any applicable notice and cure periods), the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant, its Affiliate and/or a Permitted Assignee (and not any other assignee, sublesee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant, its Affiliate and/or a Permitted Transferee either (i) is in occupancy of the entire then-existing Premises, or (ii) retains the absolute right, and confirms in writing concurrently with Exercise Notice its intent, to occupy the entire then-existing Premises throughout the applicable Option Term.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location and quality to the Premises for a “Comparable Term,” as that term is defined in this Section 2.2.2 (the “Comparable Deals”), which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant’s direct utility payments provided for in Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided, however, that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula (e.g., at 95% of the FMV) shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate; provided further, however, that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a premium over the fair market rate formula (e.g., at 105% of the FMV) shall be equitably decreased in order that such Comparable Deals will not reflect a premium rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Building and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities, size and appearance, and are located within the University Towne Center (i.e., the area from two (2) blocks to the North of La Jolla Village Drive to two (2) blocks to the South of La Jolla Village Drive between the I-5 and 1-805 freeways) and Del Mar geographical areas (the “Comparable Area”).

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

2.2.4 Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the (the “Outside Agreement Date”), then (i) in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the TCCs of this Section 2.2.4, and (ii) in connection with any other contested calculation of market Rent, the parties shall each make a separate determination of the Market Rent and shall submit the same to the arbitrators pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office properties in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed (“Advocate Arbitrators”).

2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party’s Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord’s or Tenant’s determination of Market Rent as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling (“Award”) indicating whether Landlord’s or Tenant’s submitted Market Rent is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord’s or Tenant’s submitted Market Rent determination, whichever is selected by the arbitrators as being closest to Market rent shall become the then applicable Market Rent.

2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

3.1 Generally. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date and the Additional Premises Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord (or Landlord’s agents), or which Landlord (or Landlord’s agents) failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project (including the Project Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided); or (ii) any failure by Landlord (or Landlord’s agents) to provide services, utilities or ingress to and egress from the Building, Project (including the Project Common Areas), or Premises as required pursuant to the TCCs of this Lease; or (iii) the presence of Hazardous Materials not brought on the Premises by “Tenant Parties,” as that term is set forth in Section 10.1 of this Lease to the extent such presence substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project (including the Project Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided) (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such Notice (the “Eligibility Period”), then, as Tenant’s sole remedy vis-à-vis such Abatement Event, the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises. Notwithstanding the foregoing, Landlord acknowledges and agrees that to the extent any rental interruption insurance maintained by Landlord entitles Landlord to reimbursement for rent following an Abatement Event prior to the third (3rd) consecutive business day after Landlord’s receipt of the applicable Notice, the Eligibility Period shall accordingly be reduced such that the Eligibility Period shall end at such time that Landlord’s eligibility for reimbursement from such insurance commences. In addition, and provided the applicable Notices are delivered to Landlord with regard to any Abatement Events, to the extent appropriately noticed Abatement Events occur cumulatively (as opposed to consecutively) during more than five (5) business days in any calendar month during the Lease Term, Tenant’s right to receive rent abatement pursuant to this Section 3.2 shall commence immediately following such fifth (5th) cumulative day and, throughout the remainder of such calendar month, the Eligibility Period will not apply to any further Abatement Events. Notwithstanding the foregoing, in the event that Tenant is prevented (from an objective, general office tenant perspective) from conducting, and does not conduct, its business in more than fifty percent (50%) of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented (again, from an objective, general office tenant perspective) from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated. Landlord and Tenant hereby acknowledge that, in addition to the abatement rights set forth in this Section 3.2, Tenant’s abatement rights following an event of damage and destruction or condemnation is provided pursuant to the TCCs of Articles 11 and 13 of this Lease.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change to ensure Tenant is not negatively economically affected by such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, pursuant to sound real estate management and accounting principles. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities to the Common Areas (as opposed to space leased by Project tenants), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; provided, however, to the extent insurance premiums are incurred in any Lease Year following the Base Year which are attributable to types of insurance coverage not maintained during the Base Year, Operating Expenses for the Base Year shall be adjusted by the amount that Landlord would have incurred during the Base Year with respect to such type of insurance coverage, had such insurance coverage been maintained during the Base Year, (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space reasonably attributable to the Project (as opposed to being attributable to Landlord’s non-Project activities); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Project manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest (at the Interest Rate) over its useful life as Landlord shall reasonably determine pursuant to sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and

(p) costs incurred to comply with applicable laws with respect to “Hazardous Material,” as that term is defined in Section 29.33 of this Lease, which were in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such Hazardous Material; and costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord, Landlord’s agents or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal, remediation or other action with respect to such Hazardous Material.

(q) costs arising from defects in the base, shell or core of the Building or improvements installed by Landlord.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project or Building is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project or Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements. The component of Operating Expenses related to electrical costs for the Base Year shall be referred to as the “Base Year Electrical Costs,” and the component of Operating Expenses related to electrical costs for each calendar year after the Base Year shall be referred to as the “Subsequent Year Electrical Costs.” To the extent that Landlord obtains a reduction in electrical costs such that the Subsequent Year Electrical Costs for the first calendar year or the second calendar year to occur after the Base Year are less than Base Year Electrical Costs, then the Base Year Electrical Costs shall be deemed to be the lesser of Subsequent Year Electrical Costs for the first calendar year or the second calendar year to occur after the Base Year.

Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. In addition, to the extent a new, distinct category of Operating Expenses (as opposed to an addition to an existing category, such as security or janitorial) for new services provided to the Project and/or Building is included in any Expense Year following the Base Year, the Base Year shall be retroactively adjusted to include the cost which would have been incurred during the Base Year for such new services if such services had been provided during the Base Year.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during (or otherwise attributable to) the Base Year and any other Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, and (v) Any assessment, tax, fee, levy or charge, upon the tenant improvements constructed in the Project (except to the extent attributable to tenant improvements which are above the “building standard” which are to be directly paid by tenants in the manner set forth in Section 4.5 of this Lease, below).

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year (or Expense Years, if applicable) exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year (or Expense Years, if applicable). If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on a commercially reasonable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and a commercially reasonable portion (based on the percentage of the Building rentable square footage as compared to the Project’s rentable square footage) of the Direct Expenses attributable to the Project as a whole.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than one (1) calendar year after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with sound real estate management and accounting principles, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord provides written notice to Tenant of such assessment promptly following Landlord’s receipt thereof and at least fifteen (15) business days prior to Landlord’s payment of the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant within such fifteen (15) business-day period, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be. Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to diligently contest any assessment when reasonably requested by Tenant to do so.

4.5.2 If the tenant improvements in the Premises which are installed and/or paid for by Tenant (either directly or with the Tenant Improvement Allowance), whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Project are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency (except to the extent such tax is included as an Operating Expense) any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records. Upon Tenant’s written request given not more than one hundred eighty (180) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall provide Tenant with an audited statement (the “Accountant’s Statement”) concerning the Direct Expenses for such Expense Year from Landlord’s nationally recognized independent certified public accountants, and Landlord shall also furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said information and the Accountant’s Statement to Tenant within sixty (60) days after Tenant’s written request therefor. The Accountant’s Statement shall contain sufficient detail to enable Tenant to verify that the terms of exclusions and inclusions with respect to Building Direct Expenses, as set forth in this Lease, have been adhered to in computing the Excess payable by Tenant. If, within thirty (30) days following Tenant’s receipt of the Accountant’s Statement and supporting documentation, Tenant still disputes the applicable Direct Expenses, a determination as to the proper amount shall be made, at Tenant’s expense, by a nationally recognized independent certified public accountant (the “Accountant”) mutually and reasonably agreed to by Landlord and Tenant; provided that if such determination by the Accountant confirms that Direct Expenses were overstated by more than three percent (3.0%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant. Tenant’s sole remedy shall be for the parties to make such appropriate payments or reimbursements, as the case may be,

(including interest on any such amount at the “Interest Rate,” as that term is defined in Article 25, below) to each other as are determined to be owing, provided that any reimbursements payable by Landlord to Tenant shall be refunded to Tenant within forty-five (45) days following the final determination pursuant to this Section 4.6.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof to the extent Landlord reasonably determines the same is not consistent with the quality of the Project as a first-class, institutional quality office project; (ii) offices or agencies of any foreign governmental or political subdivision thereof to the extent Landlord reasonably determines the same is not consistent with the quality of the Project as a first-class, institutional quality office project; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other general office tenants of Comparable Buildings. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion (but subject to Tenant’s reasonable approval), other locally or nationally recognized holidays; provided, however, it shall be deemed unreasonable for Tenant to withhold its consent to such locally or nationally recognized holidays to the extent the same are recognized as holidays by a majority of the landlords of Comparable Buildings (collectively, the “Holidays”).

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes (excluding the computer room and copier rooms), and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1 1/2) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors and derating transformers. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide janitorial services, as set forth on Exhibit J, to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide security services, as set forth on Exhibit K, to the Project and Building in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.6 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Direct Payment of Premises Utility Costs. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall pay one hundred percent (100%) of the cost of all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises. Such utility use shall include electricity, water, and gas use for lighting, incidental use and HVAC. All such utility payments shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider. Landlord shall, to the extent reasonably practicable and at Tenant’s cost, separately meter the Premises, and shall otherwise equitably determine Tenant’s use of such utilities.

6.3 Overstandard Tenant Use.

6.3.1 Generally. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord; provided, however, (i) the foregoing restriction shall not apply to general office use of personal computers on the desktops of Tenant’s employees, and (ii) to the extent the “Approved Working Drawings,” as that term is set forth in Section 3.4 of the Tenant Work Letter, creates separately ventilated “computer” and/or “data center” rooms, the foregoing restriction shall not apply within such designated areas. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish.

6.3.2 HVAC. Tenant shall be provided access to the HVAC controls for each floor of the Building within the Premises. If Tenant uses HVAC in excess or two hundred ninety-nine (299) cumulative hours (per floor of the Building) during any calendar month of the Lease Term, such excess-hours of HVAC shall be provided to Tenant subject to Tenant’s payment to Landlord of an amount reasonably determined by Landlord to be directly attributable to increased wear and tear on existing Building Systems caused by such excess use; provided, however, promptly following Tenant’s request therefore, Landlord shall provide reasonable backup documentation in support of Landlord’s determination of such excess-hours charge; provided further, however, Tenant’s use of HVAC on any floor of the Building (for hours other than the normal and customary business hours maintained by Tenant) shall be for a minimum of four (4) consecutive hours per such use. As of the execution of this Lease, the excess-hours charge is anticipated to total approximately $7.35 per floor per hour. Amounts payable by Tenant to Landlord for such excess-hours use shall be deemed Additional Rent and shall be paid within thirty (30) days after Tenant’s receipt of an invoice therefor.

6.4 Interruption of Use. Except as otherwise provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”). Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception). In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances (but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at

Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times, upon twenty-four (24) hours notice to Tenant (except in the case of an emergency), to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s request made at the time such consent is granted, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall use commercially reasonable efforts to use contractors, services, workmen, labor, materials or equipment in a manner that minimizes any disturbance to labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations to the extent the same is commercially reasonable. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord, within sixty (60) days following Tenant’s receipt of applicable third-party invoices from Landlord, for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building–standard “warm shell” condition as reasonably determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any “Above Building Standard Tenant Improvements” identified by Landlord pursuant to Section 2.4 of the Tenant Work Letter and/or any Alterations or improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building-standard “warm shell” condition as reasonably determined by Landlord; provided, however, if, in connection with its request for Landlord’s approval for particular Alterations or improvements, or in connection with its notice to Landlord with respect to Cosmetic Alterations, (1) Tenant requests Landlord’s decision with regard to the removal of such Alterations or improvements, and (2) Landlord thereafter agrees in writing to waive the removal requirement when approving (or, if applicable, following notification of) such Alterations or improvements, then Tenant shall not be required to so remove such Alterations or improvements; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, in its approval of any Alterations or improvements (or within 10 business days following Landlord’s receipt of notice from Tenant with respect to Cosmetic Alterations), fails to address the removal requirement with regard to such Alterations or improvements, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to a building-standard “warm shell” condition as reasonably determined by Landlord, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term. Provided, however, that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord, and, in such case, Landlord shall indemnify, defend, protect, and hold harmless Tenant, its officers, directors, agents, servants and employees (collectively, “Tenant Parties”) harmless from any such Claims incurred by Tenant. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, unless such suit arises from the negligence or willful misconduct of Landlord, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any direct or consequential damages resulting from Landlord’s or contractor’s acts in connection with the completion by Landlord of the tenant improvements in the Premises pursuant to the Tenant Work Letter.

10.2 Landlord’s Fire, Casualty and Liability Insurance. Landlord shall carry commercial general liability insurance with respect to the Building during the Lease Term, and shall further insure the Building during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law. Tenant shall, at Tenant’s expense, comply with all commercially reasonable insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease

Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be home by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the excess cost (i.e., the portion of such cost that exceeds the amount of insurance proceeds) of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within thirty (30) days after the date of discovery of the damage, such notice to include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (excluding deductible amounts); or (iv) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 270-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in economic default under this Lease (beyond any applicable notice and cure periods); and (c) as a result of the damage, Tenant cannot, in Tenant’s reasonable determination, continue to conduct its particular business operations from the Premises.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord; provided that such costs and expenses shall not exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such particular proposed Transfer involves the review of documentation by Landlord on more than three (3) occasions. Subject to Landlord’s review and reasonable approval, Tenant shall have the right to install real estate brokerage signs regarding the subleasing of all or a portion of the Premises.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof to the extent Landlord reasonably determines the same is not consistent with the quality of the Project as a first-class, institutional quality office project;

14.2.4 Intentionally omitted;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project (to the extent Tenant has previously been given notice of the applicable provision of such other lease(s) and such provision is commercially reasonable), or would give an occupant of the Project a right to cancel its lease (to the extent Tenant has previously been given notice of the applicable provision of such other lease(s) and such provision is commercially reasonable);

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent and the Project is less than ninety-five percent (95%) occupied, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice, and Landlord has suitable space in the Project for such proposed Transferee.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, and (iv) any reasonable attorneys’ fees actually disbursed and other actual and reasonable out-of-pocket costs. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Landlord’s Option as to Subject Space. In the event that a proposed Transfer, if consented to, would cause fifty percent (50%) or more of the Premises to be subleased to a party other than Original Tenant and/or its Affiliates, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times, but not more often than once per calendar year (unless Tenant is in default beyond any applicable notice and cure period in which event no annual limitation shall apply), to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period; provided, however, in no event shall Tenant’s purchase or sale of inventory in accordance with its customary business practices constitute a sale, mortgage, hypothecation or pledge pursuant to the TCCs of this Section 14.6(C).

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a “Permitted Transferee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred and fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Notwithstanding the foregoing, Tenant shall have the one-time right, upon notice (the “Holdover Notice”) to Landlord not less than twelve (12) months prior to the expiration of the then Lease Term, to extend the Lease Term for a period of up to three (3) months (the “Permitted Holdover Term”), in which case the Rent payable by Tenant during such Permitted Holdover Term shall equal one hundred twenty percent (120%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

ARTICLE 18

SUBORDINATION

Landlord covenants that there is no existing deed of trust or mortgage or leasehold interest encumbering the Premises. Notwithstanding the foregoing, this Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) substantially in the form of Exhibit L, attached hereto, in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the TCCs of this Article 18. Subject to Tenant’s receipt of such a Nondisturbance Agreement, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) business days of request by Landlord, execute such further reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) days following Tenant’s receipt of written notice that the same was not paid when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of forty-five (45) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment or vacation of all or a substantial portion of the Premises by Tenant without payment of Rent; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Sections 5.1, 5.2 and 14.2 and/or Articles 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2. (a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. In the event Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of an event of monetary default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of money order, cashier’s check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease;

provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT; LETTER OF CREDIT

21.1 Security Deposit. Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Tenant’s request, to the last assignee of Tenant’s interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7(C) of the California Civil Code, or any successor statute.

21.2 Letter of Credit.

21.2.1 Delivery of Letter of Credit. Unless the conditions of Section 21.2.2.2 below are then being satisfied, Tenant shall deliver to Landlord, concurrently with the mutual execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in an amount equal to ***, which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of Exhibit H, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.

21.2.2 L-C Amount.

21.2.2.1 Calculation of L-C Amount. For purposes of this Lease, the “L-C Amount” shall be, at any and all times during the Lease Term, an amount equal to twelve (12) months of the then-current Monthly Installment of Base Rent.

***	Material has been omitted pursuant to a request for confidential treatment.

21.2.2.2 Conditional Increase/Reduction of L-C Amount. Landlord and Tenant hereby acknowledge and agree that the L-C Amount is subject to increase and reduction throughout the Lease Term at the end of each financial quarter as set forth in this Section 21.2.2. The starting L-C Amount shall be determined pursuant to the calculation set forth in Section 21.2.2.1, above, as of the close of the financial quarter ended June 30, 2002; provided, however, Tenant shall not be required to initially deliver such L-C to the extent Tenant is maintaining, as of the effective date of this Lease and as of the Commencement Date, the “Required Thresholds,” as that term is set forth in Section 21.2.3. Thereafter, and throughout the Lease Term, (i) to the extent that Tenant maintains (and continues to maintain) the Required Thresholds for four (4) consecutive financial quarters, the then-determined L-C Amount shall be reduced by fifty percent (50%), (ii) to the extent that Tenant maintains (and continues to maintain) the Required Thresholds for eight (8) consecutive financial quarters, the then-determined L-C Amount shall be reduced to $0.00, (iii) to the extent Tenant maintains the Required Thresholds and the Guarantor maintains a “Market Capitalization,” as that term is set forth in Section 21.2.3, below, of no less than One Billion Dollars ($1,000,000,000.00), the then-determined L-C Amount shall be reduced to $0.00, and (iv) to the extent that Tenant is no longer maintaining the Required Thresholds (and, if applicable, Guarantor is no longer maintaining a Market Capitalization of One Billion Dollars), the L-C Amount shall be recalculated pursuant to Section 2l.2.1 based on the Market Capitalization and Working Capital as of the completion of such quarter and the L-C shall immediately be reissued in the “Required L-C Amount”. In the event that such recalculated L-C Amount (at any given time during the Lease Term, the “Required L-C Amount”), is less than the then-current L-C Amount, Tenant shall have the right to cause the L-C Amount to be reduced to the Required L-C Amount, and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the Required L-C Amount; provided, however, that to the extent Landlord has assigned such L-C, Landlord shall use its commercially reasonable efforts to cooperate with Tenant to effectuate the change. Likewise, following the completion of each financial quarter throughout the Lease Term, in the event that the Required L-C Amount is greater than the their current L-C Amount, Tenant shall upon its receipt of written notice from Landlord (the “Reestablishment Notice”), cause the L-C Amount to be increased to equal the Required L-C Amount. In addition, in the event that, following the completion of each financial quarter throughout the Lease Term (A) Tenant has failed to satisfy the Required Thresholds and, if applicable, a Market Capitalization of One Billion Dollars, (B) Tenant fails to timely deliver the unaudited quarterly financial statements, or the annual audited financial statements required for Tenant to make a determination with regard to such Required Thresholds, or (C) Tenant is in economic default under the Lease (beyond any applicable notice and cure periods), then Tenant shall, upon receipt of a Reestablishment Notice, cause the L-C to be reestablished with the Required L-C Amount.

21.2.3 Definitions. For purposes of this Section 21.2, “Net Worth” shall be determined in accordance with generally accepted accounting principles. For purposes of “Working Capital,” means then-current assets of Tenant less then-current liabilities from Tenant’s previous audited quarterly financial statements, which Working Capital shall include then-current receivables (zero (0) to ninety (90) days only, and excluding any bad debt allowances). For purposes of this Section 21.2, the “Required Thresholds “ shall mean both (i) a Net Worth of no less than Seventy-Five Million and No/100 Dollars ($75,000,000.00), and (ii) Working Capital of no less than One Hundred Million and No/100 Dollars ($100,000,000.00). For purposes of this Section 2l.2, “Market Capitalization” means the product of (1) the number of outstanding shares of Guarantor on the last day of the applicable financial quarter (i.e., the most recently completed quarter), and (2) the average closing share price during the last thirty (30) calendar days of the applicable financial quarter.

21.2.4 FAILURE TO REINSTATE; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS, WITHIN TEN (10) DAYS FOLLOWING TENANT’S RECEIPT OF A REESTABLISHMENT NOTICE (WHICH TEN (10) DAY PERIOD SHALL BE INCREASED UP TO

A TOTAL OF THIRTY (30) DAYS TO THE EXTENT SUCH REESTABLISHMENT IS PREVENTED DUE TO FORCE MAJEURE), TO CAUSE THE L-C TO BE REESTABLISHED IN THE L-C AMOUNT, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED FIFTY PERCENT (150%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS TEN (10) DAYS AFTER TENANT’S RECEIPT OF SUCH REESTABLISHMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH L-C IS REESTABLISHED PURSUANT TO THE TERMS OF THIS SECTION 21.2, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH REESTABLISHMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90)-DAY PERIOD FOLLOWING THE DATE OF THE REESTABLISHMENT NOTICE, TO CAUSE THE L-C TO BE REESTABLISHED IN THE L-C AMOUNT, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY TWO HUNDRED PERCENT (200%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH REESTABLISHMENT NOTICE AND ENDING ON THE DATE SUCH L-C IS RE-ISSUED/REESTABLISHED PURSUANT TO THE TERMS OF THIS SECTION 21.2. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY REESTABLISH THE L-C FOLLOWING THE REESTABLISHMENT NOTICE AS REQUIRED IN THIS SECTION 21.2, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.2.4 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO RE-ESTABLISH THE L-C A DEFAULT UNDER THE LEASE). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.2.4.

LANDLORD’S INITIALS	TENANT’S INITIALS

21.2.5 Application of Letter of Credit. To the extent Tenant is required to post the L-C pursuant to the terms and conditions of this Lease, such L-C shall be held by Landlord as security for the faithful performance by Tenant of all the TCCs of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the “L-C Security Deposit”) and, in connection with such L-C Security Deposit, Tenant hereby waives the provisions of Section 1950.7(C) of the California Civil Code, or any successor statute. If any portion of the L-C is drawn upon, Tenant shall, within ten (10) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease; provided, however, that upon Tenant’s satisfaction of its economic obligations and restoration of the L-C Security Deposit pursuant to this sentence, any unused portion of the drawn upon funds shall be returned to Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. Landlord shall pay all costs associated with the transfer or re-issuance of the L-C due to Landlord’s transfer or assignment. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord’s transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee. If Tenant is not then in default under this Lease, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term; provided, however, that to the extent Landlord has assigned such L-C, Landlord shall use its commercially reasonable efforts to cooperate with Tenant to have the same timely returned to Tenant.

ARTICLE 22

TELECOMMUNICATIONS EQUIPMENT

At any time during the Lease Term, subject to the TCCs of this Article 22 and Article 8 of this Lease, Tenant may install, at Tenant’s sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, up to (i) one (1) eight foot (8’)-satellite dish, (ii) three (3) eighteen inch (18”) to twenty-four inch (24”) satellite dishes, (iii) three (3) twenty-four inch (24”) microwave antennae, and/or other communications, HVAC or other equipment servicing the business conducted by Tenant from within the Premises (all such equipment, including non-telecommunication equipment is, for the sake of convenience, defined collectively as the “Telecommunications Equipment”) upon the roof of the Building. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord’s reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Telecommunications Equipment, provided, however, such reimbursement shall not exceed Five Hundred and No/100 Dollars ($500.00) per approval. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear accepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. Tenant shall not be entitled to license its Communication Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by an unrelated third party. Tenant’s right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or leasing of any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant’s Telecommunications Equipment.

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth in Section 23.4, below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs (subject to the TCCs of Section 23.4 of this Lease), window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.4 Tenant’s Signage. Tenant shall be entitled to install the following signage in connection with Tenant’s lease of the Premises (collectively, the “Tenant’s Signage”):

(i)	Exclusive Building-top signage consisting of up to two (2) building-top signs identifying Tenant’s name or logo located at the top of the Building, as more particularly identified on Exhibit A-1 attached hereto; and

(ii)	Exclusive signage on the monument located adjacent to the Building’s primary entrance as indicated on Exhibit A-1 (the “Building Monument Sign”); provided, however, Landlord shall be able to locate its standard identification signage on the Project Monument Sign (with a relative size equal to no greater than twenty-five percent (25%) of Tenant’s signage thereon); and

(iii)	Exclusive “eyebrow” signage located on the metal facing of the front of the Building located directly above the main entry foyer to the Building, as more particularly identified on Exhibit A-1.

23.4.1 Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Building Standard Signage Specifications. For purposes of this Section 23.4.1, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.4.2 Objectionable Name. To the extent Original Tenant or its Affiliates desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the names “Memec,” “Memec, LLC,” “Memec Group Holdings Limited” or any reasonable derivation thereof, shall not be deemed an Objectionable Name; provided, however, that with regard to Tenant’s secondary identity signage to be located on the Building Monument Sign, the names “Insight,” “Impact,” or “Unique” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.4.3 Termination of Right to Tenant’s Signage. The rights contained in this Section 23.4 shall be personal to the Original Tenant and any Permitted Assignee, and may only be exercised by the Original Tenant, its Affiliates, its Permitted Transferee and/or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant, its Affiliates, its Permitted Transferee and/or a Permitted Assignee is in occupancy of no less than sixty percent (60%) of the then existing Premises.

23.4.4 Cost and Maintenance. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that the costs and fees associated with the initial installation, design, and construction of such Tenant’s Signage may, at Tenant’s option, be deemed a “Tenant Improvement Allowance Item,” as that term is set forth in Section 2.2 of the Tenant Work Letter; provided further that Landlord shall construct and install the Project Monument Sign(s) (including, but not limited to, running sufficient power and utilities to the site of the Project Monument Sign), at Tenant’s sole cost and expense, and Tenant shall be responsible for the cost of Tenant’s sign on the

Project Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Project Monument Sign(s) shall be included in Operating Expenses. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage (excepting normal wear and tear caused by the sun, rain and other elements to which such Tenant’s Signage is exposed). If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The TCCs of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, handicapped access laws and regulations (including the Americans with Disabilities Act, any mandatory transportation management programs, and anti-discrimination laws, each to the extent applicable) (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days following Tenant’s receipt of written notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Interest Rate”) equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Except as otherwise set forth in Section 3.2, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant (the “Security Areas”). Notwithstanding anything set forth in this Article 27 to the contrary, Landlord shall have no access or inspection rights as to the Security Areas, except in the event of an emergency where such entry is reasonably required. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises, provided Landlord has reasonably attempted, but to no avail, to obtain Tenant’s immediate cooperation in connection therewith. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant and the Tenant’s parties (including Tenant’s visitors) shall be entitled to utilize, without charge, commencing on the Lease Commencement Date, the amount of parking spaces set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term and any Option Term, which parking spaces shall pertain to the Project parking areas. Each parking pass shall be for a single, non-tandem pass. Included in such allotment of parking spaces provided in the Summary shall be the number of handicapped parking spaces required by Applicable Law. The location of Tenant’s reserved parking spaces shall be as set forth on Exhibit A-2, attached hereto. Tenant shall cooperate with Landlord to attempt to require that Tenant Parties comply with the Rules and Regulations which are prescribed from time to time by Landlord for the orderly operation and use of the parking areas where the parking spaces are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking areas and improvements (provided that Tenant’s parking rights are not reduced as a result thereof and as long as Tenant’s obligations are not materially or unreasonably increased as a result thereof and such change(s) do not materially adversely affect Tenant’s use or occupancy of the Premises or create a security risk for Tenant or its employees) at any time upon thirty (30) days’ prior written notice and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking areas only for purposes of permitting or facilitating any such construction, alteration or improvements, not to exceed, without Tenant’s reasonable approval, ten (10) business days in any calendar year. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel, visitors and Tenant’s occupants and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant, except on a pro-rata basis in connection with an assignment or subletting of the Premises permitted or approved in accordance with the TCCs of Article 14.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor; provided, however, to the extent Landlord requires that Tenant execute documents pursuant to the terms and condition of this Section 29.4, Landlord shall pay Tenant for its review and processing fees, along with reasonable professional fees (including, without limitation, attorneys’ fees and accountants’ fees), not to exceed One Thousand Five Hundred and No/l00 Dollars ($1,500.00), reasonably incurred by Tenant in connection with its review of such documents. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security

Deposit, and Tenant shall attorn to such transferee; provided, however, Landlord shall remain responsible to Tenant for Landlord’s obligations which arose prior to the date of such transfer pursuant to the terms and condition of this Lease. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Recording. A “Memorandum of Lease,” substantially in the form attached hereto as Exhibit I, shall be executed and acknowledged by Landlord and Tenant concurrently with the execution of this Lease and either Landlord or Tenant may, at such party’s sole cost and expense, record such Memorandum of Lease.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation

12200 W. Olympic Boulevard,

Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

3811 Valley Centre Drive, Suite 300

San Diego, California 92130

Attention: Mr. Roger Simsiman

and

Allen Matkins Leck Gamble & Mallory

1901 Avenue of the Stars,

Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. Each individual executing this Lease on behalf of Tenant or Landlord, as the case may be, hereby represents and warrants to the other party, that Tenant and Landlord, as the case may be, is a duly formed and existing entity qualified to do business in California and that Tenant and Landlord, as applicable, have full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant and Landlord, as applicable, is authorized to do so. Each party shall, within ten (10) days after execution of this Lease, deliver to the other party satisfactory evidence of such authority and, if a corporation, upon demand by the other party, satisfactory evidence of (i) good standing in such party’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE

JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker or agents specified in Section 12 of the Summary (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay such Broker pursuant to separate written agreements between Landlord and the Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or any other building in the Project, other than the Building, as Landlord may, in Landlord’s sole discretion, desire; provided, however, in no event shall the name of the Project include (or be substantially derived from) the name of one of Tenant’s direct competitors or competitive suppliers as identified on Exhibit M attached hereto, unless otherwise agreed to by Tenant. Except as otherwise expressly set forth in Article 23 of this Lease, Landlord shall not have the right to install or affix any signs on (i) the exterior or on the interior of the Building, or (ii) the Building Monument sign. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use a picture of the Building showing its name thereon in its advertising and promotional materials.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s partners, administrators, consultants (including Tenant’s financial, legal, and space planning consultants), a prospective Transferee, and except as required by Applicable Law (including the requirements of the Securities Exchange Commission) or in connection with a dispute or litigation hereunder or as required by subpoena.

29.29 Intentionally Omitted.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.

29.31 No Violation. Tenant hereby warrants and represents that, to the best of Tenant’s knowledge, neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (iii) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and/or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws (to the extent such presence was caused and/or permitted by Tenant), or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials (by or on behalf of Tenant) at, upon, under or within the Premises, or for Tenant to comply with any Environmental Laws which are the responsibility of Tenant, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Landlord shall pay for the cost or fees incurred for such environmental inspection, assessment or audit; provided, however, that to the extent such environmental inspection, assessment or audit indicates a violation of Environmental Laws by or on behalf of Tenant, Tenant shall reimburse Landlord for such incurred costs or fees as Additional Rent.

29.33.4 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.34 Development of the Project.

29.34.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this lease to the circumstances resulting from such subdivision.

29.34.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.34.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Notwithstanding the foregoing, Landlord shall, in connection with such construction, take commercially reasonable actions to minimize the levels of such noise, dust, obstruction or access, etc.

29.35 Office and Communications Services.

29.35.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.35.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36 Intentionally Omitted.

29.37 Emergency Generator. Subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, and subject to the TCCs of this Section 29.37 and Article 8 of this Lease, Tenant may install, for Tenant’s own use and at Tenant’s sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, an emergency generator and related equipment (all such equipment defined collectively as the “Emergency Generator”) in, on or adjacent to the Building (such location to be determined in conjunction with Landlord and Landlord’s reasonable requirements). The location, physical appearance and the size of the Emergency Generator shall be subject to Landlord’s reasonable approval, and Landlord may require Tenant to install screening around such Emergency Generator, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Emergency Generator, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Emergency Generator, then Tenant shall give Landlord no less than sixty (60) days prior written notice thereof. Tenant shall reimburse to Landlord the reasonable costs actually incurred by Landlord in approving such Emergency Generator. Tenant shall remove such Emergency Generator within thirty (30) days of the expiration or earlier termination of this Lease and shall repair any damage to the Building caused by such removal and return the affected portion of the Project’s parking, landscaping and driveway areas to their pre-Emergency Generator condition. Such Emergency Generator shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld. Such Emergency Generator shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

29.38 Project Amenities. To the extent Landlord has reasonable control over certain services and/or amenities located within the Project, the same shall be known as the “Project Amenities”. In the event Landlord makes any such Project Amenities available to Project tenants (other than the “Exempted Tenants”), Landlord shall make such Project Amenities available to Tenant upon TCCs no less favorable to Tenant than to such other Project tenants (other than the Exempted Tenants). For purposes of this Section 29.38, “Exempted Tenants” with regard to any particular Project Amenity, shall consist of (i) all tenants whose premises comprise, at a minimum, the entire building of the Project in which such Project Amenity is located, and (ii) Peregrine Systems, Inc.

[continued on following page]

29.39 Guaranty. This Lease is subject to and conditioned upon Tenant delivering to Landlord, concurrently with Tenant’s execution and delivery of this Lease, a guaranty (a “Guaranty”) in the form attached hereto as Exhibit G, which guaranty shall be fully executed by and binding upon Memec Group Holdings Limited (the “Guarantor”). Tenant hereby expressly waives any and all of the benefits under the second sentence of California Civil Code Section 2822(a) with respect to the Guaranty, and agrees that Landlord (not Tenant) may designate the portion of Tenant’s Lease obligations that are satisfied by a partial payment by Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By:	/s/ [ILLEGIBLE]

	Its:	Senior Vice President

By:	Jeffrey C. Hawken

	Its:	Executive Vice President, Chief Operating Officer

“TENANT”:

MEMEC, LLC,

a Delaware limited liability company

By:	/s/ DOUG LINDROTH

	Its:	CFO

By:	/s/ [ILLEGIBLE]

	Its:	Treasurer

[acknowledgment continued on following page]

ACKNOWLEDGED, AGREED AND ACCEPTED.

“GUARANTOR”

MEMEC GROUP HOLDINGS LIMITED, a company incorporated and registered in England and Wales

By:	/s/ DAVID ASHWORTH

	Its:	CEO

By:	/s/ JAMES WALLS

	Its:	CFO

EXHIBIT A

KILROY CENTRE DEL MAR

OUTLINE OF PREMISES

[ATTACHED]

EXHIBIT A

[GRAPHIC APPEARS HERE]

EXHIBIT A-1

KILROY CENTRE DEL MAR

BUILDING ELEVATIONS

(WITH BUILDING-TOP SIGNAGE, BUILDING MONUMENT SIGNAGE

AND BUILDING EYEBROW SIGNAGE INDICATED)

[ATTACHED]

EXHIBIT A-1

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

EXHIBIT A-2

KILROY CENTRE DEL MAR

RESERVED PARKING SPACE LOCATION(S)

[ATTACHED]

EXHIBIT A-2

[GRAPHIC APPEARS HERE]

EXHIBIT B

KILROY CENTRE DEL MAR

TENANT WORK LETTER

[ATTACHED]

EXHIBIT B

EXHIBIT B

KILROY CENTRE DEL MAR

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN I HE PREMISES

1.1 Base, Shell and Core of the Premises to be Constructed by Landlord. In accordance with the TCCs of this Lease, Landlord has constructed, at its sole cost and expense, the base, shell, and core of the Building, including the floors of the Building on which the Premises is located (collectively, the “Base, Shell and Core”), in accordance with those certain base-building plans and specifications attached hereto as Schedule 3, which Base, Shell, and Core shall be deemed to include the Parking Facility on the Project located adjacent to the Building, which was constructed in accordance with the plans for such Parking Facility included on Schedule 3. The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the Tenant Improvements pursuant to this Tenant Work Letter. Landlord’s initial construction pursuant to this Section 1.1, and, if applicable, Section 1.2 of this Tenant Work Letter, shall be, collectively, the “Landlord Work.” Tenant shall not be responsible for the cost of removal (and/or demolition) of those certain existing tenant improvements within the Premises designated for removal in the “Construction Drawings,” as that term is defined in this Tenant Work Letter below; provided, however, only the reasonable value of any existing tenant improvements which shall remain in the Premises (pursuant to the Construction Drawings) shall be included as “Tenant Improvement Allowance Items,” as that term is set forth in Section 2.2 of this Tenant Work Letter. Landlord and Tenant hereby acknowledge that it is anticipated that, in connection with Tenant’s construction of certain of its “Tenant Improvements” (e.g., showers, changing areas, doorways, feature stairs, mail rooms, etc.), Tenant may make, pursuant to the remaining terms of this Tenant Work Letter, minor modifications to the Base, Shell and Core.

1.2 Condition of the Premises. Landlord covenants to Tenant that, as of the Lease Commencement Date: (a) the Base, Shell, and Core shall be constructed in accordance with the Lease and this Tenant Work Letter; (b) the Building Systems shall be in good working order; (c) the Base, Shell, and Core shall comply with all applicable laws, codes, ordinances and regulations, including the Americans with Disabilities Act; (d) the Base, Shell, and Core shall comply with applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code and building material manufacturer’s specifications; and (e) there shall be no Hazardous Substances in violation of any applicable law located in, on, or about the Project, Building or the Premises, except for any Hazardous Substances brought on the Premises or Project by Tenant. If the foregoing covenants are not true and correct as of the Lease Commencement Date, as Tenant’s sole remedy, Landlord shall correct such item(s) at Landlord’s own cost and not as an Operating Expense within thirty (30) days after Landlord receives notice of such defect from Tenant (provided that any such

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notice must be delivered to Landlord within the first (1st) Lease Year); provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a tenant improvement allowance (the “Tenant Improvement Allowance”) in the total amount of Four Million Eight Hundred Twenty Thousand Seven Hundred Sixty and No/100 Dollars ($4,820,760.00) (calculated based upon Forty-Two and No/100 Dollars ($42.00) per rentable square foot of the Premises) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (collectively, the “Tenant Improvements”). Notwithstanding anything to the contrary herein, the Tenant Improvement allowance may be used by Tenant in conjunction with the initial design and construction of the Tenant Improvements relating to both the Initial Premises and the Additional Premises. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. All Tenant Improvements which are paid for, in whole or in part, with the Tenant Improvement Allowance shall be deemed Landlord’s property under the terms of the Lease. With respect to any portion of the Tenant Improvement Allowance which is not disbursed by Landlord in connection with the construction of the Initial Premises, Landlord agrees and acknowledges that (i) any such amount shall be disbursed relating to the construction of the Additional Premises, and (ii) that the Additional Premises Commencement Date is not anticipated to occur until approximately the second (2nd) anniversary of the Commencement Date of this Lease. In addition, Landlord hereby acknowledges and agrees that Landlord’s failure to disburse the Tenant Improvement Allowance with respect to the Additional Premises pursuant to the TCCs of this Tenant Work Letter shall (following the applicable notice and cure periods set forth therein) constitute a Landlord default pursuant to the TCCs of Section 19.6 of the Lease, subject to, among other things, the Tenant’s offset rights contained therein; provided, however, Tenant’s application of such offset shall not be pre-conditioned upon receipt of an award from a court or arbitrator otherwise required pursuant to such Section 19.6.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process; provided such disbursement process is reasonably approved by Tenant; provided further, however, such disbursement process shall be deemed reasonable to the extent it is materially consistent with the disbursement process previously developed and currently in use between Landlord and Reno Contracting) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, reasonable project management fees (to the extent Tenant retains a third-party project manager), payment of plan check, permit and license fees relating to construction of the Tenant Improvements, and payment of the reasonable fees incurred by, and the actual cost of reasonably required documents and materials supplied by, Landlord in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable Code; (iv) the cost of the Landlord’s Work; (v) the “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Tenant Work Letter; and (vi) the cost of Tenant’s signage, security and cabling systems, in an amount not

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to exceed $5.00 per rentable square foot of the Premises, (vii) the cost of any meters and switch gear for Tenant’s utility service, (viii) the costs associated with any commercially reasonable testing and/or inspection of the Base, Shell and Core in connection with the construction of the Tenant Improvements, and (ix) sales and use taxes.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Building Standard Tenant Improvements”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Building Standard Tenant Improvements are set forth on Schedule 2 attached hereto. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standard Tenant Improvements. Landlord acknowledges that Tenant is not required to use any of the specific Building Standard Tenant Improvements set forth on Schedule 2 and that Schedule 2 has been provided only as a means of indicating the minimum quality and quantity of the items listed thereon that will be required in the construction of the Tenant Improvements; provided, however, that with regard to the selection of finishes for the elevator lobbies within the Building, the same shall be materially consistent with the elevator lobby finishes contained in “Building 2” and “Building 3” within the Project.

2.4 Removal of Above Building Standard Tenant Improvements. “Above Standard Tenant Improvements” shall mean a configuration of the Tenant Improvements which is not usual and customary for normal occupancy for general office use; provided, however, Landlord shall identify any such Tenant Improvements (or changes thereto) as “Above Building Standard Tenant Improvements” concurrently with Landlord’s review and approval of the Approved Construction Drawings (or on a timely basis following Tenant’s request for such change/addition identified above); provided further, however, Landlord hereby acknowledges that, based upon its review of the “Final Space Plan,” as that term is set forth in Section 3.2 of this Tenant Work Letter, only “Tenant’s Particular Features,” as that term is set forth in Section 4.2 of this Tenant Work Letter, are anticipated to be designated as Above Standard Tenant Improvements. Prior to the end of the Term of this Lease, and at the written request of Landlord pursuant to Section 8.5 of the Lease, Tenant, at its sole cost and expense, shall remove from the Premises any Above Standard Tenant Improvements so identified by Landlord, and shall return the affected portion of the Premises to a building-standard “warm shell” condition as reasonably determined by Landlord. Such removal of Above Standard Tenant Improvements and requisite restoration shall be performed promptly and shall be completed by Tenant on or before the end of the Term of this Lease, and if Tenant fails to so remove any Above Standard Tenant Improvements and return the affect to the building-standard “warm shell” condition as reasonably determined by Landlord, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16 of the Lease until such work shall be completed, or (B) Landlord may do so and Tenant shall reimburse Landlord for the cost of such removal and/or restoration.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant has retained Howard-Sneed Architecture and Design (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1; which Architect has been approved by Landlord. Tenant shall retain the engineering consultants designated by Tenant and reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements; provided, however, Tenant may also cause the engineering of some of such plans and drawings to be prepared in design-build format by the applicable subcontractors. The plans and drawings to be prepared by Architect and the Engineers

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hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with industry standards for “Class-A” office building construction, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord’s approval of the Construction Drawings and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Landlord acknowledges that, to the extent reasonable given the nature of certain of Tenant’s intended Tenant Improvements, certain phases of the construction of the Tenant Improvements may be conducted on a “design-build” basis. Furthermore, each time Landlord is granted the right to review, consent or approve any space plan or construction drawings (collectively, “Consent”), such Consent shall be granted unless a Design Problem, as such term is defined below, exists.

3.2 Final Space Plan. On or before the date set forth in Schedule 1, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval. Landlord shall advise Tenant within three (3) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect (based upon a commercially reasonable standard). Landlord shall set forth with reasonable specificity in what respect the Final Space Plan is unsatisfactory or incomplete. It shall be deemed commercially reasonable for Landlord to disapprove a submitted Final Space Plan for the following reasons: (i) such Final Space Plan would have an adverse effect on the structural integrity of the Building; (ii) such Final Space Plan fails to comply with applicable Code and or other applicable governmental regulations; (iii) such Final Space Plans would have an adverse effect on the systems and equipment of the Building; or (iv) such Final Space Plan would have an adverse effect on the exterior appearance of the Building (individually or collectively, a “Design Problem”). If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord. Landlord’s failure to object to the Final Space Plan within such three (3) business days shall constitute Landlord’s approval of the Final Space Plan.

3.3 Final Working Drawings. On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Following Landlord’s approval of the applicable Final Space Plan, Tenant, the Architect and the Engineers shall complete (except to the extent certain construction is being completed on a “design-build” basis) the Final Working Drawings for the applicable

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phase of the Tenant Improvements in a form which is sufficient to allow contractors to bid on the work and to obtain all applicable permits and shall submit the same to Landlord for Landlord’s approval. The Final Working Drawings may be submitted in one or more stages at one or more times, provided that Tenant shall ultimately supply Landlord with four (4) completed copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) business days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in Section 3.4, below of this Tenant Work Letter, to the extent the Final Working Drawings contain a Design Problem, or (iii) disapprove and return the Final Working Drawings to Tenant with requested revisions to the extent the Final Working Drawings contain a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within three (3) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved. Landlord’s failure to timely respond to Tenant within any applicable response period referenced herein shall be deemed Landlord’s approval of the Final Working Drawings.

3.4 Permits. The Final Working Drawings which have been approved by Landlord prior to the commencement of the construction of the Tenant Improvements shall be defined to be the “Approved Working Drawings”. Tenant shall immediately submit the Approved Working Drawings (or cause the same to be submitted) to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1; provided, however, Tenant may submit preliminary working drawings to the appropriate municipal authorities to expedite the receipt of such Permits. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant’s responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed except to the extent necessary to eliminate a Design Problem.

3.5 Change Orders. In the event Tenant desires to materially change the Approved Construction Drawings, Tenant shall deliver Notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Construction Drawings. Landlord shall, no later than four (4) business days after receipt of a Drawing Change Notice related to a Tenant Change affecting the Building structure, and no later than three (3) business days after receipt of the Drawing Change Notice related to a Tenant Change which does not affect the Building structure, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a Notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change contains a Design Problem. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the Tenant Improvement Allowance has not been depleted, such payment shall be made out of the Tenant Improvement Allowance, but in such event there shall be a corresponding adjustment made to the “Final Costs” and the “Over-Allowance Amount,” as those terms are defined in Section 4.3.1 below, in connection with the application of the second to last sentence of said Section 4.3.1.

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3.6 Time Deadlines. Tenant and Landlord shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines.

3.7 Design Build. As set forth above, to the extent reasonable given the nature of certain of Tenant’s intended Tenant Improvements, the same may be constructed on a “design-build” basis. All design-build drawings provided by subcontractors shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) prior to the start of construction and prior to submittal to the applicable municipal agencies for permits.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor; Subcontractors.

4.1.1 Contractor. Subject to Tenant’s “Contractor Bidding Election”, Landlord shall retain Reno Contracting as the contractor (the “Contractor”) to construct the Tenant Improvements. Notwithstanding the foregoing, in the event Tenant delivers written notification of its election to Landlord on or before September 23, 2002 (the “Contractor Bidding Election”), Landlord shall solicit bids from (i) Reno Contracting, and (ii) two other contractors who are reasonably acceptable to Landlord for the construction of the Tenant Improvements (collectively, the “Bidding Contractors”). Thereafter, pursuant to the procedure set forth in Section 4.2, below, the Bidding Contractor with the lowest bid (unless otherwise mutually agreed by Landlord and Tenant) shall be retained by Landlord as the Contractor and shall construct the Tenant Improvements. To the extent that Tenant initiates the Contractor Bidding Election, any delay to the date of Substantial Completion of the Premises resulting from such bidding process shall be deemed a “Tenant Delay” pursuant to Section 5.2 of this Tenant Work Letter. In addition, in the event the Contractor is not Reno Contracting, to the extent the construction schedule for the construction of the Tenant Improvements (the “Construction Schedule”) by the selected Bidding Contractor is longer than the Construction Schedule contained in Reno Contracting’s bid, the difference in the number of days of such Construction Schedules shall also be deemed a Tenant Delay. In any event, a list identifying the construction warranties to be provided by the retained Contractor shall be provided to Tenant promptly following such Contractor’s retention.

4.1.2 Subcontractors. Contractor shall obtain a minimum of three (3) qualified bids per “major” trade with regard to the construction of the Tenant Improvements. Thereafter, the subcontractors, laborers, materialmen and suppliers with the lowest bid (unless otherwise mutually agreed by Landlord and Tenant) shall be retained and used by Contractor in the construction of the Tenant Improvements (collectively, the “Subcontractors”); provided, however, the “major” Subcontractors shall be subject to the approval of Tenant, provided Tenant may only reject a proposed major Subcontractor to the extent Tenant has reasonable grounds to recommend not using such Subcontractor.

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4.2 Cost Proposal. After the Approved Working Documents are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). The Cost Proposal provided to Tenant for its review and approval shall not, unless otherwise requested by Tenant or with regard to Tenant’s Particular Features, include any overtime charges from the Contractor or any subcontractors. In addition, the schedule provided to Tenant with regard to the construction of the Tenant Improvements shall not, unless otherwise requested by Tenant or with regard to Tenant’s Particular Features, include overtime charges and any overtime charges incurred with regard to such construction (except to the extent resulting from any Tenant request for expediting the schedule or relating to Tenant’s Particular Features) shall be the sole responsibility of Landlord and shall not be deducted from the Tenant Improvement Allowance. For purposes of this Tenant Work Letter, “Tenant’s Particular Features” shall mean (A) the multi-floor feature staircase and the modifications to the Base, Shell and Core related thereto, (B) the Building lobby, (iii) the showers and lockers, and (iv) any other new feature included in the Approved Working Drawings which is particular to Tenant’s use (as opposed to being consistent with a general office use). Notwithstanding the foregoing, to the extent the Contractor is selected following the bidding process initiated by Tenant’s Contractor Bidding Election, the “Cost Proposal” shall, for purposes of this Tenant Work Letter, consist of (i) the bid from the Bidding Contractor that submits the lowest bid (or of the selected Contractor if mutually agreed by Landlord and Tenant), and (ii) as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements. Tenant shall approve the Cost Proposal and shall deliver the Cost Proposal to Landlord within five (5) business days of receipt of the Cost Proposal from Landlord, and thereafter Landlord shall be released by Tenant to (i) retain the Contractor, and (ii) purchase the items set forth in the Cost Proposal and commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date.”

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant and Landlord shall identify the amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be delivered from Tenant to Landlord (on a pro-rata basis, based upon the percentage of the Tenant Improvement completed) within fifteen (15) days of Tenant’s receipt of an invoice for such portion of the Over-Allowance Amount. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs (above the cumulative amount of the Tenant Improvement Allowance and the then-existing Over-Allowance Amount) which arise in connection with such revisions, changes or substitutions or any other additional costs shall be added to such Over-Allowance Amount and shall be delivered from Tenant to Landlord in accordance with the preceding sentence. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base, Shell and Core (as contrasted with the Tenant Improvements), and if Landlord (in its commercially reasonable discretion) agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor. Tenant shall pay all direct architectural and/or engineering fees in connection therewith, plus a reasonable administration fee to Landlord; provided, however, in no event shall such administrative fee exceed $250.00 with regard to any particular Base, Shell and Core alteration.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor,

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and Tenant shall pay from the Tenant Improvement Allowance a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) one percent (1%) and (ii) an amount equal to (A) the Tenant Improvement Allowance, plus (B) the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter), less (C) the costs attributable to the Tenant Improvement Allowance Items set forth in Section 2.2(i), (iii) and (v).

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements and shall cause Tenant to be named a third-party beneficiary under the construction agreement with the Contractor, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements; provided, however, in connection with such assignment, Landlord shall deliver to Tenant copies of all such Contractor provided warranties within ninety (90)-days following the Substantial Completion of the Premises.

4.3.4 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications (including all working drawings) for the Tenant improvements.

4.3.5 Meetings. Tenant and Landlord shall hold regular meetings at a reasonable time (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant on the Project site, or as otherwise mutually agreed by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents (to the extent reasonably necessary) shall attend such meetings. In addition, minutes shall be taken at all such meetings by Contractor, a copy of which minutes shall be promptly delivered to Landlord and Tenant. One such meeting each month shall include the review of Contractor’s (and to the extent applicable, Tenant’s) current request for payment.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings to the extent (i) a Certificate of Occupancy (or, if applicable, a Temporary Certificate of Occupancy) has been issued for the Premises, (ii) all Building Systems are in a good working order reasonably necessary to support the operation of the Permitted Use from the Premises, and (iii) such Tenant Improvements in the Premises are materially complete, with the exception of standard industry punch list items.

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5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1, above. To the extent there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of

5.2.1 Tenant’s failure to comply with the applicable Time Deadlines (it being acknowledged that this Section 5.2.1 shall not apply to Time Deadline “D” which relates to Contractor’s commencement of construction of the Tenant Improvements);

5.2.2 Tenant’s triggering of the Contractor Bidding Election;

5.2.3 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.4 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.5 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.6 Tenant’s request for changes in the Approved Working Drawings;

5.2.7 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

5.2.8 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

5.2.9 Any other acts or omissions of Tenant, or its agents, or employees; then such delay or delays shall be known collectively as the “Tenant Delays”; provided, however, Tenant Delays shall not include any delays to the extent caused by Landlord or Landlord’s agents; provided further, that with regard to any Tenant Delays as a result of Section 5.2.4 and Sections 5.2.6 through 5.2.9, no such Tenant Delay shall be deemed to have occurred unless and until Landlord provides written notice of the anticipated or resulting delay, and Tenant fails to cure or otherwise prevent such delay from occurring within the two (2) days following such notice. In the event of any such Tenant Delays, then notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, (i) the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delays had occurred, and (ii) for purposes of Section 3.2 of the Lease, the date the Premises are “Ready for Occupancy” shall be deemed to be the date such “Ready for Occupancy” would have occurred if no Tenant Delays had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises up to sixty (60) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data

EXHIBIT B

and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Freight Elevators. Landlord shall make the elevators (including any freight elevator) reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3 Tenant’s Representative. Tenant has designated Mr. George Evans as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4 Landlord’s Representative. Landlord has designated Mr. Randy Jackson as “Project Manager” who shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises. With regard to all matters involving such Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord’s agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for Above Standard Tenant Improvements, Landlord’s approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

6.5 Labor Harmony. Tenant shall use commercially reasonable efforts to use contractors, services, workmen, labor, materials or equipment in a manner that minimizes any disturbance to labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.

6.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of an economic default as described in the Lease, or an economic default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B

SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

Dates		Actions to be Performed
A.	September 18, 2002	Final Space Plan to be completed by Tenant and delivered to Landlord.

B.	October 18, 2002	Tenant to submit Construction Drawings (in a form reasonably complete to initiate the permitting process) to the City to commence permitting process.

C.	October 30, 2002	Tenant to deliver Final Working Drawings to Landlord.

D.	November 7, 2002	Contractor shall commence construction of the Tenant Improvements.

E.	December 10, 2002	Tenant to deliver Permits to Contractor.

F.	Five (5) business days after the receipt of the Cost Proposal by Tenant	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

SCHEDULE 1 TO

EXHIBIT B

SCHEDULE 2 TO EXHIBIT B

BUILDING STANDARD TENANT IMPROVEMENTS

[ATTACHED]

SCHEDULE 2 TO

EXHIBIT B

SCHEDULE 2

STANDARD IMPROVEMENT PACKAGE

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

1.0	PARTITIONS

1.1	1 Hour Partition: (One-Hour Rated Assembly)

a.	Provide metal studs at walls & sub-ceiling (where indicated as a “tunnel” assembly): size, gauge and spacing per details illustrated on drawings.

b.	5/8” Type “X” gypsum board, one layer each side, attached to studs with screws as required by code and as recommended by the Gypsum Association.

c.	Continuous fire tape at all joints to maintain fire rated assembly.

d.	All physical penetrations through fire rated assembly shall be sealed with UL Listed and approved sealant compounds.

e.	All mechanical duct penetrations through one-hour assemblies shall be fitted with 20-minute rated combination smoke/fire dampers. Such assemblies shall be tied to the central fire alarm system as required by code.

f.	Diagonal bracing shall be installed per details illustrated on drawings.

g.	Install metal casing beads at all exposed corners and edges, as applicable.

h.	All joints and surfaces shall be taped and sanded smooth to receive primer and paint or wallcovering (Note: no texture on painted walls; all painted surfaces shall be “smooth”).

1.2	2 Hour Partition: (Two-Hour Rated Assembly)

a.	Provide metal studs at walls & sub-ceiling (where indicated as a “tunnel” assembly): size, gauge and spacing per details illustrated on drawings.

b.	5/8” Type “X” gypsum board, two layers each side, attached to studs with screws as required by code and as recommended by the Gypsum Association. Second layer of gypsum board shall be installed at right angles over the first layer with joints staggered.

c.	Continuous fire tape at all joints to maintain fire rated assembly.

d.	All physical penetrations through fire rated assembly shall be sealed with UL Listed and approved sealant compounds.

e.	All mechanical duct penetrations through one-hour assemblies shall be fitted with 90-minute rated combination smoke/fire dampers. Such assemblies shall be tied to the central fire alarm system as required by code.

f.	Diagonal bracing shall be installed per details illustrated on drawings.

g.	Install metal casing beads at all exposed corners and edges, as applicable.

h.	All joints and surfaces shall be taped and sanded smooth to receive primer and paint or wallcovering (Note: no texture on painted walls; all painted surfaces shall be “smooth”).

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

1.3	Standard Interior Office Partition:

a.	Provide 2-1/2”-25 gage metal studs at 16” O.C. at walls (or as otherwise noted) per details illustrated on drawings.

b.	5/8” standard gypsum board, one layer each side, attached to studs with screws as required by code and as recommended by the Gypsum Association.

c.	Partition height shall extend to underside of suspended acoustical ceiling grid (+10’-0” AFF, nominal); or shall extend 6” above ceiling and plane. Refer to wall types and referenced details illustrated on drawings.

d.	Partitions terminating at curtainwall and/or storefront framing systems shall receive a continuous neoprene sound gasket between the million and the metal wall trim cap.

e.	Diagonal bracing shall be installed per details illustrated on the drawings.

f.	Install metal casing beads at all exposed corners and edges, as applicable.

g.	All joints and surfaces shall be taped and sanded smooth to receive primer and paint or wallcovering (Note: no texture on painted walls; all painted surfaces shall be “smooth”).

1.4	Standard Interior Office Acoustical Partition:

a.	Provide 2-1/2”-25 gage metal studs at 16” O.C. at walls (or as otherwise noted) per details illustrated on drawings.

b.	5/8” standard gypsum board, one layer each side, attached to studs with screws as required by code and as recommended by the Gypsum Association.

c.	Partition height shall extend from floor slab to underside of metal or roof deck above (+13’-6” AFF, nominal). Refer to wall types and referenced details illustrated on drawings.

d.	Partitions terminating at curtainwall and/or storefront framing systems shall receive a continuous neoprene sound gasket between the mullion and the metal wall trim cap.

e.	Provide continuous bead of acoustical sealant between bottom edge of gypsum board panels and floor slab. Cut gypsum board panels at top of wall to fit undulations of metal deck structures and seal all gaps with drywall taping compound.

f.	Install R-8 unfaced fiberglass sound batts in cavity between studs, full height of partition.

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

2.0	COLUMN COVERS, CORE WALLS, PERIMETER SOFFITS

a.	Provide either 1-1/2” or 2-1/2”-25 gage metal studs at 16” O.C. (or as otherwise noted or configured) per details illustrated on drawings.

b.	Furnish and install 5/8” standard gypsumboard, one layer around interior and perimeter columns, attached to studs with screws as required by code and as recommended by the Gypsum Association.

c.	Provide and install R-8 unfaced sound batt insulation at all furred columns where plumbing lines occur, typical.

d.	All joints and surfaces shall be taped and sanded smooth to receive primer and paint or wallcovering (Note: no texture on painted walls; all painted surfaces shall be “smooth”).

3.0	DOORS, FRAMES, HARDWARE

3.1	One-Hour Corridor Door Assembly:

a.	Doors shall be Weyerhaeuser Architectural Doors, Solid Core Wood Veneer Door with matching edges, 20 minute rated, 3’-0” x 8’-10” x 1-3/4” (U.N.O.). Doors shall conform to A.W.I. standards and carry a lifetime guarantee. Doors shall be pre-finished with Weyerhaeuser Plain Sliced Cherry with Standard Finish 28-95 “Toast”. All applicable listing labels shall be provided and securely fastened to doors.

b.	Aluminum door frames shall be Western Integrated Manufacturing, throat size as varies with partition type and thickness, minimum 20 minute rated with applicable listing labels provided and securely fastened to frame. Color: Black Anodized.

c.	Hardware:

i.	Single

4 each Butts

1 each Lockset

1 each Closer

1 each Stop

1 each Smokeseal

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

ii.	Pair

8 each Butts

2 each Closer

1 each Lockset

1 each Dummy

1 pair Flushbolt

1 each Coordinator

1 each Astragal

2 each Stop

2 each Smokeseal

1 each Dustproof Strike

2 each Electro Magnetic Hold Open

3.2	Interior Door Assembly:

a.	Doors shall be Weyerhaeuser Architectural Doors, Solid Core Wood Veneer Door with matching edges. 3-0” x 8’-10” x 1-3/4” (U.N.O.). Doors shall conform to A.W.I. standards and carry a lifetime guarantee. Doors shall be pre-finished with Weyerhaeuser Plain Sliced Cherry with Standard Finish 28-95 “Toast”. All applicable listing labels shall be provided and securely fastened to doors.

b.	Aluminum door frames shall be Western Integrated Manufacturing, throat size as varies with partition type and thickness. Color: Black Anodized.

c.	Hardware:
i.	Single

4 each Butts

1 each Latchset

1 each Stop

ii.	Single Locking

a.	All the above. In place of latchset, provide lockset.

iii.	Single with Closer

a.	All the above, plus closer.

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

iv.	Pair

8 each Butts

2 each Closer

1 each Latchset

1 each Dummy

1 pair Flushbolt

1 each Coordinator

1 each Astragal

2 each Stop

1 each Dustproof Strike

4.0	SUSPENDED GRID CEILINGS

4.1	General Installation Requirements:

a.	Install ceiling under the supervision of an experienced superintendent. Consult with and coordinate installation with other trades. Install ceiling using laser level within a tolerance of 1/8” in 12 feet in any direction.

b.	Pattern: Unless otherwise indicated or specified, install ceilings in a regular pattern without border, joint lines parallel to walls. Install acoustical units symmetrically about centerlines of each room or space (unless specifically noted otherwise on drawings), avoiding narrow units at walls.

c.	Framing for Lighting and Mechanical Fixtures: Obtain necessary data from other trades and provide additional hanger wire and framing in suspended grids as required to support lighting and mechanical fixtures.

d.	Lateral Bracing: Lateral bracing for suspended ceiling must be provided (UBC Table 23-J). Where ceiling loads are less than 5PSF and not supporting interior partitions, ceiling bracing shall be provided by four (4) No. 12 gauge wires secured to the main runner within 2 inches from the cross runner intersection and splayed 90 degrees from each other at an angle not exceeding 45 degrees from the plane of the ceiling. These horizontal restraint points shall be placed 12 feet o.c. in both directions with the first point within 4 feet from each wall. Attachment of the restraint wires to the structure above shall be adequate for the load imposed.

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

e.	Hanger Wires: Space wires at maximum 48” centers along main tees and connect to structure above. Provide: 2 safety wires per mechanical diffuser, 2 per light fixture and 4 at main runner within 3” of fixture.

f.	Ceiling Offsets: Provide trim pieces and/or accessories where illustrated on drawings or as necessary to properly finish or transition offsets or ceiling breaks.

g.	Seismic Bracing: Provide splayed bracing wires as shown and required by the Uniform Building Code. Provide compression struts at 12’-0” o.c., both directions fastened to the main runner and a structural member above. Repair, Clearing and Completion: Remove and replace all discolored, broken or damaged materials. Completed ceilings shall present a smooth level surface free of edge or corner offsets, cupping, scratches, gouges or other defects. Clean exposed surfaces and remove foreign matter.

4.2	2 x 2 Acoustical Ceiling:

a.	Suspension Grid: Armstrong, “Suprafine” XL 9/16” Exposed Tee.

b.	Ceiling Tile: Armstrong, “Hi-LR Ultima” RH90 2 x 2 #1792 beveled regular lay in.

c.	Ceiling heights vary and are as noted on plans.

4.3	Drywall Ceiling:

a.	Carrying channel at 24” on center.

b.	1-1/2” cold-rolled carrying channel at 48” on center with hanger wire spaced a maximum of 48” on center along carrying channel.

c.	5/8” gypsum wallboard.

d.	Seismic bracing as required per the Uniform Building Code and as noted on drawings.

e.	All joints and surfaces shall be taped and sanded smooth to receive primer and paint. (Note: no texture; all painted surfaces shall be “smooth”).

f.	Locate all mechanical and electrical equipment requiring access in 2’ x 2’ lay-in ceiling to avoid access doors in gypsum board ceilings, where possible.

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

5.0	FINISHES

NOTE:	Provide cuttings, brush-outs, samples, etc. of actual dye lots, or production runs for Architect’s and Interior Designer’s approval.

5.1	Paint:

a.	Provide paint color as specified on finish plans – one (1) coat primer base, two (2) coats flat water base latex acrylic.

5.2	Carpet:

a.	Standard multicolored loop tenant improvement carpet shall be:

Face weight: 32 oz;

Guage: 1/10 inch;

Backing: Action Bac. Direct glue installation.

b.	Standard cut pile tenant improvement carpet shall be:

Face weight: 32 oz;

Guage: 1/10 inch;

Backing: Action Bac. Direct glue installation.

5.3	Vinyl Composition Tile:

a.	Vinyl composition tile (VCT) shall be: Armstrong, “Imperial Texture”. Color as selected from standard range.

5.4	Resilient Sheet Flooring:

a.	Resilient sheet flooring shall be: Armstrong. “Standard Excelon”. Colors as selected from standard range.

5.5	Rubber Base:

a.	Rubber base shall be: Roppie. 4” topset: straight base at carpeted areas and coved at all hard surface areas. Colors as selected from standard range.

SCHEDULE 2

TENANT IMPROVEMENT STANDARD SPECIFICATIONS	KILROY CARMEL CENTER

CARRIER JOHNSON PROJECT NO. 4246.00	May 4, 1999 (DRAFT)

6.0	MILLWORK

11.0	General:

a.	See millwork plans, details and notes for configuration and fabrication specifications.

b.	Millwork shops drawings shall be WIC approved.

c.	All fabrications shall conform to WIC standards for “Premium Grade” U.N.O. and be certified as such.

d.	Submit shop drawings, samples, finishes for Architect’s and Interior Designer’s approval prior to fabrication and installation.

SCHEDULE 2

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

SECTION 15300 – FIRE PROTECTION SYSTEMS

A.	GENERAL

All work shall be in strict conformance with but not limited to:

Uniform Plumbing Code

Uniform Building Code

Uniform Fire Code

Local Fire Department Regulations

National Fire Protection Association

All other Authorities Having Jurisdiction

B.	SCOPE OF WORK

1.	Work included:

a.	This contract shall include all work necessary for a complete automatic fire sprinkler system for the tenant improvement of the shell building.

b.	The shell building includes necessary standpipes, tamper switches, flow and alarm switches and alarm bell.

B.	SYSTEM REQUIREMENTS

1.	The entire tenant improvement of the building shall be provided with a hydraulically calculated automatic fire sprinkler system for each occupancy classification.

2.	Minimum densities for areas of coverage shall be determined by the City of San Diego Fire Department. Hydraulically calculate water protection systems. Form sheets, summary sheets, detailed work sheets and graphs shall be in strict accordance with the required and advisory provisions of NFPA 13, 7-3.

3.	Tenant spaces shall be sized for Ordinary Hazard Group 1.

4.	The system shall be designed for earthquakes and shall include all materials necessary to provide the system complete and ready for use. Design and install the system to give full consideration to blind spaces, piping, electrical equipment, ductwork and other construction and equipment in accordance with detailed drawings to be submitted for approval.

5.	Devices and equipment for fire protection service shall be UL listed and FM approved for the specific purpose for which the item is used in sprinkler systems.

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – FIRE PROTECTION
May 4, 1999	-9-	PAGE 15300 – 1

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

C.	MATERIALS

1.	Buned pipe and fittings: N/A

2.	Above ground pipe and fittings:

a.	2-inch and smaller: ASTM A53 or ASTM A135 Schedule 40 black steel pipe with ANSI B16.3 Class 150 malleable iron threaded fittings. Dynaflow or equal.

b.	2 ½-inch and larger: ASTM A135 Schedule 40 black steel pipe with ANSI B16.3 Class 150 malleable iron threaded fittings. Dynaflow pipe, or rolled groove pipe with mechanical joint grooved coupling fittings; or ASTM A135 Schedule 10 welded steel pipe with rolled groove ends and mechanical joint grooved coupling fittings. Cut grooving of pipe will not be permitted.

c.	Flanged fittings: ANSI B16.1 Class 125 cast iron.

d.	Flanges: ANSI B16.1 Class 125 cast iron.

3.	Gate Valves:

a.	4-inch and larger: UL listed and labeled, FM approved, 175 psi OS&Y type, iron body, bronze mounted.

b.	3-inch and smaller. UL listed and labeled, FM approved, 175 psi OS&Y type, bronze body gate with solid wedge.

4.	Check Valves: UL listed and labeled, FM approved, 175 psi iron body, bronze mounted, horizontal swing check valve with bolted bonnet and flanged end connections. Check valves shall be designed for replacement of internal parts without removal of valve body from piping with the exception that wafer check valves may be used with freestanding Fire Department Connections.

5.	Butterfly Valves: UL listed and labeled, FM approved, 175 psi bronze body, threaded ends, stainless steel disc and stain, two inch maximum pipe size with integral tamper switch, and geared slow-close mechanism.

6.	Drain Valve: UL listed and labeled, FM approved, 175 psi bronze body gate valve, OS & Y type, solid wedge bronze disc, or class 150, 400 lb. WWP, conventional port, bronze, two-piece construction ball valve.

7.	Sprinkler Heads:

a.	Spacing and number of heads shall comply with recommendations of NFPA 13 for type of occupancy involved.

b.	Sprinkler Heads: UL listed and labeled and FM approved for installation in the hazard classification as indicated and by the agencies listed above: 165 degree F rated fusible link, ½ inch orifice, standard response.

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – FIRE PROTECTION
May 4, 1999	-10-	PAGE 15300 – 2

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

1.	Finished ceiling Areas: Recessed, chrome-plated brass pendant heads, matching chrome plated adjustable metal escutcheon.

2.	Exposed Piping: Upright or pendant type; natural brass finish.

D.	EQUIPMENT

1.	N/A

END OF SECTION

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – FIRE PROTECTION
May 4, 1999	-11-	PAGE 15300 – 3

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

SECTION 15400 – PLUMBING SYSTEMS DESCRIPTIONS

A.	GENERAL

All work shall be in strict conformance with but not limited to:

Uniform Plumbing Code

Uniform Building Code

Uniform Fire Code

Local Fire Department Regulations

National Fire Protection Association

All other Authorities Having Jurisdiction

B.	SCOPE OF WORK

1.	Work included:

a.	This contract shall cover all plumbing systems for the tenant improvement design. Utilities shall be connected to and extended from points-of-connection from the original building shell.

b.	Piped utilities required by the installation of HVAC equipment/systems for the tenant improvements to the building.

2.	Work Excluded:

a.	Plumbing sanitary and vent mains, potable water mains, condensate drains for building shell rooftop units, roof and storm water mains, shell toilet rooms and janitors closets.

B.	SYSTEM REQUIREMENTS

1.	Principal systems to be included in the tenant design:

a.	Convenience sinks required by tenant for lunch/coffee rooms. With local instahot water heater.

b.	Potable cold water for drinking fountain system throughout the building.

c.	All drain piping from any HVAC equipment installed as part of the tenant improvement that would generate condensate.

d.	An hydraulically calculated automatic fire sprinkler system, extended from the building shell to be installed in the tenant improvement ceilings.

2.	Materials:

a.	Soil Waste and Vent Above Ground: Service-weight, no-hub cast-iron pipe and fittings.

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – PLUMBING
May 4, 1999	-12-	PAGE 15400 – 1

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

b.	Soil, Waste and Vent Below Ground and to 5’-0” Outside of Building: Service-weight, cast-iron hub & spigot pipe and fittings.

c.	Water and Condensate Drain Piping Above Ground: Type “M” hard-drawn copper type, ASTM B88, and wrought copper fittings, ANSI B1 6.22. All hot water supply piping shall be insulated with 1 inch thick fiberglass insulation for sizes up to 2-1/2 inch size, 1-1/2 inch thick above 2-inch size piping. Condensate drain piping above ceilings shall be insulated.

d.	Water Piping Below Ground 4-inches and Smaller: Type “K” hard-drawn copper tubing, ASTM B88, and wrought copper fittings ANSI B 18.22, silver brazed joints.

e.	Natural Gas Piping: Buried piping shall be Polyethylene (P.E.) per ASTM D2513, Above grade shall be Schedule 40 black steel pipe per ASTM D2513.

f.	Indirect Drains: Type “M” copper fittings, ANSI B16.22, solder joint type. Insulate with Manville Micro-Lok 650AP.

3.	Equipment

a.	N/A

4.	Plumbing Fixtures:

a.	Sinks as required and described in architectural floor plans. If no description is provided, install 20 gage stainless steel sink with standard single lever faucet.

b.	Electric Water Cooler: Barrier-free, wall hung water cooler with push bar control and equipped for handicap usage.

5.	Drains:

a.	N/A

END OF SECTION

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – PLUMBING
May 4, 1999	-13-	PAGE 15400 – 2

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

SECTION 15800 – HEATING VENTILATING AND AIR CONDITIONING SYSTEMS DESCRIPTIONS

A.	CODES AND REGULATIONS

All work shall be in strict conformance with but not limited to:

Uniform Mechanical Code – UMC 1997

Uniform Building Code – UBC 1997

CEC Title 24 Energy Standards

Fire Department Regulation

City of San Diego Requirements

All other Authorities Having Jurisdiction

B.	SCOPE OF WORK

1.	Tenant Improvement (TI) Work:

a.	All main air moving equipment including all air handling units, exhaust fans, hot water boilers and pumps, variable air volume with hot water reheat terminals for the building core and all associated vertical ductwork and heating hot water piping, and DDC control backbone will be installed as part of the shell work. Five rooftop VAV units, one per floor are provided with cooling only, and are based on a nominal 350 st/ton.

b.	Tenant shall provide all extensions of duct, piping, electronic VAV boxes, DDC thermostats, control power and wiring, smoke/fire dampers, diffusers and grilles for all tenant improvements. Any specialty tenant requirement, such as Kitchen exhaust will be designed and installed during the TI work.

c.	All controls associated with the operation of the VAV boxes, rehat coils and equipment added as TI work including sub-control panels and thermostats required for the environmental controls will be done as part of the TI work.

C.	ENVIRONMENTAL DESIGN CONDITIONS

The following criteria will be used for sizing the heating and cooling plants:

1.	Outdoor Ambient Design Conditions:

Summer (mean 0.5%)	83°F dB 69°F wB 13°F dB outdoor daily range
Winter (0.2%)	42°F dB

Note 88°F dB, 70°F wB is the 0.1% mean temperature: we assume the less conservative 0.5% temperature is acceptable for this project.

2.	Indoor Conditions for Air Conditioned Area:

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – MECHANICAL
May 4, 1999	-14-	PAGE 15800 – 1

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

All floors	70°F dB ± 2°F dB (winter) 72°F dB ± 2°F dB (Summer) 80% RH (no low and humidity control)

Electrical Telecommunication Rooms:	No Temperature Control – Ventilation Only – if Tenant Equipment mounted within a room requires a controlled environment, it shall be provided as part of the TI.

D.	VENTILATION AIR REQUIREMENTS

Outdoor air for ventilation will be based on the American Society of Heating Ventilation and Air Conditioning Engineers (ASHRAE) Standard 62-1989. Ventilation for Acceptable Indoor Air Quality.

E.	ENERGY USE AND CONSERVATION

The Energy Efficiency Standard, Title 24, will be used as the basis of the design.

E.	HEATING HOT WATER SYSTEM

1.	The heating for the building will be by hot water, generated on site by a rooftop boiler plant. The boilers, pumps and controls will be installed as part of the building shell, along with valved riser system to each floor.

2.	Tenant improvement shall extend the heating hot water system to heating coils at each VAV terminal with automatic flow control valves, two way solenoids and a three way valve at four of the most remote VAV boxes on each floor.

3.	Heating hot water piping shall be type M copper with wrot fittings, insulated.

G.	MISCELLANEOUS VENTILATION/EXHAUST SYSTEMS

The following exhaust system will be installed within the scope of the shell building design, it is assumed that ambient outside air (1) and building air (2) (3) shall provide makeup air to the exhausted area:

(1)	Elevator Machinery Room on roof.

(2)	Electrical/telecom Rooms.

(3)	Janitors closets.

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – MECHANICAL
May 4, 1999	-15-	PAGE 15800 – 2

KILROY CARMEL CENTER	BUILDING STANDARD TENANT
SAN DIEGO, CA	IMPROVEMENT SPECIFICATION

H.	TI CONTROLS

1.	An electronic direct digital control (DDC) system shall incorporate stand alone, remote control units at each of the new air handling units. Electronic digital control will be provided at the zone level.

2.	The controls will automatically operate the HVAC system and provide the necessary changeover commands for the occupied and non-occupied temperature and ventilation schedules. The system shall provide the necessary monitoring, alarm, and by-pass for efficient energy management.

I.	Specification Sections

The following specification sections will be provided:

1.	Division 15

a.	Section 15010 Mechanical General Requirements

b.	Section 15060 Hangers and Supports

c.	Section 15090 Mechanical Identification

d.	Section 15240 Vibration and Seismic Isolation

e.	Section 15250 Mechanical Insulation

f.	Section 15500 HVAC Pumps, Piping, Valves, and Accessories

g.	Section 15850 Ductwork and Accessories

h.	Section 15900 HVAC Controls

i.	Section 15990 Testing, Adjusting and Balancing

END OF SECTION

PRELIMINARY DRAFT	SCHEDULE 2	DIVISION 15 – MECHANICAL
May 4, 1999	-16-	PAGE 15800 – 3

Section 18050	BASIC ELECTRICAL REQUIREMENTS

PART 1	GENERAL REQUIREMENTS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions and Division 1 are part of this section and the contract for this work and apply to this section as fully as if repeated herein. This section, 18050, applies to all Division 18 categories.

1.1.2	Reference to other sections: The applicable requirements from other Division 18 sections shall form a part of the electrical work and each section shall be referenced to the other sections.

1.2	EXPLANATION OF DRAWINGS

1.2.1	These construction documents are intended to be diagrammatic and reflect the scope, quality, and character of the work to be performed: all miscellaneous materials and work, though not specifically mentioned, shall be furnished and installed by the Contractor.

1.2.2	The Contractor shall confirm sizes, dimensions, weights and locations of all equipment prior to installation. Dimensioned architectural drawings shall take precedence over diagrammatic layouts shown on these contract documents.

1.2.3	The specifications and the drawings are an integral document and shall be considered complementary to each other, in the case of a conflict between the specifications and the drawings, the more constricting condition shall be enforced.

1.2.4	The Contractor shall be responsible for reporting any discrepancies, errors, or omissions noted prior to bid.

1.2.5	It is the intent of the drawings to indicate schematic routing and placement of devices, fixtures, equipment and conduit. Exact locations shall be dimensioned on these documents or in other trade documents (architectural, mechanical, etc.). Offsets, elbows, or extensions shall be furnished and installed by the Contractor as necessary to avoid structure, piping, clearances and to provide a complete and workmanlike installation.

1.3	QUALITY ASSURANCE

1.3.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.3.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

1.	American Disabilities Act

2.	American National Standards Institute

3.	American Society for Testing and Materials

4.	Institute of Cable Engineers Association

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-17-	18050-1

5.	Institute of Electrical and Electronic Engineers

6.	Local Code Enforcement Agency Requirements

7.	National Electrical Code

8.	National Electrical Contractor’s Association

9.	National Electrical Manufacturer’s Association

10.	National Electrical Testing Association

11.	National Fire Protection Association

12.	Underwriters’ Laboratories, Inc.

13.	Uniform Building Code

No requirements of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the Contractor.

1.3.3	All items shall be listed by Underwriter’s Laboratories and shall bear the U.L. label.

1.3.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.3.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the Contractor.

1.4	SUBMITTALS

1.4.1	Shop drawings for materials, equipment, devices, fixtures, and systems shall be submitted by the Contractor for review within 30 days after award of the contract. In addition to the requirements for submittals stated herein, the Contractor shall be responsible for compliance with the requirements of Division 1.

1.4.2	The Contractor shall bear the responsibility for any materials installed which were not submitted for review or not installed in compliance with the review comments and the contract documents.

1.4.3	Verbal authorization of submittal documents or changes to the requirements of the contract documents shall not be acceptable. All submittal material must be documented in a written format.

1.4.4	All submittal packages must be submitted at one time and in accordance with the specification section appropriate for the material. All packages must be identical and clearly labeled indicating the specification section, project name, submittal date, Contractor’s name, Engineer’s name, preparer’s name and submission version (first submission, resubmission #1, etc.).

1.4.5	Product catalog cutsheets and descriptive literature shall be cross-referenced to the specification section by paragraph.

1.4.6	All submittal packages shall be permanently bound in brochure or booklet format. A minimum quantity of six submittal booklets shall be provided by the Contractor; additional copies may be required if so noted.

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-18-	18050-2

1.4.7	Materials which bear a certification or approval of a testing agency, performance criteria, society, agency of other organization shall be submitted with all labels identified.

1.4.8	The submittal shall be complete and with catalog data and information properly marked to show, among other things, materials, capacity and performance data to meet the specified requirements.

1.4.9	Incomplete submittals will be rejected at the discretion of the reviewing Engineer.

1.4.10	Review of the submittal is only for general conformance with the contract documents. The Contractor is responsible for confirmation and coordination of dimensions, quantities, sizes, fabrication, installation methods, and for coordination of work of other trades with electrical work.

1.4.11	Detailed working drawings shall be prepared and submitted showing items which are to be fabricated including transformer mounting racks, unistruct mounting frames, equipment room layouts, pull boxes, splice boxes, gutters, etc.

1.4.12	Minimum scale for submitted drawings shall be 1/8”. Details shall be drawn to ¼” scale. All drawings shall be 8.5” x 11” or larger.

1.4.13	Submittal brochures shall be complete and descriptive of the type, make, manufacturer, application, quantity, performance, capacity, ratings, options, dimensions, clearances, weights, nameplate data, special installation requirements, mounting method, NEMA type, NEMA class, environmental restrictions, layout requirements or other information as may be necessary for review of the material.

1.4.14	Submittal brochures for switchgear shall include, as a minimum, the following: singleline diagrams; fault current ratings of buses and devices; device identification ratings, layout and characteristics; dimensions; circuit identification; identification label type and method of affixing; mounting; conduct entry point and quantities; NEMA enclosure type; and additional data as required for a complete review.

1.4.15	Submittal brochures for lighting systems shall include, as a minimum, the following; manufacturer; detailed drawing or photograph; dimensions; lamp data; ballast data; certified photometric data from a third-party testing agency; U.L. label listing; fixture number of identification from the drawings; finish color and material; mounting equipment; socket type and rating; environmental ratings (damp location, watertight, explosionproof, etc.); voltage; input wattage; and additional information as necessary for a complete review.

1.4.16	The Contractor shall be responsible for all aspects of substitutions of material including any additional coat or delay incurred as a result of the substitution. The Contractor shall coordinate all substitutions with other trades, verify code compliance, verify clearances, photometric performance, appearance, suitability, constructability, and availability of the material prior to submitting the substitution for review. The Contractor shall bear the responsibility of any increased costs to other trades which are directly related to the substitution.

1.5	MATERIAL HANDLING

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-19-	18050-3

1.5.1	The Contractor shall deliver all equipment and material to the site in the manufacturer’s original packaging without seals broken.

1.5.2	The Contractor shall handle, store, and protect all equipment and materials in accordance with the manufacturer’s recommendations.

1.5.3	The Contractor shall immediately replace damaged or defective equipment or materials with identical new equipment or materials at no cost, inconvenience or delay to the Owner.

1.6	EXISTING CONDITIONS

1.6.1	The Contractor shall verify all existing conditions prior to bid and include all costs in bid.

1.6.2	The Contractor shall match the finish and appearance of all existing conditions where constructing new work adjacent to existing surfaces or equipment.

1.6.3	Coordinate with the Owner’s Representative for all ongoing projects or the work of other trades which may affect the Contractor’s work. Verify Owner schedule requirements for special or standard events which may impact the Contractor’s work.

1.6.4	Coordinate work to be performed in occupied areas and comply with the Owner’s requirements such that the Owner’s work is not disrupted by the Contractor. Verify the need for work to be performed during premium hours, evenings, weekends, or holidays prior to bid and include all costs in bid. Bring to the Owner’s attention the need for all disruptive work prior to commencement of work.

1.7	UTILITY COMPANY REQUIREMENTS

1.7.1	The contractor shall contact the serving utility company for all utility system requirements prior to commencement of work. Utility work shall include electric power, telephone, data, fiber optic cable, cable television or other utilities as may require connections as a part of this contract. Coordinate and comply with all serving utility company requirements.

1.7.2	The utility information depicted on the contract documents is for bidding purposes only and shall not be used for construction purposes. All construction shall be performed according to engineered documents from the serving utility company. The Contractor shall obtain and coordinate with utility company requirements as a part of this contract and furnish and install all work as a part of this contract.

1.7.3	Verify all connection points, routing, and requirements with the serving utility company prior to commencement of work and coordinate final requirements with other trades.

1.7.4	The Contractor shall be responsible for all costs associated with his failure to contact or coordinate with utility company requirements.

1.8	CONSTRUCTION UTILITY REQUIREMENTS

1.8.1	Power, telephone or other temporary construction utility services required by the Contractor shall be the responsibility of the Contractor.

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-20-	18050-4

1.8.2	Arrangements for construction utility services shall be made by the Contractor in coordination with the Owner’s Representative and the serving utility company.

1.9	CONTINUITY OF SERVICE

1.9.1	The Contractor shall coordinate all shutdowns with the Owner’s Representative. Electrical shutdowns shall be kept to the minimum number necessary to complete the work.

1.9.2	The Contractor shall coordinate all work done on overtime or premium time with Owner’s Representative prior to commencement of work.

1.9.3	All work performed in or through occupied spaces, or other work disruptive to existing occupants shall be considered as performed during premium time or as overtime for the purposes of the bid; include all costs in bid.

1.9.4	The Contractor shall notify Owner’s Representative of all shutdowns or disruptive work minimum of 72 hours prior to commencement of work. The Contractor shall obtain approval from the Owner’s Representative prior to commencement of work.

1.9.5	The Contractor shall provide all necessary temporary power, including Temporary power generation, to accommodate shutdowns and minimize disruption of work.

1.9.6	The Owner reserves the right to provide emergency repairs or temporary power to maintain service continuity at the Contractor’s cost in the event Contractor fails to provide adequate service continuity.

1.10	RECORD DOCUMENTS

1.10.1	The Contractor shall prepare as-built documents depicting all revisions to branch circuits, conduit routing, equipment, or materials. Drawings shall be legible, reproducible, and properly identified such they may be used as a reference for maintenance or construction.

1.10.2	The Contractor shall provide a minimum of three copies of the operation and maintenance manuals to the Owner’s Representative at the completion of the project. Each copy shall be bound in a three-ring binder and labeled indicating: the project name; system name; Contractor’s name, telephone number, and contact person; and Owner’s name. The Contractor shall provide the following information within each manual:

1.	List of the Subcontractors performing work on the system including contact names and telephone numbers.

2.	Routine and emergency service contacts and telephone numbers for each system.

3.	Description of system operation.

4.	Single line diagrams and control wiring diagrams.

5.	Detailed product literature with technical information.

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-21-	18050-5

6.	Sequence of starting, shutdown and operation.

7.	Installation instructions and safety requirements.

8.	Maintenance schedule, testing instructions and performance parameters.

9.	Parts list including recommended spare parts.

1.11	GUARANTEE

All electrical work, materials and equipment provided under this contract shall be guaranteed for a period of one year from the date of acceptance of the work by the Owner. Any failures, problems, or deficiencies experienced during this period due to defective materials or faulty workmanship shall be immediately corrected by the Contractor without cost to the Owner. The Contractor shall be responsible for all damages to the Owner’s facility due to deficiencies in the electrical system. Equipment guarantees in excess of one year shall not be superseded by this guarantee.

PART 2	PRODUCTS

2.1	MATERIALS

2.1.1	All materials shall be new, of prime quality, listed as suitable for the application, and bear factory-applied U.L. labels.

2.1.2	Materials shall be currently in production and shall be supported by spare parts, repair service, maintenance, and factory technical support.

2.1.3	Materials of one assembly (switchboards, substations, motor control centers, etc.) shall be of one manufacturer unless specifically stated otherwise in the contract documents.

PART 3	EXECUTION

3.1	INSTALLATION REQUIREMENTS

3.1.1	All work shall conform to the National Electrical Contractors Association standards of installation and the requirements of the manufacturer. Division 1, Division 18, and the Owner’s Representative.

3.1.2	The Contractor shall field-verify all dimensions and coordinate dimensions with equipment sizes and locations.

3.1.3	The Contractor shall coordinate and install all penetrations, openings, slots, chases, or sleeves as necessary for the routing and installation of raceways, conductors, or equipment. The Contractor shall provide approved fire sealant to maintain fire ratings at all penetrations.

3.1.4	The Contractor shall coordinate the placement and sequence of installation of all mounting bolts, conduits, sleeves, etc. which are to be set in poured-in-place concrete slabs per the structural drawings.

3.1.5	The Contractor shall install access panels in walls or ceilings in coordination with the Architect for all junction boxes or electrical equipment which requires access.

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-22-	18050-6

3.1.6	All equipment shall be installed plumb, parallel, or orthogonal to structure and in a neat, orderly fashion. All materials shall be accessible for maintenance, inspection, servicing or replacement.

3.1.7	Verify final locations for devices during the rough-in phase with dimensioned architectural drawings, fabrication drawings, or other space planning requirements included in the contract documents.

3.1.8	The Contractor shall coordinate and arrange for the proper sequence of construction including scheduling of long-lead items, shutdowns, work of other trades, and Owner-scheduled events.

3.1.9.	The Contractor shall provide adequate and qualified supervision for the work performed; no work shall be performed without the supervision of a representative of the Contractor.

3.1.10	The Contractor shall coordinate and cooperate with all other trades for a successful completion of the project.

3.2	SEISMIC BRACING

The Contractor shall seismically brace all equipment in accordance with Title 24 requirements for Seismic Zone 4 and provide certification of seismic compliance upon request.

3.3	CUTTING AND PATCHING

3.3.1	The Contractor shall provide cutting and patching as required to install the electrical system in this contract.

3.3.2	Coordinate the schedule of all cutting such that the work may be performed in an expeditious manner with minimum inconvenience to the Owner.

3.3.3	Remove or cut structures or materials as necessary for demolition prior to the installation of new electrical work.

3.3.4	The Contractor shall protect all surfaces, structure, furnishings, and finishes not directly affected by cutting or patching.

3.3.5	Provide dust and moisture barriers as required during cutting and prior to patching openings.

3.3.6	All penetrations through roofs shall be performed per architectural requirements.

3.3.7	Patching shall be performed with materials which exactly match the adjacent surfaces in color, texture, character and appearance.

3.3.8	All patches must maintain the fire ratings of the original surface and shall be sealed with U.L. listed and Fire Marshall approved sealant.

3.4	COMMISSIONING

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-23-	18050-7

3.4.1	The Contractor shall initiate start up of all electrical equipment including operation of all devices, switches, generators, transfer switches, overcurrent protection, disconnect switches, etc. to verify normal operation of all moving parts and electrical performance.

3.4.2	The Contractor shall test, adjust, aim, align, label, clean and complete all systems prior to acceptance by the Owner’s Representative.

3.4.3	The Contractor shall demonstrate that all systems operate within the manufacturer’s recommended performance characteristics, the electrical construction documents, system requirements, and Owner requirements.

3.4.4	The Contractor shall test each system per the manufacturer’s requirements and shall perform the following system tests:

1.	Inspect cables for physical damage and proper connection.

2.	Torque test cable connection and tighten in accordance with industry standards.

3.	Infrared scan all connections under loaded conditions.

4.	Insulation resistance test of each cable.

5.	Inspect ground system connections.

6.	Voltage drop tests on the main grounding electrode of system.

7.	Determine the ground resistance between the main grounding system and all major electrical equipment frames, system neutral points.

8.	Check rated voltage and phase balance at all equipment, motors and selected devices at full load conditions. Measure no load voltage conditions at each location.

9.	Furnish all material, equipment, instruments and labor as required to complete testing.

3.5	TRAINING

3.5.1	Furnish at least one copy operating instructions from the manufacturer for all electrical equipment to the Owner’s Representative. Instructions shall be clean, legible, and properly bound.

3.5.2	The Contractor shall provide training for the Owner’s staff as directed by the Owner’s Representative for a minimum of one man-day (eight hours).

3.5.3	Provide classroom training by a qualified instructor for the operation, installation, and maintenance of designated equipment or systems including, but not limited to, generation systems, transfer switches, uninterruptible power supplies, energy management systems, lightning control systems, power distributions systems, and other systems which may require instruction.

3.6	CLEANING

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-24-	18050-8

Contractor shall clean all equipment, panelboard interiors, conduit interiors, fixtures, services, etc. of all extraneous paint, drywall mud, overspray, dust, dirt, debris, trash, grease or markings. All cleaning shall be performed by the Contractor in accordance with the appropriate manufacturer’s recommendations.

END OF SECTION

Section 18050	SCHEDULE 2	Basic Electrical Requirements
Master Specs	-25-	18050-9

Section 16110

RACEWAYS

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1 and Basic Electrical Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the contractor.

1.2.3	All items must be listed by Underwriter’s Laboratories and shall bear the U.L. label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16110	SCHEDULE 2	Raceways
Master Specs	-26-	16110-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Raceway materials

.2	Fitting materials

.3	Installation materials and methods

PART 2	PRODUCTS

2.1	Rigid Galvanized Steel (RGS) Conduit

2.1.1	Continuous hot-dipped galvanized manufactured per UL and ANSI requirement.

2.1.2	Rigid aluminum conduit is not acceptable.

2.1.3	Fittings for use with steel conduit, rigid or flexible, shall be manufactured per UL requirements and shall be cast metal and gasketed closures.

2.1.4	Fittings for RGS conduit shall be malleable iron or forged steel with cadmium or zinc coating.

2.1.5	Union couplings for joining rigid conduit at intermediate runs shall be of the same material as the conduit. Couplings shall be threaded concrete-tight to permit completing conduit runs when neither conduit can be turned and to permit breaking the conduit run at the union.

2.1.6	Set screw connectors or threadless type are not acceptable.

2.1.7	Minimum raceway size shall not be less than 3/4”.

2.2	Electrical Metallic Tubing (EMT)

2.2.1	Conduit shall be cold rolled zinc coated steel and manufactured per UL and ANSI requirements.

2.2.2	Fittings for EMT shall be watertight steel or malleable gripping ring compression type.

2.2.3	Pressure cast material for nuts of compression ring type fittings and set screw connections are not acceptable.

2.2.4	Minimum raceway size shall be 1/2”

2.3	Flexible Metallic Conduit

2.3.1	Flexible conduit shall bear the UL label and be zinc coated steel.

2.3.2	Fittings for flexible metallic conduit shall be steel or malleable iron. Fittings shall clamp to conduit securely.

2.3.3	Screw in type, sheet metal or set screw type fittings are not acceptable.

Section 16110	SCHEDULE 2	Raceways
Master Specs	-27-	16110-2

2.3.4	Minimum raceway size shall not be less than ¾”.

2.4	Liquid Tight Flexible Conduit

2.4.1	Conduit shall be manufactured in accordance with UL and ANSI requirements. Conduit shall be approved for grounding and compatible with approved fittings. Flexible steel conduit shall be hot dipped galvanized with extruded PVC covering manufactured per UL requirements.

2.4.2	Fittings shall be liquid tight type with body and gland nut of steel or malleable iron with provisions for grounding flexible conduit to fittings.

2.4.3	Minimum raceway size shall be ¾”.

2.5	Polyvinyl Chloride (PVC) Conduit

2.5.1	PVC shall be constructed of a virgin homopolymer PVC compound and be manufactured according to NEMA and UL specifications. PVC conduit shall be Schedule 40 or 80.

2.5.2	Minimum raceway size shall be ¾”.

PART 3	EXECUTION

3.1	Rigid Galvanized Steel (RGS) Conduit

3.1.1	RGS shall be used where exposed to weather or where subject to physical damage in exposed areas below 8’0” above finished floor.

3.1.2	RGS shall be used in NEC classified hazardous locations with seal connections per NEC requirements.

3.2	Electrical Metallic Tubbing (EMT)

3.2.1	EMT shall be run indoors concealed in drywall type construction above suspended ceilings, and exposed indoors not less than 8’0” above finished floor in unfinished areas.

3.2.2	EMT shall not be installed underground or embedded in concrete.

3.3	Flexible Metallic Conduit

3.3.1	Flexible conduit shall be used for indoor lighting connections in suspended ceiling areas and shall not exceed 6’0” in length.

3.3.2	Flexible conduit shall be used for final connection to control equipment and not to exceed 2’0” in length.

3.3.3	The conduit grounding system shall be continuous as recommended by the manufacturer and UL approved.

3.4	Liquid Tight Flexible Conduit

Section 16110	SCHEDULE 2	Raceways
Master Specs	-28-	16110-3

3.4.1	Flexible conduit shall be used for final connection to machines, motors, transformers and equipment that requires vibration isolation.

3.4.2	Flexible conduit shall be used for final connection to equipment in wet or damp locations or where exposed to grease, water, dust or dirt.

3.4.3	The conduit grounding system shall be continuous as recommended by the manufacturer and UL requirements.

3.5	Polyvinyl Chloride (PVC) Conduit

3.5.1	All sweeps, bends, and risers shall be concrete encased Schedule 80.

3.5.2	All underground high voltage conduit, telephone conduit, service entrance conduit and feeders 100A and over shall have 3” of red mixed concrete cover.

3.5.3	All PVC conduit feeders shall contain a copper green grounding conductor sized per NEC requirements and continuity shall be maintained throughout conduit runs and pullboxes.

3.6	All conduit installation methods shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.7	All conduit installations shall comply with the manufacturer’s installation requirements.

3.8	All spare conduit shall be provided with a pullwire.

END OF SECTION

Section 16110	SCHEDULE 2	Raceways
Master Specs	-29-	16110-4

Section 16102

WIRE AND CABLE

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1, and Electrical General Requirements (Section 16050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the contractor.

1.2.3	All items shall be listed by Underwriter’s Laboratories and shall bear the UL label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

Section 16120	SCHEDULE 2	Wire and Cable
Master Specs	-30-	16120-1

.1	Conductor materials

.2	Connector and fitting materials

.3	Installation materials and methods

PART 2	PRODUCTS

2.1	Conductors shall be copper, conductors size #10AWG and smaller shall be solid, conductors size #8AWG and larger shall be stranded. Conductors shall be minimum size #12AWG for power and lighting circuits; control circuits shall use a minimum conductor size of #14AWG.

2.2	Insulation shall be type THW or THHN/THWN for all branch circuits up to and including size #2AWG. Insulation for conductors over size #2AWG shall be XHHN.

2.3	Jackets shall be nylon or PVC material.

2.4	All cables shall be UL listed for the application.

2.5	All conductors shall be installed in conduit to the field, unless specifically noted otherwise in these documents. Type AC and type NM cable is not acceptable; type MC cable may be used when specifically noted for purposes of flexibility, maintenance, or ease of installation but shall not be used without permission.

2.6	Multi-conductor flexible cords shall be types SO, SJO, STO, or SJTO.

2.7	Connectors shall be UL listed and suitable for the conductor material being connected and rated appropriately. Connectors should be solderless metal pressure type for conductors #10AWG and smaller. Connectors shall be compression type for conductors #8AWG and larger.

PART 3	EXECUTION

3.1	All wiring methods shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.2	Conductors shall be installed in clean raceways using nylon cord, polypropylene cord, hemp rope, or other material which will not damage the conductors or conduct. Do not use metal fish tape. Use lubricant when necessary for pulling.

3.3	Conductors shall be pulled into conduit simultaneously so as to not damage conductors during pulling.

3.4	Conductors installed at outlets and switches shall have a minimum of 6” pigtail left in the box for future connections. All conductors not connected to devices shall be terminated with splice caps or tape.

3.5	Conductors shall be terminated such that no copper material is exposed. Conductors small be trained and labeled at terminations in a neat and workmanlike manner.

3.6	All terminations shall comply with the manufacturer’s installation and torquing requirements.

3.7	Splices on conductors #10AWG and smaller shall be made with splice caps twisted.

Section 16140	SCHEDULE 2	Writing Devices and Connectors
Master Specs	-31-	16140-2

onto the conductors. Tape all splices.

3.8	Splices on conductors #8AWG and larger shall be made with pressure connectors and terminal lugs. Where exposed to water, damp air, or moisture splices shall be watertight.

3.9	Splices shall not be made in feeders; splices to branch circuits shall not be made within panelboards or similar enclosures.

3.10	When combining homeruns, the Contractor shall derate all conductors per code requirements including reducing the ampacity, using high temperature insulation where necessary. Conduit sizes shall be adjusted by the Contractor as suitable for the conductor revisions.

3.11	The Contractor shall provide a code-sized insulated ground conductor, in addition to the feeder conductors indicated on the drawings, where non-metallic conduct is used.

3.12	Conductors shall be color-coded as follows:

208Y/120V	Phase	480Y/277V

Black	A	Brown
Red	B	Orange
Blue	C	Yellow
White	Neutral	Gray
Green	Ground	Green

3.13	Where tape or labels are used for color-coding, apply material at each end of the conductor, splices, boxes, and all terminations

END OF SECTION

Section 16120	SCHEDULE 2	Wire and Cable
Master Specs	-32-	16120-3

Section 16130

BOXES

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1, and Electrical General Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the contractor.

1.2.3	All items must be listed by Underwriter’s Laboratories and shall bear the U.L. label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16130	SCHEDULE 2	Boxes
Master Specs	-33-	16130-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Box materials

.2	Accessory materials

PART 2	PRODUCTS

2.1	Boxes shall be flat rolled steel sized as required by code and as suitable for the application. Boxes shall have mounting holes and knock-outs in sides and back. Grounding shall be accommodated by means of threaded holes.

2.2	Provide accessories, extension rings, gaskets, supports, trim rings, hangers, straps, and other material as necessary for a complete code complying installation.

2.3	Boxes installed outdoors shall be weathertight, dusttight, and corrosion resistant. Provide gaskets and conduct hubs.

2.4	Provide Type FS boxes for surface mounted applications.

2.5	Provide additional support for boxes as necessary when mounting fixtures or devices from boxes.

2.6	Provide ganged boxes for multiple switches and devices; provide barriers for boxes served by separate voltages.

2.7	Acceptable manufacturers shall be Appleton, Crouse Hinds, Steel City, or Raco.

PART 3	EXECUTION

3.1	All box installation method shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.2	Install all boxes plumb, square, and securely fastened to structure.

3.3	Boxes shall be placed such that they are readily accessible.

3.4	Cover or plug all unused openings in boxes where knockout blanks have been removed.

3.5	Install boxes such that they are flush with the finished surface of the wall or surface within which they are mounted.

3.6	Install all boxes at mounting heights per architectural, electrical code, and ADA requirements.

3.7	Boxes shall not be mounted back to back in walls.

3.8	Boxes in sealed environments shall be sealed with an approved sealant suitable for the application.

3.9	Boxes penetrating fire rated walls or surfaces shall be sealed with a Fire Marshal approved fire sealant to maintain the fire rating of the wall or surface.

Section 16130	SCHEDULE 2	Boxes
Master Specs	-34-	16130-2

3.10	Boxes located above inaccessible ceilings shall be made accessible by means of access doors or hatches in the ceiling.

3.11	Install all boxes per manufacturer’s recommendations and requirements.

3.12	Provide for ground continuity at all boxes.

END OF SECTION

Section 16130	SCHEDULE 2	Boxes
Master Specs	-35-	16130-3

Section 16140

WIRING DEVICES AND CONNECTORS

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1 and Electrical General Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code.

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the contractor.

1.2.3	All items shall be listed by Underwriter’s Laboratories and shall bear the UL label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16140	SCHEDULE 2	Writing Devices and Connectors
Master Specs	-36-	16140-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Receptacles

.2	Switches

.3	Wiring devices

.4	Accessories

PART 2	PRODUCTS

2.1	RECEPTACLES

2.1.1	Wiring devices shall be UL listed and suitable for the application.

2.1.2	Devices shall be color coded per the system to which they are connected; normal power shall be white; emergency power shall be red; dedicated outlets shall be gray; unless otherwise noted on the construction documents.

2.1.3	Receptacles shall be heavy duty with screw type, side wired, 120V, 20A, duplex type, unless noted otherwise on the construction documents. Verify NEMA configuration with construction documents.

2.1.4	Weathertight receptacles shall be gasketed in cast metal boxes with cast metal coverplates with spring-loaded hinged covers over each opening.

2.1.5	Ground fault interrupting receptacles shall be duplex type and capable of detecting a leaking current of 5mA.

2.2	TOGGLE SWITCHES

2.2.1	Toggle wall switches shall be quiet AC type, rated 120/277V, 20A and UL listed for the application.

2.2.2	Switches shall be single pole, double throw with white finish unless noted otherwise.

2.3	COVERPLATES

2.3.1	Single, combination coverplates shall be used at all ganged device locations.

2.3.2	Provide white plastic coverplates with white screws in all office areas. Provide stainless steel coverplates with matching screws in laboratory, process, manufacturing, and clean room areas or as noted on the construction documents.

2.3.3	Provide labeled plates as noted on the construction documents.

2.3.4	Provide labeled plates of all receptacles with circuit and panel designation. Labeling method shall utilize clear adhesive printed labels with black bold letters.

2.4	ACCEPTABLE MANUFACTURERS

2.4.1	Acceptable manufacturers shall be Arrow Hart, Hubbell, Leviton, or Pass and Seymour.

Section 16140	SCHEDULE 2	Writing Devices and Connectors
Master Specs	-37-	16140-2

PART 3	EXECUTION

3.1	Installation method of wiring devices shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.2	Install all devices in accordance with the manufacturer’s recommendations and requirements.

3.3	Coordinate device mounting height, location and type with architectural and interior drawings. Coordinate with other trades to identify conflicts with device locations and notify the Engineer of any conflicts.

3.4	Install devices only in clean boxes.

3.5	Install all trim rings and coverplates in coordination with other trades and their installation schedules.

3.6	Tighten and inspect all connections prior to covering devices and reconnect or repair wiring as necessary.

3.7	Test all devices for voltage level, continuity, ground fault, and short circuits.

3.8	Install all devices plumb and square to structure and adjacent surfaces.

3.9	Connect and inspect all ground bonds prior to covering device.

3.10	Demonstrate the proper operation of all ground fault interrupting devices.

END OF SECTION

Section 16140	SCHEDULE 2	Writing Devices and Connectors
Master Specs	-38-	16140-3

Section 16170	CIRCUIT AND MOTOR DISCONNECTS

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division I, and Electrical General Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the contractor.

1.2.3	All items shall be listed by Underwriter’s Laboratories and shall bear the UL label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16170	SCHEDULE 2	Circuit and Motor Disconnects
Master Specs	-39-	16170-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Voltage and current ratings

.2	NEMA enclosure type

.3	Horsepower rand fault current rating

.4	Dimensions

.5	Fuse type and class

PART 2	PRODUCTS

2.1	Disconnects shall NEMA 1, Indoor type, or rated for the locations in which they are installed as noted on the construction documents.

2.2	Disconnects shall be UL listed and suitable for the application.

2.3	Exterior disconnects shall be raintight, dusttight, have raintight hubs, and be rated NEMA 3R.

2.4	Disconnects shall be heavy duty type, rated 600V with current capacity as noted on the construction documents. Verify NEMA configuration with construction documents.

2.5	Disconnects shall have hinged, lockable, dead-front doors with permanently marked ON/OFF indicators. Enclosures shall be baked enamel factory painted steel with conduit knockouts.

2.6	Disconnects shall be operated by a handle accessible from the exterior of the enclosure. Handles shall have provision to be padlocked in the OFF position.

2.7	All current carrying parts shall be high conductivity copper designed to carry rated load without damage from heat and plated to resist corrosion.

2.8	Switch mechanism shall be a quick-make, quick-break type such that the operation of the contact is restrained by the handle during the closing or opening operation.

2.9	Switches shall have a minimum fault current rating of 200,000A RMS. All switches shall be fused unless specifically noted otherwise.

2.10	The disconnect door cover shall have an interlocking mechanism to prevent opening the cover when the switch is in the ON position.

2.11	Fuses serving motor loads shall be Class L and Class RK1, 250V and 600V, time delay, dual element unless noted otherwise on the construction documents.

2.12	Fuses serving non-motor loads shall be Class L and Class RK1, 250V and 600V, fast acting, dual element unless noted otherwise on the construction documents.

2.13	Provide built-in fuse pullers.

2.14	Acceptable manufactures shall be General Electric, Cutler-Hammer, Siemens, Square D, and Westinghouse. Fuses shall be Gould-Shawmut or Bussman.

Section 16170	SCHEDULE 2	Circuit and Motor Disconnects
Master Specs	-40-	16170-2

PART 3	EXECUTION

3.1	Installation method of disconnects shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.2	Install all disconnects in accordance with the manufacturer’s recommendations and requirements.

3.3	Coordinate disconnect mounting height, location and type with architectural and interior drawings. Coordinate with other trades to identify conflicts with device locations and notify the Engineer of any conflicts. Mount switches 42” above finished floor unless noted otherwise.

3.4	Provide suitable galvanized metal strut framework where no wall or structure is available for the mounting of disconnects.

3.5	Provide flexible conduit connections for disconnects mounted to strut framework, motors, or vibrating equipment.

3.6	Tighten and inspect all connections and reconnect or repair wiring as necessary.

3.7	Test all disconnects for voltage level, continuity, ground fault, and short circuits. Check switch mechanism operation under no load conditions prior to operating under load.

3.8	Install all disconnects plumb and square to structure and adjacent surfaces.

3.9	Provide and install all fuses sized per the equipment manufacturer’s recommendation.

END OF SECTION

Section 16170	SCHEDULE 2	Circuit and Motor Disconnects
Master Specs	-41-	16170-3

Section 16420

SWITCHBOARDS

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1, and Electrical General Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement of Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the Contractor.

1.2.3	All items shall be listed by Underwriter’s Laboratories and shall bear the U.L. label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16420	SCHEDULE 2	Switchboards
Master Specs	-42-	16420-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Switchboards

.2	Overcurrent protection

.3	Instrumentation

.4	Dimensions, weighs, ratings, and layouts

.5	Device settings and trip ratings

PART 2	PRODUCTS

2.1	Switchboards shall be factory assembled, dead-front, material enclosed, self-supporting floor standing sections as noted in the construction documents.

2.2	Vertical sections shall contain overcurrent protective devices including circuit breakers and fuses and shall be normally 90” in height.

2.3	Switchboard finish shall be baked enamel factory paint of manufacturer’s standard color.

2.4	Provide front accessibility for wireways on each side of overcurrent protective devices for entire height of section. Provide welded steel framework with screw covers removable from the front: covers may be hinged.

2.5	All bussing shall be silver-coated copper with ratings as indicated in the construction documents.

2.6	Switchboard, bussing and devices shall be rated for the minimum available fault current as indicated on the construction documents.

2.7	Switchboards shall be equipped with lifting eyes.

2.8	Switchboards shall be suitable for the environment in which they are located and shall be NEMA 1, indoor, unless noted otherwise on the construction documents.

2.9	Main circuit breakers shall be provided and shall be solid state trip type with ratings as noted. Distribution circuit breakers shall be molded case type. All circuit breakers shall be bolt-on type.

2.10	Cross bussing shall be fully rated for the length of the switchboard.

2.11	Instrumentation shall be provided where noted. Utility company metering shall be provided in accordance with the serving utility company requirements.

2.12	The switchgear manufacturer shall submit a coordination and short circuit study for the entire system provided including long time, short time, instantaneous, and ground fault.

2.13	Provide permanently adhered Bakelite labels indicating the identification of each device on the switchboard adjacent to the device and visible on the enclosure exterior.

2.14	Provide a ground bus in each switchboard section with connecting ground bonds between sections.

Section 16420	SCHEDULE 2	Switchboards
Master Specs	-43-	16420-2

2.15	Acceptable manufacturers shall be General Electric, Siemens, Square D, Cuder Hammer.

PART 3	EXECUTION

3.1	Installation method of switchboards shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.2	Install all switchboards in accordance with the manufacturer’s recommendations and requirements.

3.3	Coordinate switchboard location and size with architectural and interior drawings. Coordinate with other trades and identify conflicts with switchboard locations and notify the Engineer of any conflicts.

3.4	Coordinate switchboard size with concrete housekeeping pads.

3.5	Check all connections, phase rotation, ground resistance and insulation resistance levels.

3.6	Ground fault protective devices shall be testing by an approved third party testing agency and a written report submitted with the operation manual for review.

3.7	Test all switchboards and overcurrent protection devices for voltage level, continuity, ground fault, and short circuits.

3.8	Install all switchboards plumb and square to structure and adjacent surfaces.

3.9	Connect and inspect all ground bonds prior to energizing switchboard.

3.10	Demonstrate the proper operation of all ground fault protective devices.

3.11	Clean all switchboard interiors and exteriors prior to handing over to Owner. Touch up scratched paint and finishes as necessary.

3.12	Adjust and set all devices for proper operation. Set ground fault protective device as per the written report recommendations.

END OF SECTION

Section 16420	SCHEDULE 2	Switchboards
Master Specs	-44-	16420-3

Section 16460

TRANSFORMERS

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1, and Electrical General Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.1	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the Contractor.

1.2.3	All items shall be listed by Underwriter’s Laboratories and shall bear the UL label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16460	SCHEDULE 2	Transformers
Master Specs	-45-	16460-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Voltage, KVA, impedance, frequency, taps, and efficiency

.2	Temperature rating above ambient

.3	Regulation and sound levels

.4	Mounting details and vibration isolation

.5	Nameplate data

PART 2	PRODUCTS

2.1	Transformers shall be general purpose, ventilated dry type, factory assembled, dead-front, metal enclosed, self-supporting floor standing as noted in the construction documents.

2.2	Transformers shall be 480V-208Y/120V 3+ 4W (primary-secondary) voltage rated, unless noted otherwise.

2.3	Transformers shall be rated for 80°C rise above an ambient temperature of 40°C.

2.4	Coils shall be continuously wound non-hygroscopic type with thermosetting varnish. Windings shall be aluminum or copper.

2.5	Taps shall be provided at primary windings with (8)2½% taps, three above and three below.

2.6	Integral vibration isolators shall be provided between the core and coil assembly and the transformer enclosure in addition to the vibration isolation located between the enclosure and the floor.

2.7	Grounding shall be provided by means of a flexible grounding strap.

2.8	Transformers shall be suitable for the environment in which they are located and shall be NEMA 1, indoor, unless noted otherwise on the construction documents.

2.9	Transformers shall have strong lugs and be enclosed in a heavy gauge, sheet steel housing with baked enamel finish. The enclosure shall be ventilated.

2.10	Transformers located in exterior areas shall be NEMA 3R, with drip shield and corrosion resistant finish.

2.11	Acceptable manufacturers shall be General Electric, Cutler-Hammer, Siemens, Square D. Cutler Hammer.

PART 3	EXECUTION

3.1	Installation method of transformers shall comply with the latest enforced edition of the National Electrical Code and the authority having jurisdiction.

3.2	Install all transformers in accordance with the manufacturer’s recommendations and requirements.

Section 16460	SCHEDULE 2	Transformers
Master Specs	-46-	16460-2

3.3	Coordinate transformer location and size with architectural and interior drawings. Coordinate with other trades to identify conflicts with transformer locations and notify the Engineer of any conflicts.

3.4	Coordinate transformer size with concrete housekeeping pads, structural frames, and mounting hardware.

3.5	Brace transformers per California Code of Regulations, Title 24, Seismic Zone 4 requirements.

3.6	Provide rubber vibration isolation between transformer and floor, structure, or any fixed surface (including wireways).

3.7	Test all transformers for voltage level at primary and secondary windings.

3.8	Install all transformers plumb and square to structure and adjacent surfaces.

3.9	Connect and inspect all ground bonds prior to energizing transformer.

3.10	Install all conduit connections to transformer with liquid tight flexible conduit.

3.11	Clean all transformers interiors and exteriors prior to handing over to Owner. Touch up scratched paint and finishes as necessary.

3.12	Tighten and test all connections prior to energizing the transformer.

END OF SECTION

Section 16460	SCHEDULE 2	Transformers
Master Specs	-47-	16460-3

Section 16470

PANELBOARDS

PART 1	GENERAL PROVISIONS

1.1	RELATED DOCUMENTS

1.1.1	The general conditions, Division 1, and Electrical General Requirements (Section 18050) are part of this section and the contract for this work and apply to this section as fully as if repeated herein.

1.2	QUALITY ASSURANCE AND STANDARDS

1.2.1	All work, material or equipment shall comply with the codes, ordinances and regulations of the local government having jurisdiction, including the regulations of serving utilities and any participating government agencies having jurisdiction.

1.2.2	All electrical work shall comply with the latest edition under enforcement of the following codes and standards or other regulations which may apply:

.1	American Disabilities Act

.2	American National Standards Institute

.3	American Society for Testing and Materials

.4	Institute of Cable Engineers Association

.5	Institute of Electrical and Electronic Engineers

.6	Local Code Enforcement Agency Requirements

.7	National Electrical Code

.8	National Electrical Contractor’s Association

.9	National Electrical Manufacturer’s Association

.10	National Electrical Testing Association

.11	National Fire Protection Association

.12	Underwriter’s Laboratories, Inc.

.13	Uniform Building Code

No requirement of these drawings and specifications shall be construed to void any of the provisions of the above standards. Any conflicts or changes required to the contract documents in order to obtain compliance with applicable codes shall be brought to the immediate attention of the Owner’s Representative by the Contractor.

1.2.3	All items shall be listed by Underwriter’s Laboratories and shall bear the UL label.

1.2.4	Equipment shown to scale is approximate only and based upon a general class of equipment specified. The Contractor shall verify all dimensions and clearances prior to commencement of work.

1.2.5	The Contractor shall verify all points of connection with the manufacturer’s requirements, instructions, or recommendations prior to installation. The actual dimensions, weights, clearance requirements and installation requirements shall be verified and coordinated by the contractor.

Section 16470	SCHEDULE 2	Panelboards
Master Specs	-48-	16470-1

1.3	SUBMITTALS

1.3.1	Submit shop drawings per Section 16050 for review including the following:

.1	Panelboards

.2	Overcurrent protection, bus capacity, main ratings, AIC rating

.3	Mounting, enclosure, dimensions

.4	Dimensions, voltage, ratings, and phases

.5	Device settings, trip ratings, and layout

PART 2	PRODUCTS

2.1	Panelboards shall be factory assembled, dead-front, metal enclosed, wall mounted type as noted in the construction documents.

2.2	Panelboards shall be rated 600VAC and shall not exceed 1200A current capacity.

2.3	Panelboard finish shall be baked enamel factory paint of manufacturer’s standard color.

2.4	Provide front accessibility for wireways on each side of overcurrent protective devices for entire height of panelboard.

2.5	All bussing shall be silver –plated copper with ratings as indicated in the construction documents.

2.6	Panelboard, bussing, and devices shall be rated for the minimum available fault current as indicated on the construction documents.

2.7	Enclosure shall be galvanized sheet steel cabinet type with hinged and lockable doors, dead front, and permanently adhered identification labels on the front.

2.8	Switchboards shall be suitable for the environment in which they are located and shall be NEMA 1, indoor, unless noted otherwise on the construction documents.

2.9	Circuit breakers shall be molded case type, all circuit breakers shall be bolt-on type.

2.10	Main lugs shall be anti-turn solderless pressure type for use with copper conductors.

2.11	Instrumentation shall be provided where noted.

2.12	Enclosures, panel interiors, and devices shall be of one manufacture.

2.13	Provide a typewritten panel schedule located in a sleeve on the interior of the panelboard door indicating loads and areas connected to each circuit.

2.14	Provide a ground bus in each panelboard.

2.15	Acceptable manufacturers shall be General Electric, Siemens, Square D. Cutler Hammer.

PART 3	EXECUTION

3.1	Installation method of panelboards shall comply with the latest enforced edition of the

Section 16470	SCHEDULE 2	Panelboards
Master Specs	-49-	16470-2

National Electrical Code and the authority having jurisdiction.

3.2	Install all panelboards in accordance with the manufacturer’s recommendations and requirements.

3.3	Coordinate panelboard location and size with architectural and interior drawings. Coordinate with other trades to identify conflicts with panelboard locations and notify the Engineer of any conflicts.

3.4	Fasten panelboards securely to structural wall or surface to Seismic Zone 4 requirements. Panelboards shall be mounted no higher than 6’0” to the highest device from finished floor and no lower than 24” above finished floor. Provide panel skirts where noted.

3.5	Check all connections, phase rotation, ground resistance and insulation, resistance levels.

3.6	Complete the panel schedule card and place in the sleeve on the interior of the panelboard door.

3.7	Test all panelboards and overcurrent protection devices for voltage level, continuity, ground fault, and short circuits.

3.8	Install all panelboards plumb and square to structure and adjacent surfaces.

3.9	Connect and inspect all ground bonds prior to energizing panelboard.

3.10	Demonstrate the proper operation of all ground fault protective devices.

3.11	Clean all panelboard interiors and exteriors prior to handing over to Owner. Touch up scratched paint and finishes as necessary.

3.12	Adjust and set all devices for proper operation.

END OF SECTION

Section 16470	SCHEDULE 2	Panelboards
Master Specs	-50-	16470-3

SCHEDULE 3 TO EXHIBIT B

BASE, SHELL & CORE

(BASE BUILDING PLANS AND SPECIFICATIONS)

[ATTACHED]

SCHEDULE 3 TO

EXHIBIT B

SCHEDULE 3

SUMMARY OF BUILDING WORKING DRAWINGS

[SHEET INDEX GRAPHIC APPEARS HERE]

SCHEDULE 3

[SHEET INDEX GRAPHIC APPEARS HERE]

SCHEDULE 3

EXHIBIT C

KILROY CENTRE DEL MAR

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 200 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

EXHIBIT C

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is %.

“Landlord”:
,
a

By:

Its:

Agreed to and Accepted
as of , 200 .

“Tenant”:

a

By:

Its:

EXHIBIT C

EXHIBIT D

KILROY CENTRE DEL MAR

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Safes and other heavy objects shall, if reasonably considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

2. The requirements of Tenant will be attended to only upon application at Landlord’s management office or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

3. No advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of Kilroy Centre Del Mar without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of Kilroy Centre Del Mar and shall cooperate with Landlord and its agents of Landlord to prevent same.

4. Tenant shall not overload the floor of the Premises.

5. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law. Tenant shall maintain material safety data sheets for any Hazardous Material used or kept on the Premises.

6. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises to the extent the same is noticeable in the Common Areas of Kilroy Centre Del Mar or which affects other tenants of Kilroy Centre Del Mar. Tenant shall not throw anything out of doors, windows or skylights.

7. No cooking shall be done or permitted on the Premises (unless Tenant receives Landlord’s prior written approval to install a cafeteria for its employees in the Premises), nor shall the Premises be used for lodging. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

8. Tenant shall store all its trash and garbage within the interior of the Premises or in the appropriate external trash area(s) for the Building. No material shall be placed in the trash boxes or

EXHIBIT D

receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal; provided, however, Tenant may maintain separate trash enclosures for the storage of non-conforming disposal items to the extent Tenant satisfies and complies with any applicable laws or other governmental regulations relating to the storage and disposal thereof. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

9. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

10. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense.

11. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of reasonable importance to the Landlord vis-à-vis the operation of the Project and Kilroy Centre Del Mar.

12. Tenant must comply with any applicable “NO-SMOKING” Ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

13. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

14. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

15. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right, at any time following Tenant’s consent thereto (which shall not be unreasonably withheld, conditioned or delayed), to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non-discriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary (relative to a building occupied solely by one tenant) for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other

EXHIBIT D

occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

KILROY CENTRE DEL MAR

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 200     by and between              as Landlord, and the undersigned as Tenant, for Premises on the              floor(s) of the office building located at             ,             , California             , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on             , and the Lease Term expires on             , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                 .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $            .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

EXHIBIT E

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at              on the              day of             , 200    .

“Tenant”:

,

a

By:

Its:

By:

Its:

EXHIBIT E

EXHIBIT F

KILROY REALTY

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

        & MALLORY LLP

1901 Avenue of the Stars

8th Floor

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the      day of             , 200    , by and between              (“Landlord”), and              (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Lease Agreement dated              200     (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately              (        ) acres of real property located in the City of             , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated             , 200    , in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

EXHIBIT F

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT F

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,

a

By:

Its:

“Tenant”:

,

a

By:

Its:

By:

Its:

By:

Its:

EXHIBIT F

EXHIBIT G

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of September 23, 2002, by MEMEC GROUP HOLDINGS LIMITED, a company incorporated and registered in England and Wales (the “Guarantor”), whose address is set forth in Paragraph 10 hereof, in favor of KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), having an office at 3811 Valley Centre Drive, Suite 300, San Diego, California 92130.

WHEREAS, Landlord and MEMEC, LLC, a Delaware limited liability company (“Tenant”) desire to enter into that certain Office Lease dated as of September 23, 2002 (the “Lease”) concerning the premises consisting of all of (initially floors 1, 3, 4, and 5, and following the “Additional Premises Commencement Date” (as that term is defined in the Lease and anticipated to be March 1, 2005) also including floor 2) that certain five (5)-story building (the “Building”) located at 3721 Valley Centre Drive, San Diego, California 92130, which Building contains 114,782 rentable square feet of space, and which Building is commonly referred to as “Building 4” within that certain office project known as “Kilroy Centre Del Mar,” as further set forth in Section 1.1.2 of the Lease. ;

WHEREAS, Guarantor has a financial interest in the Tenant; and

WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guaranty the prompt payment by Tenant of all rentals and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agree as follows:

1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned.

2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other Guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor’s obligations hereunder.

3. Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant’s obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

EXHIBIT G

4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as Guarantor’s obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations.

5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise; provided, however, the liability of Guarantor shall not exceed the liability of Tenant to Landlord as if Guarantor were the tenant under the lease.

7. To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; and (vi) all principles or provisions of law which conflict with the terms of this Guaranty. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code §§2810, 2819, 2845, 2849 and 2850.

EXHIBIT G

(b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other Guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor’s rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant.

(c) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of the county in which the Building is located, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:        Memec Group Holdings Limited

  17 Thame Park Road

  Thame, Oxon

  United Kingdom, 0X93UQ

To Landlord:         Kilroy Realty Corporation

  12200 W. Olympic Boulevard,

  Suite 200

  Los Angeles, California 90064

  Attention: Legal Department

EXHIBIT G

with copies to:

Kilroy Realty Corporation

3811 Valley Centre Drive, Suite 300

San Diego, California 92130

Attention: Mr. Roger Simsiman

and

Allen Matkins Leck Gamble & Mallory

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

11. Guarantor represents and warrants to Landlord as follows:

(a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

13. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14. The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by

EXHIBIT G

Guarantor of the Landlord’s interest in demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

15. The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor (or the prevailing party if such litigation is prosecuted to judgment) shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord (or the non-prevailing party if such litigation is prosecuted to judgment).

17. This Guaranty shall be governed by and construed in accordance with the laws of the state in which the Building is located, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of the State in which the Building is located.

18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

21. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

EXHIBIT G

IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.

MEMEC GROUP HOLDINGS LIMITED,
a company incorporated and registered
in England and Wales

By:	/s/ DAVID ASHWORTH

Its: CEO

By:	/s/ JAMES WALL

Its: CFO

EXHIBIT G

EXHIBIT H

(Letterhead of a money center bank

acceptable to the Landlord)

            , 200

Kilroy Realty Corporation

12200 W. Olympic Boulevard,

Suite 200

Los Angeles, California 90064

Attention: Legal Department

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of             , a             , the aggregate amount of              ($            ).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by a representative of                  (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary.

This Letter of Credit is transferable in its entirety at no cost to Beneficiary. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on             .

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,
(Name of Issuing Bank)

By:

EXHIBIT H

EXHIBIT I

KILROY CENTRE DEL MAR

SHORT FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Memec, LLC

9980 Huennekens Street

San Diego, California 92121

Attention: George Evans, Director of Facilities and Purchasing

SHORT FORM OF MEMORANDUM OF LEASE

THIS SHORT FORM OF MEMORANDUM OF LEASE is entered into as of the 23rd day of September, 2002, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and MEMEC, LLC, a Delaware limited liability company (“Tenant”), who agree as follows.

1. Terms and Premises. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the “Premises”) to be located on a portion of the real property (the “Project”) legally described on Schedule 1 attached hereto and incorporated herein by this reference (including parking areas more particularly identified in the Lease), for the term and in accordance with the provisions of that certain Lease by and between Landlord and Tenant, dated as of the date hereof (the “Lease”). The provisions of the Lease are hereby incorporated herein.

2. Certain Express Lease Terms. As more particularly set forth in the referenced sections of the Lease, Tenant enjoys the following rights pursuant to the terms and conditions of the Lease: (i) a Right of First Refusal with regard to the first (1st) floor of the adjacent building within the Project commonly known as “Building 5”, as more particularly set forth in Section 1.4 of the Lease); (ii) an initial Lease Term of ten (10) years, which initial Lease Term is anticipated to commence on March 1, 2003, as more particularly set forth in Section 2.1 of the Lease, and (iii) Option Rights with regard to two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years, as more particularly set forth in Section 2.2 of the Lease.

3. Provisions Binding on Parties. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties hereto and their assigns or successors, as applicable, at all times.

EXHIBIT I

3. Purpose of Short Form of Memorandum of Lease. This Short Form of Memorandum of Lease is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

LANDLORD	KILROY REALTY, L.P.,
a Delaware limited partnership

By:
Name:
Title:

TENANT	MEMEC, LLC,
a Delaware limited liability company
By:
Name:
Title:

EXHIBIT I

STATE OF CALIFORNIA            )

                                                         ) ss.

COUNTY OF                                 )

On             , before me,             , a Notary Public in and for said state, personally appeared             , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

STATE OF CALIFORNIA            )

                                                         ) ss.

COUNTY OF                                 )

On             , before me,             , a Notary Public in and for said state, personally appeared             , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

EXHIBIT I

EXHIBIT J

KILROY CENTRE DEL MAR

LANDSCAPING & JANITORIAL SPECIFICATIONS

[ATTACHED]

Already delivered to the Tenant

EXHIBIT J

KILROY REALTY

Kilroy Centre Del Mar

[Memec LLC]

Landscape Maintenance Specifications

I.	GENERAL INFORMATION

A. Definitions	- Wherever these words appear in this specification, they shall have the following meanings:

1.	Specifications: General information, general and specific requirements, and any supplements, drawings, sketches and data sheets, attached or referenced.

2.	Contractor: The party or parties executing a contract with the Owner for the work specified herein.

3.	Owner’s Representative: The person designated by Owner as the project representative.

4.	Work: All landscape maintenance work specified, implied or directed.

5.	Approved/Approval: Satisfactory to the Owner’s Representative.

6.	Extra Work: Work beyond Contractor’s normal scope of work.

7.	KRC: Designates of Kilroy Realty Corporation.

B.	Contract Conditions

1.	Licensing: Contractor shall be licensed by the State of California and registered with the County (where work is performed) as a Landscape Contractor in the categories necessary to perform work under this contract in compliance with governmental requirements. Contractor must be in good standing with the California Landscape Contractor’s Association. Contractor shall furnish KRC or Owner’s Representative, annually upon each anniversary of the date hereof and upon request from KRC or Owner’s Representative at any time during the term hereof, with current, valid copies of all required licenses.

2.	Emergency Numbers: Contractor shall provide and maintain a current list of emergency numbers for 24-hour emergency response. Contractor shall initiate remedial action within one (1) hour of notification. Should Contractor fail to respond within a 1-hour time period, Kilroy Realty Corporation will respond and back charge Contractor at a rate of $50.00 per hour with a 4-hour minimum ($200). Remedial action shall not exceed three (3) hours without prior approval from KRC. Contractor shall notify

KRC of the call-out and any action taken within twelve (12) hours of the call-out.

3.	Protection of Property: Contractor shall exercise due care in protecting from damage all existing facilities, structures and utilities, both above-surface and underground, on property. Any damage to property deemed to be caused by Contractor’s negligence shall be corrected or paid for at Contractor’s sole expense. If KRC requests or directs Contractor to perform work in a given area, it will be the Contractor’s responsibility to verify and locate any underground system, i.e. utility lines. The Contractor is responsible for taking reasonable precautions when working in these areas. Any damage or problems shall be reported immediately to KRC.

4.	Storm Damage: During periods of storms, Contractor will provide inspections of the property during regular assigned hours to prevent or minimize the possible damage from inclement weather. Contractor shall report any storm damage to KRC immediately. If remedial work is requested beyond the scope of this contract, it shall be paid as Extra Work.

5.	Inspections: Upon request, Contractor shall walk the property with KRC. A minimum of (1) inspection per month will be required. Additional landscape inspections to be determined by Owner’s Representative.

6.	Schedule: Contractor shall give KRC a schedule of service days and times prior to commencement of work. Contractor will provide KRC with 48 hours advance notice for any schedule deviations.

7.	Supervision: Supervision of all work must be performed by Contractor, or another competent person, who can communicate in English with KRC, both orally and in writing.

8.	Reporting: Contractor shall provide KRC with reports regarding services if requested, at no additional charge. This may include:

a.	Suggestions for improving planting or irrigation.
b.	Cost estimates for remedial or additional work.
c.	To provide chemical application reports upon request of KRC.

9.	Dress Code: Contractor shall be required to provide uniforms or other KRC approved methods of employee identification for all personnel working on the property. All personnel shall present a neat, clean appearance.

Landscaping Specs	Page 2 of 2

10.	Utilities: All utilities shall be provided by KRC. Necessary specialized connections shall be provided by Contractor. No on-site storage facilities will be provided.

11.	Materials: All materials specified shall be delivered to the property in original containers with the name of the product, manufacturer, date and chemical analysis plainly marked on the containers.

12.	Substitutions: Wherever a specific type of material is specified, i.e. irrigation supplies, plant material, fertilizers, etc., no substitutions shall be allowed without the written approval of KRC.

13.	Payment: Contractor shall present two (2) copies of the monthly invoices for the base contract. All invoices shall be itemized to show material and labor costs. Any work performed as “extra work” shall be billed on a separate invoice (two copies) with a detailing of the location, time and materials involved in extra work. Any invoice received later than sixty (60) days after completion of work will not be paid. All invoices for the fiscal year must be submitted by December 2 of that year. Any invoices submitted after December 2 will not be paid.

14.	Back Charges: Back charges will be deducted directly from contract invoice payments; to include, but not limited to:

a.	Non-response to emergencies.
b.	Lost locks or keys.
c.	Damage of property due to Contractor negligence.
d.	Water usage fines that are determined to be caused by Contractor’s negligence.

15.	Insurance: Throughout contract term, Contractor shall provide proof of insurance to KRC in the form of an original Certificate of Insurance. Certificate shall reference the property, name additional insured as requested by KRC and abide by the following limits of liability:

Comprehensive General Liability	$2 Million
Automobile Collision	$1 Million
Worker’s Compensation	$1 Million

Without evidence of current insurance, Contract will be invalid and Contractor shall be prohibited from property.

16.	Associations: Contractor must be a current member of California Landscape Contractor’s Association.

Landscaping Specs	Page 3 of 3

17.	Extra Work: In the event that the Contractor is requested by written or verbal approval and agrees to perform the work which is not specified under this contract, the following procedure will govern such extra work.

a.	Work will be executed under a time and material basis or an agreed upon lump sum price, and quantity discounts may apply depending on the nature of the work. Work will be distributed to Contractor via Purchase Order up to $2,500, an approved Proposal, or a Work Order from our Customer Service Department.

b.	Extra work will be cost itemized on a separate monthly billing. Material mark-up shall not exceed Contractor cost + fifteen (15%) percent. Contractor must supply material invoices upon request.

c.	Extra work may include, but not be limited to, the following:

1.	Replacement of plant materials due to failures beyond Contractor’s control.
2.	Replacement of worn or damaged sprinkler heads, valves, quick couplers, etc.
3.	Laboratory costs for soil or plant testing.
4.	Remedial Landscaping - No changes shall be made to the existing landscape unless so directed in writing by KRC.
5.	Repairs or replacement due to vandalism or acts of God.
6.	High tree pruning which cannot be performed without the assistance of a ladder (over 15’).
7.	Disposal of Christmas trees off-site.
8.	Disposal of discarded furniture off site.
9.	Mowing of ground cover beds as directed by KRC.

d.	This contract does not grant Contractor the exclusive right to said extra work.

e.	Additional extra work items to the contract may be found in Section VI of these specifications.

II.	SCOPE OF WORK

Contractor shall provide all equipment, labor and materials, tools, services and special kills required to perform the landscape maintenance as set forth in these specifications and in keeping with the surrounding community. Maintenance of plant material shall include, but not be limited to, mowing, trimming, aeration, pruning, watering, fertilization, weed control, pest control and cleanup. It is the intent to provide plant material maintenance methods to keep the site in a state of perpetual growth and repair. Irrigation maintenance shall include operation of

Landscaping Specs	Page 4 of 4

system, adjustments and minor repairs. The walkways shall be cleaned to prevent impairment of walking surface from plant materials or standing water.

A.	Fertilization

In making applications of fertilizer, precautions shall be taken to contain these materials in the planting areas and prevent the deposit of material onto paved areas. Any fertilizer deposited on paved areas shall be removed immediately.

B.	Drainage

Contractor shall be responsible for periodic inspection of surface drains located within the landscaped areas. These drains shall be checked to assure proper functioning prior to inclement weather. Contractor shall remove any debris or vegetation that may accumulate at the inlet and prevent proper flow of water.

C.	Soil Analysis and Plant Testing

Contractor may be directed to take samples of soil or plant tissues for testing purposes. These tests shall be used to determine specific causes of plant failure, fertility levels, etc. If these tests are requested the laboratory costs will be paid for by KRC. Labor cost as a result of taking the test is part of base contract.

D.	Pesticides

All materials shall be in strict accordance with the Food and Agricultural Code. Application to be as follows:

1.	KRC shall be notified twenty-four (24) hours prior to every chemical application.

2.	All pesticides used must meet the standards established by the Dept. of California Law and Provisions.

3.	Pesticides shall be applied at times which limit the possibility of contamination from climatic and other factors. Applicator shall monitor forecasted weather conditions to avoid making applications prior to inclement weather to eliminate potential runoff of treated areas. When water is required to increase pesticide efficiency, it shall be applied only in quantities that each area is capable of receiving without excessive runoff. No chemical can be left unattended.

4.	Care shall be taken in transferring and mixing pesticides to prevent contaminating areas outside the target area. Application methods shall be used which ensure that materials are confined to the target area.

Landscaping Specs	Page 5 of 5

Disposal of pesticides shall be within the guidelines established in the California Food and Agricultural code.

E.	Rodent Control

Contractor shall be responsible for controlling all rodents in landscaped areas and damages incurred.

F.	Weed Control

Contractor will be responsible for removing weeds in all landscape and hardscape areas. When property is adjacent to undeveloped land or railroad spur, there shall be a ten (10) foot buffer zone kept free of weeds and debris as part of this Contract. Removal of tumbleweeds is part of this Contract.

G.	Water Conservation

Contractor is responsible for obtaining water usage restrictions for property from applicable water district.

ll.	PLANT MATERIALS

A.	Turf

1.	Fertilization: Fertilize turf as required to maintain a lush, green appearance and perpetual growth. Use of a complete fertilizer that provides N-P-K shall be used six (6) times per year.

2.	Edging:

a.	All turf edges adjacent to walks, curbs, paved areas, fixtures at grade, and shrub or ground cover areas shall be trimmed with a power edger or weed eater on a bimonthly basis to maintain a crisp and neat appearance.

b.	A six (6”) inch bare drift buffer zone shall be maintained around the circumference of all trees buildings and raised fixtures in the turf.

c.	Care shall be exercised with regard to the use of weedeaters to prevent damage to trees, building surfaces, walls, header board. light fixtures, signage, etc.

3.	Mowing:

a.	Turf shall be mowed and clippings removed on a weekly basis except months November through March when mulch mowers are

Landscaping Specs	Page 6 of 6

allowed. Bimonthly mowing is acceptable on fescue only as needed to maintain neat appearance.

b.	Cut cool season turf at least two and one half (2 1/2”) inches during warm season and reduce to two (2”) inches during cool seasons.

c.	Cut warm season turf at two to three (2-3”) inches.

d.	Turf shall be cut at a uniform height.

e.	Turf shall be cut with sharp blades.

f.	Mowing patterns shall be changed weekly to avoid rutting.

g.	Care shall be exercised during the mowing operation to prevent damage to trees and other obstacles in the lawn areas such as electrical boxes, fixtures, buildings and signage.

h.	No mowing shall be performed in wet conditions.

i.	Use of mulching mowers are authorized during the months of November through March.

j	Use of riding mowers are authorized on large open turf areas.

4.	Weed, Pest and Disease Control:

a.	Contractor shall maintain weed, pest and disease-free turf areas at all times by either chemical or mechanical means.

b.	Contractor is responsible for broadcasting turf with pre-emergent chemical to eliminate crab grass during winter months.

5.	Watering:

a.	Operate irrigation system to obtain 100% coverage and maintain uniform moisture throughout root zone.

b.	Use repeat cycles to maximize penetration and minimize runoff.

c.	Allow soil in turf areas sufficient time to dry prior to mowing to minimize soil compaction.

Landscaping Specs	Page 7 of 7

B.	Ground Cover

1.	Fertilization: Fertilize ground cover as required to maintain a lush, green appearance and maintain perpetual growth. Fertilize four (4) times per year using a complete fertilizer that provides N-P-K shall be used.

2.	Edging and Trimming:

a.	Adjacent walks, curbs, paved areas, buildings, shrubs, trees and other miscellaneous objects in ground cover areas shall be edged as needed to maintain a neat, clean, well-defined edge.

b.	A four (4”) to six (6”) inch bare dirt clearance shall be maintained around the circumference of all trees, shrubs, signs, etc. in ground cover and adjacent building structures.

c.	The use of growth retardants is acceptable with prior approval from KRC.

3.	Weed, Pest and Disease Control:

a.	Contractor shall maintain a weed, pest and disease-free ground cover at all times.

b.	Minimal weed growth is acceptable beneath ground cover height with prior approval from KRC .

4.	Watering: Contractor shall schedule water application to product a deep-rooted cover, i.e. short periods with repeat cycles.

C.	Shrubs

1.	Fertilization

a.	Fertilize shrubs as required to maintain a lush, green appearance and perpetual growth. Fertilize four (4) times per year with a complete fertilizer that provides N-P-K.

b.	Contractor shall be responsible for applying all materials required to correct mineral deficiencies affecting plant growth.

2.	Pruning

a.	Pruning of shrubs shall be performed to attain maximum desired effect or purpose while retaining as much of the natural characteristics or branching as possible.

b.	Shrubs shall be pruned as required for safety, removal of broken or diseased branches, general containment or appearance.

c.	Natural Shape: The intent is to emphasize the natural form of the shrub. Initially “pinch prune” to keep compact and develop structure. Ultimately, annually remove fifty (50%) percent of old stems to the ground to rejuvenate.

d.	Formal Hedge: It is the intent of the Ligustrum, Escallonia, Xylsome and Japanese Boxwood shrubs to have straight, crisp edges. Shearing is an acceptable method of pruning these varieties.

e.	Pruning at the correct time of year is essential to maximize flowering potential.

3.	Weed, Pest and Disease Control: Contractor shall maintain weed, pest and disease-free shrub beds at all times. Apply appropriate chemicals as required to control and prevent.

4.	Growth Retardant: The use of growth retardant is acceptable with prior approval from KRC.

D.	Vines

1.	Fertilization: Fertilize vines as required to maintain a lush, green appearance and perpetual growth.

2.	Pruning:

a.	Vines and espalier plants shall be checked and retied as required.

b.	Do not use nails to secure vines on masonry walls.

c.	Prune all vines using accepted horticultural practices as indicated in “Sunset Pruning Handbook.”

d.	Vines shall be pruned and maintained so as not to obstruct fixtures, signs, windows, etc.

3.	Watering: Water as necessary to provide optimum growth within applicable allocations.

Landscaping Specs	Page 9 of 9

E.	Color

1.	Fertilization: All color shall be fertilized a minimum of one (1) time per month with a pre-approved fertilizer that will maintain a lush, colorful appearance and perpetual growth.

2.	Pruning: Remove dead or faded blossoms, stems and foliage a minimum of one (1) time per month to encourage continued blooming and maintain a neat appearance.

3.	Weed, Pest and Disease Control: Contractor shall maintain weed and pest-free color beds. Apply appropriate chemicals as required to control and prevent disease.

4.	Watering: Water as required to promote optimum growth. Care shall be exercised to prevent eroding of container soil or excess run off from drainage holes in pots onto the hardscape.

5.	Planting: All annual color shall be provided and planted by Contractor as part of Contract. Labor to prepare and amend color beds is part of Contract. In addition to the monthly maintenance cost, Contractor shall bill KRC for flats of color actually installed and approved by KRC. Contractor shall not accept color if product is in poor condition.

F.	Trees

No tree work shall be done without prior approval and direction from KRC.

1.	Pruning:

a.	Trees shall be pruned as required to remove broken, diseased branches or for general containment. It shall be Contractor’s prime responsibility related to pruning to conduct a pruning program which must be approved by KRC. This program should develop proper tree scaffolding, strength and appearance consistent with intended use.

b.	Pruning shall be done by those experienced and skilled in pruning techniques. All cuts shall be done using proper horticulture practices.

c.	Pruning under this specification is limited to that which may be done from the ground.

Landscaping Specs	Page 10 of 10

d.	Prune trees to allow for necessary clearances for pedestrians and vehicle circulation. Minimum canopy clearance of eight (8’) feet, maximum fifteen (15’) feet.

2.	Pest and Disease Control: Apply all chemical controls as required to control or prevent pests and disease.

3.	Tree Bracing: Tree stakes, ties and guys shall be checked and corrected as needed. Ties will be adjusted to prevent girdling. Remove unneeded stakes, ties and guys as directed. Lodge pole and twist tie replacement (due to inclement weather) is part of this Contract.

4.	Fertilization of Trees: Fertilize all trees to maintain a lush, green appearance and perpetual growth. Fertilize with a complete fertilizer that provides N-P-K. May require deep root feeding or foliage application.

IV.	Irrigation System

1.	Controllers

1.	Contractor is to adjust the watering schedule equal to the Evapotranspiration rate each plant is capable of receiving based on topography, soil type, plant material, season or climatic factors. Contractor shall notify KRC, of any schedule changes.

2.	Contractor shall utilize repeat cycle on controller to eliminate excessive runoff.

3.	Hours of scheduled operation will be programmed to minimize disease occurrence of plant material.

4.	Schedule operation to reduce possible nuisance from sprinkler operation to pedestrians or vehicles. Vehicles which become wet from Contractor operating the irrigation system during working hours and require special detailing shall be at Contractor’s expense.

5.	Scheduled operation other than 9:00 p.m. to 6:00 a.m. must be approved by KRC.

6.	Contractor shall perform preventive maintenance as needed.

7.	Controller maps are property of KRC. Lost or damaged maps will be replaced at the Contractor’s expense. Copies of controller maps shall be kept in enclosures at all times.

Landscaping Specs	Page 11 of 11

8.	Contractor is responsible for maintenance of the interiors of controller enclosures.

9.	Contractor shall be responsible to notify KRC of any additional water requirements required to the landscape above allocated amount prior to the application.

B.	Operation of System

1.	All systems shall be personally observed by Contractor during operation cycle a minimum of once per month on Saturday. Sunday or during off-hours to verify effectiveness of sprinkler operation.

2.	Contractor shall adjust and clean as necessary, all sprinkler heads, valves and pressure reducers to continue operation at maximum efficiency and performance.

3.	Sprinkler heads in turf areas shall be kept clear of overgrowth which may obstruct maximum operation. To prevent “elephant tracks,” no chemical spraying or weedeating around head shall be allowed.

4.	Contractor shall be responsible for trimming plant material and making necessary adjustments to riser heights as growth rates indicate.

5.	Contractor shall be responsible for hand watering any pots not provided with an irrigation system to maintain plant to promote optimum growth.

6.	Adjustments in operating pressure shall be made for each valve for optimum efficiency unless instructed otherwise by KRC.

7	Contractor shall be responsible to perform weekly meter reads and report usage to KRC each week (if required by KRC or Owner’s Representative).

8.	Contractor shall monitor plant performance and notify KRC of any stress signs or excess watering signs.

C.	Repairs

1.	Any repairs made by Contractor will be in accordance with current practices or as directed by KRC. Current practices are:

a.	Use of Rainbird 1800 series matched precipitation heads for all replacements, or match existing heads whenever possible.

b.	All heads on triple swing joints.

Landscaping Specs	Page 12 of 12

c.	As heads on risers break, they will be replaced with pop-ups if adjacent to traffic areas or walkways.

d.	As impact heads break, replace with Hunter Rotors.

2.	Repairs to the irrigation system caused by conditions under which the Contractor does not have direct control shall be paid for by KRC as extra work. Repairs under this shall be vandalism, normal wear and tear, and storm damage (acts of God). It shall be Contractor’s responsibility to report such conditions immediately to KRC.

3.	Malfunctions of any nature which are deemed to be the fault of materials or workmanship still covered under original installation guarantee shall be reported immediately to KRC.

4.	Contractor must submit itemized irrigation invoices for repairs, per property on a monthly basis that include the following information:

a.	Date of repair, nature of repair.

b.	Site map to illustrate location of repair.

IV.	CUSTODIAL/CLEANUP WORK

A.	Debris

1.	Contractor shall remove all debris resulting from the maintenance operations and dispose of it. All grass clippings deposited on roadways or walks shall be picked up after each mowing or trimming operation. No debris will be allowed to remain at the end of the work day.

2.	No debris shall be blown onto public property per city code.

3.	Use of all blowers must be done in the early morning and must comply with all city ordinances for use and time of use.

4.	No dumping in on-site dumpsters unless authorized by KRC.

5.	Green waste bins may be located on-site at contractors expense with authorization by KRC.

B.	Walkways

All walkways shall be cleaned of debris and trash shall be picked up off hardscape and landscape areas during weekly service.

Landscaping Specs	Page 13 of 13

C.	Landscaped Areas

1.	Debris, leaves and rubbish in landscaped areas shall be removed during weekly service.

2.	All landscape areas shall be patrolled weekly to check for vandalism, broken tree branches, rodents, snails, insects, pests, disease, etc.

D.	Dumpsters

All dumpster areas shall be cleaned on a pre-approved frequency to be directed by KRC. This cleanup shall consist of putting out the dumpsters and sweeping or hosing down the enclosure and then returning the dumpsters to the enclosure. Large household items, i.e. couches and mattresses, left in dumpster enclosures will be removed and transported to the dump as extra work.

Vl.	EXTRAS

A.	Weed Control

When property is adjacent to undeveloped land or railroad spur, there shall be a ten (10’) foot buffer zone kept free of weeds and debris as a part of this Contract.

B.	Aeration of Plant Material

1.	To allow for proper water penetration and minimized runoff, mechanically aerate all turf areas to be determined by Owner Representative.

2.	Use a plug aerator with three (3”) inch tines. Eighty (80%) percent of plugs shall be removed by Contractor at time aeration occurs.

C.	Thatching/Overseeding of Plant Materials

1.	As needed, thatch in October, as directed by KRC.

2.	Do not thatch fescue unless directed by KRC.

3.	Overseed all bermuda turf areas with ten (10) pounds per thousand (1,000) square feet of perennial rye grass seeds. Prior to overseeding, mow all bermuda grass areas to three-fourths (3/4”) inch.

D.	Moving of Ground Cover

Contractor shall mow ground cover beds as directed by KRC.

Landscaping Specs	Page 14 of 14

E.	Mulch

Contractor shall maintain mulch with a two inch (2”) depth at all times. Contractor to re-apply mulch a minimum of one time per year at Owner Representative request at an extra cost. KRC shall determine the variety of mulch to be used on all properties.

F.	Surface Root Removal of Trees

Surface roots up to three inches in diameter (3”) which become maintenance, appearance or liability problems will be removed as required to prevent damage to adjacent paved areas.

Landscaping Specs	Page 15 of 15

EXHIBIT K

KILROY CENTRE DEL MAR

SECURITY SERVICE SPECIFICATIONS

[ATTACHED]

EXHIBIT K

Kilroy Realty

Kilroy Centre Del Mar

[Memec LLC]

Security Services Specifications

I.	GENERAL INFORMATION

A. Definitions	- Wherever these words appear in this specification, they shall have the following meaning;

1.	Specifications: General information, general and specific requirements, and any supplements, drawings, sketches and data sheets, attached or referenced.

2.	Contractor: The party or parties executing a contract with the Owner for the work specified herein.

3.	Owner’s Representative: The person designated by Owner as the project representative.

4.	Work: All security services specified, implied or directed.

5.	Approved/Approval: Satisfactory to the Owner’s Representative.

6.	Extra Work: Work beyond Contractor’s normal scope of work.

7.	KRC: Designates of Kilroy Realty Corporation

B.	Contract Conditions

1.	Licensing: Contractor shall be licensed by the State of California.

2.	Emergency Numbers: Contractor shall provide and maintain a current list of emergency numbers for 24-hour emergency response. Contractor shall initiate remedial action within one (1) hour of notification. Remedial action shall not exceed three (3) hours without prior approval from KRC. Contractor shall notify KRC of the call-out and any action taken within twelve (12) hours of the call-out.

3.	Protection of Property: Contractor shall exercise due care in protecting from damage all existing facilities, structures and utilities, both above-surface and underground, on property. Any damage to property deemed to be caused by Contractor’s negligence shall be corrected or paid for at Contractor’s sole expense. Additionally, Contractor shall report any storm damage to KRC immediately. If remedial work is requested beyond scope of this contract, it shall be paid as extra work.

4.	Inspections: Upon request, Contractor shall walk the property with KRC.

5.	Schedule: Contractor shall give KRC a schedule of service days and times prior to commencement of work. Contractor will provide KRC with 48 hours advance notice for any schedule deviations.

6.	Supervision: Supervision of all work must be performed by Contractor, or another competent person, who can communicate in English with KRC, both orally and in writing.

7.	Reporting: Contractor shall provide KRC with reports regarding services if requested, at no additional charge.

8.	Dress Code: Contractor shall be required to provide uniforms or other KRC approved methods of employee identification for all personnel working on the property. All personnel shall present a neat, clean appearance.

9.	Cleanup: Contractor shall remove all debris resulting from the maintenance operations and dispose of same off-site. NO ON-SITE DUMPING.

10.	Payment: Contractor shall present the monthly invoice, properly coded, for the base contract. All invoices shall be itemized to show material and labor costs. Any work performed as “extra work” shall be billed on a separate invoice with a detailing of the location, time and materials involved in extra work. All invoices for each fiscal year shall be submitted by December 2 of that year. Any invoices submitted after December 2, will not be paid.

11.	Back Charges: Back charges will be deducted directly from contract invoice payments to include, but not limited to;

a.	Lost locks or keys.
b.	Damage of property due to Contractor negligence.

12.	Insurance: Throughout contract term, Contractor shall provide proof of insurance with an “A” rated insurance provider to KRC in the form of an original Certificate of Insurance. Certificate shall reference the property, name additional insured as requested by KRC and abide by the following limits of liability:

Comprehensive General Liability	$2 Million
Automobile Collision	$1 Million
Worker’s Compensation	$1 Million

Without evidence of current insurance, Contract will be invalid and Contractor shall be prohibited from property.

II.	Services to be Performed

The description of services outlined below should be referred to as a guide rather than a limitation on duties or obligations to KRC or Owner’s Representative, since the intent of the Agreement is to provide a comprehensive security and related fire and life safety monitoring.

1. Contractor’s General Responsibilities. Contractor will provide security services for all stories of the Building, the parking garage (“Garage”) and perimeter and grounds (“Plaza”). Contractor will employ a staff which shall perform security services, according to the specifications which are provided herein.

2. Contractor’s Specific Responsibilities. In addition to assuming the general responsibilities described in Section 1. Contractor shall:

(a) Record, in the Daily Activity Report, all reported or observed accidents, incidents, damage, breakage, and/or apparent plumbing or electrical problems in or about the Building and immediately report all such matters to Building Management;

(b) Be thoroughly familiar with the Building’s emergency telephone list and procedures;

(c) Record, in the Building’s Security Log Book or Daily Activity Reports, any evidence of Building security breaches and immediately report all such matters to Building Management;

(d) Maintain the Command Center and lobby console desk in a neat and clean condition at all times;

(e) Lock and unlock the loading dock entry door and the Building entry doors and restrict access to the Building, as directed by KRC or Owner’s Representative during restricted access hours established by KRC or Owner’s Representative unless individuals present valid access cards or have properly secured approval from the Building Management Office;

(f) Provide roving security officer(s) who shall tour (walking) the Building, Plaza, sidewalks, internal stairwells and the Garage to insure that the Building and surrounding areas are secure from access by unauthorized persons and who shall respond to any observed or reported disturbances;

(g) Provide Console security officer(s) to view and control the various CCTV camera monitors in and around the Building and Garage, fire and life safety monitors, intercom systems, and all other related Building and security alarms, and control after-hours access;

(h) Provide security officer(s) at the lobby console who shall insure the safe and efficient usage of the freight elevator; making sure all contractors and vendors sign in/out;

(i) Employ skilled and competent employees to perform the services set forth herein and provide all manpower required to operate and monitor the security, the Building fire and life safety systems and the Fire Control Room, provided that any employee who causes any breach of peace or other disturbance or who is otherwise found to be unacceptable by KRC or Owner’s Representative shall be immediately discharged or transferred and thereafter replaced by Contractor. All Contractor’s employees shall prominently display an identification badge issued by KRC or Owner’s Representative, while performing services in or about the Building;

(j) Require that all employees present a clean and neat appearance at all times. Contractor shall provide uniforms for all employees. Uniforms shall be replaced as required or requested by KRC or Owner’s Representative at Contractor’s sole expense when any negligence, misuse, loss or theft by Contractor or its employees has taken place;

(k) Maintain and show evidence of an adequate management level supervisory staff who shall make weekly scheduled and unscheduled visits to the Building, during normal business hours, week nights, weekends and holidays, to insure that the security staff is performing services as required by the Agreement. A written report of such inspections and findings shall be rendered within five (5) working days after inspection, or as such inspections occur. A schedule shall be provided to KRC or Owner’s Representative on the first day of every month identifying intended inspection dates;

(l) Receive from Contractor hand-held walkie-talkies which will be utilized by the security officers for internal communications. All communications equipment shall be kept in first-class working order by Contractor at all times and shall be replaced (with identical equipment) when lost and/or becomes defective as a result of Contractor’s misuse or neglect at Contractor’s sole expense. Contractor is to provide KRC or Owner’s Representative with a list of equipment serial numbers to monitor the equipment received by KRC or Owner’s Representative or replaced by Contractor;

(m) Provide to KRC or Owner’s Representative, prior to commencement of any work hereunder, a detailed roster and schedule setting forth Contractor’s security staff and the specific assignments of each employee;

(n) Require that all security officers shall be interviewed and approved by KRC or Owner’s Representative prior to the commencement of services under this Agreement. Contractor shall submit, prior to each interview, a detailed and up-to-date job application and a copy of the employee’s California Guard Card. Background checks of the individual shall be performed by Contractor and a copy shall be attached to the job application. Unless otherwise instructed by KRC or Owner’s Representative, security officers assigned for interview should be advised before such interview as to the expected rate of pay, post assignment, duties, shift hours and days off. Approval of an officer by KRC or Owner’s Representative shall not imply or indicate that KRC or Owner’s Representative assumes any responsibility for the performance by any security officer, and Contractor remains fully responsible for the activities and performance of each of its employees;

(o) Require that all of Contractor’s employees participate in the Transportation System Management Plan established for the Building and park in designated locations to be determined by KRC or Owner’s Representative pursuant to the Transportation System Management Plan;

(p) Maintain all logs, reports, programs and compilations, necessary or required hereunder, which shall be and remain the sole property of KRC or Owner’s Representative and shall be available for review by KRC or Owner’s Representative at any time during the term hereof and shall be surrendered to KRC or Owner’s Representative upon the expiration or earlier termination of this Agreement. Contractor shall, at any time during the term of this Agreement, upon request of KRC or Owner’s Representative, render a report of incidents, work schedules, equipment, inventory, staffing, payroll verification or any such related events at the Building;

(s) Maintain and show evidence of an adequate back-up force and supervisory staff to be able to assist the Building security staff immediately in case of emergency, i.e. flood, earthquake, or fire;

(t) Submit a list to KRC or Owner’s Representative of at least three (3) emergency telephone numbers, other than the local branch office number or answering service, who are authorized to dispatch back-up personnel in the event of a request by KRC or Owner’s Representative for such services. Contractor shall update these emergency telephone numbers, as required, but no less than every month throughout the term of this Agreement;

(u) Provide an on-site Security Director and supervisory staff assigned exclusively to the Building to maintain the optimum level of security coverage defined herein. Such security personnel shall be responsible to perform (at a minimum) the following:

(1) Security Director shall be fully aware of all items and duties specifically set forth and shall schedule all security officers in such a manner so as to insure that adequate security coverage is always maintained;

(2) Security Director shall supervise the entire security staff and shall be responsible to schedule replacement or back-up employees to cover absentee or vacationing security officers;

(3) Security personnel shall provide immediate notification of all accidents, incidents, and/or damage reports to Security Director by completing the required forms, reports and/or logs;

(4) All security personnel shall become familiar with the emergency fire and disaster plans for the Building and the duties assigned to them as they relate to these plans;

(5) Shift supervisors shall be available on request by Security Director during normal business hours to visit the management staff (or other designated individuals) to review operations and answer complaints of any nature relating to Contractor’s performance and/or staff;

(v) Comply with the following staffing and back-up requirements:

(1) Staffing shall provide the coverage as specified herein to maintain an optimum level of security in the Building. No shifts and/or positions will be left uncovered at any time;

(2) No security officer assigned to the Building shall work more than fifty-five (55) hours in any week (this includes all temporary replacement employees) without the prior written permission of KRC or Owner’s Representative;

(w) Require that security officers assigned to the Building shall receive a minimum of sixteen (16) hours on-site training paid for by Contractor as part of Contractor’s general overhead;

(x) Be liable for any false alarms and/or activation of the Building fire and life safety system as a direct or indirect result of Contractor’s services being performed. KRC or Owner’s Representative reserves the right to charge-back to Contractor a fee of One Hundred Dollars ($100.00) for each false alarm occurrence; and

(y) Provide to KRC or Owner’s Representative, prior to commencement of any work hereunder, evidence that Contractor has been issued the required licenses and permits which shall certify that Contractor is approved and licensed to perform its services as herein specified. In addition, Contractor shall furnish KRC or Owner’s Representative, annually upon each anniversary of the date hereof and upon request from KRC or Owner’s Representative at any time during the term hereof, with current, valid copies of all required licenses and permits.

Ill.	Security Staff Levels

It is the intent of this section of the Agreement to establish the base building security staff to be provided by Contractor to the Building.

The major responsibilities of the positions described below should be referred to as a guide rather than a limitation on duties or obligations to KRC or Owner’s Representative as the intent of the Agreement is to have the Building secured at all times.

Personnel to be provided by Contractor shall be in uniform at all times during the daily tours and shall not leave the Building wearing them.

Contractor shall provide sufficient staffing to cover the number of hours required for each position as hereinafter noted and shall comply with all labor laws of the city, state and federal agencies having jurisdiction.

A.	Security Director (On-site Working Supervisor)

Reports to: KRC or Owner’s Representative

Position Summary: Supervises all on-site security staff personnel and assists in the daily security and fire/life safety operations of the Building.

Requirements:

(1)	Have prior security supervisory experience and/or related training.

(2)	Knowledgeable in all phases of building security and fire and life safety procedures.

(3)	Administrative responsibility in setting work priorities, scheduling and training employees, and procuring supplies and materials.

(4)	Good communication skills and an ability to work well with management, tenants and employees.

Major Responsibilities:

(1)	Develop and implement policies and goals of the Security Department.

(2)	Complete assignments for KRC or Owner’s Representative in a timely and thorough manner.

(3)	Regularly report to the building management on the status of security at the site.

(4)	Interact in a positive way with building management, tenants, visitors and contractors.

(5)	Establish a liaison between the Contractor’s account manager, site security and building management.

(6)	Coordinate and report to building management the status of security systems monitored by security.

(7)	Provide advice and counsel to KRC or Owner’s Representative on matters involving security.

(8)	Conduct training for all tenants within the Building.

(9)	Officer interviewing, selection and orientation.

(10)	Officer discipline and commendations.

(11)	View CCTV monitor when at lobby console. Operate computer-based CCTV camera controllers and video recorders.

(12)	Assist visitors to the Building during normal business hours, and provide directions to tenant areas, retail spaces or elevator banks.

(13)	Observe, monitor and control all entries to the Building, after normal business hours, utilizing the access card reader (located within the console) to verify authorized entry or other security controls established by KRC or Owner’s Representative.

(14)	Direct all individuals who are making deliveries (other than items which may be hand carried) to the Building to utilize the loading dock elevator during normal business hours. Under no circumstances will any security officer accept deliveries or sign for any packages unless KRC or Owner’s Representative provides prior written approval. KRC or Owner’s

Representative shall provide written procedures on the handling of all deliveries and pick-ups after normal business hours.

(15)	Communicate with lobby console or roving security officers (using hand-held walkie-talkies, intercom or telephone systems) of any observed problems in general area of visual surveillance or viewed on CCTV monitor.

(16)	Officer training and testing.

(17)	Assure maintenance of appropriate documentation, record keeping and payroll sheets.

(18)	Monitor and review payroll entries, adjustments, pay rate changes and reconciliation matters.

(19)	Oversee security operations at the Building.

(20)	Interact with the local Fire Department on C.A.C. 19 requirements.

(21)	Be available on a 24-hour basis to respond to Building emergencies.

(22)	Assist KRC or Owner’s Representative in implementing the emergency procedures established for the Building. Assist KRC or Owner’s Representative in the operation of the Building fire and life safety systems in an emergency situation in the absence of KRC or Owner’s Representative, take responsibility to implement emergency procedures.

(23)	Coordinate the training and orientation of the entire Security Department. Assign and train all personnel in lobby console and Fire Control Room procedures. Oversee all reports, logs and pass-ons for lobby console and Fire Control Room.

(24)	Review all reports, policies and procedures in the Security Department.

(25)	Manage and supervise all sub-departments within the Security Department, i.e., fire control room, lobby console and loading dock.

(26)	Manage and regulate all systems used by Security Department, i.e., fire system, building elevators, CCTV system, and security trunk.

(27)	Manage inventory of equipment, i.e., radios, uniforms, keys, flashlights, etc.

(28)	Generate, edit and distribute all paperwork for Security Department, i.e., procedures, memos, reports and miscellaneous forms.

(29)	Generate all work orders and attached paperwork for extra security coverage beyond established “base building” hours.

(30)	Maintain the Building Security Log Book and record all incidents.

(31)	Monitor status and alarms on fire and life safety systems (including emergency generator, if applicable) and inform KRC or Owner’s Representative immediately of any alarms, the device in alarm and its location.

(32)	Monitor status and alarms on Building Automation System and inform engineering staff and KRC or Owner’s Representative immediately of any alarms, the device or system in alarm and its location.

(33)	Monitor status, alarms and intercom systems associated with the Building’s elevators (passenger, handicapped, service/freight) and inform KRC or Owner’s Representative and elevator maintenance services contractor immediately of any malfunction or alarm condition that may arise.

(34)	Monitor status and alarms on all stairtower doors as well as monitor the stairtower intercoms and inform KRC or Owner’s Representative immediately of any breach of security after having firstly had roving security officer investigate the area.

(35)	Monitor status and alarms of tenant special fire suppression systems and inform tenant and KRC or Owner’s Representative immediately of any change in status.

(36)	Monitor the garage elevator lobby intercom system and inform KRC or Owner’s Representative and Parking Operator of any incidents immediately.

(37)	Enter work orders to janitorial and engineers during after hours.

(38)	Monitor and shutdown elevators during after hours when necessary.

(39)	Answer the phones for Building Management Office during after hours at lobby console.

B.	Shift Supervisors

Major Responsibilities:

(1)	Supervise, train and direct security staff reporting to supervisor.

(2)	Schedule security officers to insure required coverage is maintained at all times.

(3)	Provide necessary training of all new or temporary replacement (for absentees) officers to insure that they are completely familiar with the responsibilities of the officers they are replacing.

(4)	Review daily with KRC or Owner’s Representative or KRC or Owner’s Representative’s designated representative all logs and incident reports.

(5)	Tour the Building daily to insure all officers are performing assignments as required.

(6)	Inform KRC or Owner’s Representative immediately of any breach of security or apparent emergency situation.

(7)	Assist Security Director in implementing the emergency procedures established for the Building. Assist Security Director in the operation of the Building fire and life safety systems in an emergency situation. In the absence of KRC or Owner’s Representative, Security Director takes responsibility to implement emergency procedures.

(8)	View CCTV monitor when at lobby console. Operate computer-based CCTV camera controllers and video recorders.

(9)	Assist visitors to the Building during normal business hours, and provide directions to tenant areas, retail spaces or elevator banks.

(10)	Observe, monitor and control all entries to the Building, after normal business hours, utilizing the access card reader (located within the console) to verify authorized entry or other security controls established by KRC or Owner’s Representative.

(11)	Direct all individuals who are making deliveries (other than items which may be hand carried) to the Building to utilize the loading dock elevator during normal business hours. Under no circumstances will any security officer accept deliveries or sign for any packages unless KRC or Owner’s Representative provides prior written approval. KRC or Owner’s Representative shall provide written procedures on the handling of all deliveries and pick-ups after normal business hours.

(12)	Communicate with lobby console or roving security officers (using hand-held walkie-talkies, intercom or telephone systems) of any observed problems in general area of visual surveillance or viewed on CCTV monitor.

(13)	Be available to meet with KRC or Owner’s Representative or KRC or Owner’s Representative’s designated representative to review operations and to meet with tenants to discuss security related matters.

(14)	Coordinate issuance of identification badges to all vendors or contractors performing work in or about the Building.

(15)	Maintain the Building Security Log Book and record all incidents.

(16)	Monitor status and alarms on Building Automation System and inform engineering staff and KRC or Owner’s Representative immediately of any alarms, the device or system in alarm and its location.

(17)	Monitor status, alarms and intercom systems associated with the Building’s elevators (passenger, handicapped, service/freight) and inform KRC or Owner’s Representative and elevator maintenance services contractor immediately of any malfunction or alarm condition that may arise.

(18)	Monitor status and alarms on all stairtower doors as well as monitor the stairtower intercoms and inform KRC or Owner’s Representative immediately of any breach of security after having firstly had roving security officer investigate the area.

(19)	Monitor status and alarms of tenant special fire-suppression systems and inform tenant and KRC or Owner’s Representative immediately of any change in status.

(20)	Monitor the garage elevator lobby intercom system and inform KRC or Owner’s Representative and Parking Operator of any incidents immediately.

(21)	Enter work orders to janitorial and engineers during after hours.

(22)	Monitor and shutdown elevators during after hours when necessary.

(23)	Answer the phones for Building Management Office during after hours at lobby console.

(24)	Monitor HVAC on Building Automation Systems for alarms and problems.

C.	Rover

Major Responsibilities:

(1)	Lock and unlock entry doors as directed by KRC or Owner’s Representative.

(2)	Patrol (walking) on a continuous basis the Building’s courts, plazas, sidewalks, internal stairtowers, multi-tenant floor corridors and multi-level subterranean garage to insure unauthorized individuals are identified and activities monitored. During all patrols, security officers shall note any and all burnt out bulbs/fluorescent tubes, exit lights, fountain heads, number of after-hour vehicles in garage, leaks, accumulated dirt and debris, damage to walls, floors, ceilings, doors, lock sets, etc., unauthorized storage of material in emergency egress paths (corridor, stairwells, etc.) and potential fire hazards. All noted items shall be reported to security supervisory personnel after each tour, unless the item is noted as potentially dangerous which should be reported immediately using the hand-held walkie-talkies.

(3)	Provide, as necessary and scheduled, relief for Lobby Console security officers. Relief Officer shall be completely familiar with the responsibilities of the security officers being relieved.

(4)	Assist KRC or Owner’s Representative in the implementation of emergency procedures as they relate to general building security.

(5)	During after hours operation of the Building, monitor and control entry of all vehicles following all required procedures established by KRC or Owner’s Representative.

(6)	Prior to daily operation of the passenger elevators, security officers shall test the cab intercom system to insure it is operable.

(7)	Provide as needed an escort to accompany tenant’s employees to their vehicles during hours other than regular office hours.

(8)	View CCTV monitor when at lobby console. Operate computer-based CCTV camera controllers and video recorders.

(9)	Assist visitors to the Building during normal business hours, and provide directions to tenant areas, retail spaces or elevator banks.

(10)	Observe, monitor and control all entries to the Building, after normal business hours, utilizing the access card reader (located within the console) to verify authorized entry or other security controls established by KRC or Owner’s Representative.

(11)	Direct all individuals who are making deliveries (other than items which may be hand carried) to the Building to utilize the loading dock elevator during normal business hours. Under no circumstances will any security officer accept deliveries or sign for any packages unless KRC or Owner’s Representative provides prior written approval. KRC or Owner’s Representative shall provide written procedures on the handling of all deliveries and pick-ups after normal business hours.

(12)	Communicate with lobby console or roving security officers (using hand-held walkie-talkies, intercom or telephone systems) of any observed problems in general area of visual surveillance or viewed on CCTV monitor.

(13)	Assist KRC or Owner’s Representative in the implementation of emergency procedures as they relate to general building security.

(14)	Monitor status and alarms on Building Automation System and inform engineering staff and KRC or Owner’s Representative immediately of any alarms, the device or system in alarm and its location.

(15)	Monitor status, alarms and intercom systems associated with the Building’s elevators (passenger, handicapped, service/freight) and inform KRC or Owner’s Representative and elevator maintenance services contractor immediately of any malfunction or alarm condition that may arise.

(16)	Monitor status and alarms on all stairtower doors as well as monitor the stairtower intercoms and inform Supervisor immediately of any breach of security.

(17)	Monitor status and alarms of tenant special fire suppression systems and inform tenant and KRC or Owner’s Representative immediately of any change in status.

(18)	Monitor the garage elevator lobby intercom system and inform KRC or Owner’s Representative and Parking Operator of any incidents immediately.

(19)	Enter work orders to janitorial and engineers during after hours.

(20)	Monitor and shutdown elevators during after hours when necessary.

(21)	Answer the phones for Building Management Office during after hours at lobby console.

Other Post descriptions may be added to these Specifications at the discretion of KRC or Owner’s Representative.

EXHIBIT L

KILROY CENTRE DEL MAR

FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY AND

WHEN RECORDED, RETURN TO:

Above Space for Recorder’s Office Only

SUBORDINATION,

NON-DISTURBANCE,

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of              by and among KILROY REALTY, L.P., a Delaware limited partnership (“Lessor”),             , a              (“Lessee”) and              (“Lender”).

R E C I T A L S:

This Agreement is made with reference to the following facts:

A. By that certain Office Lease dated              (the “Lease”), Lessor has leased to Lessee and Lessee has leased from Lessor certain premises (the “Premises”) constituting a portion of that certain property commonly known as              in San Diego County, California (the “County”) and more particularly described in the Lease and Exhibit A attached hereto (the “Property”).

B. Lender has made a loan to Lessor in the principal amount of $            , secured by a deed of trust and assignment of leases and rents covering the Property.

C. Lessee has agreed that the Lease shall be subject and subordinate to the Deed of Trust, provided Lessee is assured of continued occupancy and quiet enjoyment of the Premises under the terms of the Lease.

D. The parties desire to set forth their agreement concerning the Lease and their respective rights in connection with any exercise by Lender of its rights and remedies under the Deed of Trust or any other instrument executed in connection therewith (collectively, the “Loan Documents”).

EXHIBIT L

A G R E E M E N T:

For good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1. Definitions. The following terms shall have the following meanings:

1.1 “Construction Obligation” means any obligation of Lessor under the Lease to make, pay for or reimburse Lessee for any alterations, demolition or other improvements or work at the Premises. “Construction Obligation” shall not include: (a) reconstruction or repair following damage or destruction or condemnation; or (b) Lessor’s maintenance, repair, replacement and compliance with laws or other obligations under the Lease.

1.2 “Foreclosure Event” means: (a) foreclosure under any of the Loan Documents; (b) any other exercise by Lender of rights and remedies (whether under the Loan Documents or under applicable laws, including bankruptcy law), as a result of which Successor Lessor becomes owner of the Property or any portion thereof; or (c) delivery by Lessor to Lender (or its designee or nominee) of a deed or other conveyance of Lessor’s interest in the Property or any portion thereof in lieu of any of the foregoing.

1.3 “Former Lessor” means Lessor and any other party that was landlord under the Lease at any time prior to the occurrence of a Foreclosure Event.

1.4 “Offset Rights” means any right or alleged right of Lessee to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Lessor pursuant to this Agreement), reduction, deduction or abatement against Lessee’s payment of rent or performance of Lessee’s other obligations under the Lease, arising from Former Lessor’s breach or default under the Lease.

1.5 “Successor Lessor” means any party that becomes owner of the Property as the result of a Foreclosure Event.

2. Subordination. Subject to Section 3, below, Lender and Lessee do hereby covenant and agree that the Lease, with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Deed of Trust and to any renewals, modifications, replacements and extensions thereof and to all advancements made thereunder, and Lender hereby consents to the Lease to the extent required pursuant to the Loan Documents.

3. Non-Disturbance, Recognition and Attornment.

3.1 Lender shall not name or join Lessee as a defendant in any exercise of Lender’s rights and remedies arising upon a breach or default under the Loan Documents.

3.2 Unless the Lease has been terminated by reason of Lessee’s default under the Lease (after receipt by Lessee of notice of such default as required under the Lease and expiration of the cure period, if any, applicable to such default as set forth in the Lease), then from and after the date upon which Successor Lessor takes title to the Property:

(a) Successor Lessor shall not affect, impair or disturb Lessee’s possession of the Premises under the Lease;

(b) Successor Lessor shall recognize all of the rights and privileges of Lessee under the Lease and shall perform and be bound to Lessee under all of the terms and conditions of the Lease (including, without limitation, all renewal and other options contained therein);

EXHIBIT L

(c) Lessee shall recognize and attorn to Successor Lessor as Lessee’s direct landlord under the Lease; and

(d) the Lease (including, without limitation, all renewal and other options contained therein) shall continue in full force and effect as a direct lease, in accordance with its terms, between Successor Lessor and Lessee.

3.3 The provisions of this Article 3 shall be effective and self-operative without any need for Successor Lessor or Lessee to execute any further documents. Lessee and Successor Lessor shall, however, confirm the provisions of this Article 3 in writing upon request by either of them.

4. Protection of Successor Lessor. Notwithstanding anything to the contrary contained in this Agreement, Successor Lessor shall not be liable for or bound by any of the following matters:

4.1 Any act or omission of any Former Lessor;

4.2 Any Offset Rights that Lessee may have against any Former Lessor relating to any event occurring prior to the Foreclosure Event, except for the Offset Rights specifically provided in Section 19.6 of the Lease, provided that Lessee delivers to Lender a copy of any and all notices delivered to the Former Lessor pursuant to such sections, either concurrently with or shortly after delivery of such notices to the Former Lessor. The foregoing shall not limit Lessee’s exercise of any rights against Successor Lessor expressly available to Lessee under the Lease, if any, because of events occurring or conditions existing from and after the Foreclosure Event;

4.3 Any payment of rent which Lessee may have paid in advance to any Former Lessor more than 30 days prior to the date such rent was first due and payable under the Lease with respect to any period after the Foreclosure Event or any period prior thereto in which Lender or a receiver collects rent pursuant to the exercise of rights under the Loan Documents;

4.4 Any modification or amendment of or supplement to the Lease without the prior written consent of Lender, which consent Lender agrees shall not be withheld, delayed or conditioned on matters not relevant to the proposed modification, amendment or supplement;

4.5 Intentionally Omitted;

4.6 Any obligation set forth in the Lease to defend, indemnify or hold harmless Lessee against liability, damage, loss, cost or expense arising out of or relating to the presence, spill or release of any hazardous or toxic substances or materials, except to the extent caused by the acts of Successor Lessor or its agents or employees;

4.7 Any obligation to return or credit to Lessee any security deposit, except to the extent Successor Lessor has actually and unconditionally received such security deposit;

4.8 Any repairs, restoration or reconstruction of all or any part of the Property the cost of which exceeds the proceeds of any insurance Successor Lessor actually receives as a result of such damage or destruction.

4.9 Nothing contained is this Article shall affect Lessee’s rights and remedies against any Former Lessor or Lessee’s right, if any, to terminate the Lease based upon a breach of the Lease, breach of any warranty or misrepresentation by any Former Lessor.

EXHIBIT L

5. Notices. Any and all notices by one party to the other shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, or by a private overnight courier or delivery service, to the address of the other party set forth next to its signature; in addition, copies of notices to Lessor shall be sent to Allen, Matkins, Leck, Gamble & Mallory LLP, 1901 Avenue of the Stars, Suite 1800, Los Angeles, California 90067, Attention: Anton N. Natsis, Esq. Any party at any time may change its address by notice to the other party in writing given as provided in this Article. The earlier of (a) the date of receipt or refusal of receipt, or (b) three business days after the date such notice is given in accordance with this Article shall constitute the initial date of notice in computing the elapsed time as specified in any notice requirement in this Agreement.

6. Governing Law; Successors and Assigns. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Amendment to Agreement. This Agreement may be modified only by an agreement in writing signed by the parties or their respective successors in interest. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof.

EXHIBIT L

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“Lessee”:

a
Address:
By:
[PLEASE PROVIDE]		Its:
By:
Its:

KILROY REALTY, L.P.,
“Lessor”:	a Delaware limited partnership

Address:	By:	KILROY REALTY CORPORATION, INC
12200 W. Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attn: Property Management Department		a Maryland corporation, general partner
By:
Its:
By:
Its:

“Lender”:

a
Address:
By:
Its:
By:
Its:

EXHIBIT L

EXHIBIT M

KILROY CENTRE DEL MAR

TENANT’S DIRECT COMPETITORS

(PROJECT NAME RESTRICTION)

1.	Dallas Semiconductor
2.	Maxim
3.	Altera
4.	Avnet, Inc.
5.	Arrow Electronics, Inc.
6.	Pioneer Standard Electronics
7.	Reptron Electronics
8.	All American Semiconductor
9.	Future Electronics
10.	Richardson Electronics
11.	Nu Horizons Electronics Corp.
12.	Digi-Key Corporation
13.	Sager Electronics
14.	TTI

EXHIBIT M

OFFICE LEASE

KILROY REALTY

KILROY CENTRE DEL MAR

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

MEMEC, LLC,

a Delaware limited liability company,

as Tenant.

(ii)

INDEX

Page(s)
Abatement Event	12
Accountant	20
Accountant’s Statement	20
Additional Premises Access Date	6
Additional Premises Commencement Date	6
Additional Premises Term	6
Additional Rent	13
Advocate Arbitrators	11
Alterations	25
Applicable Laws	48
Award	11
Bank Prime Loan	49
Base Building	26
Base Rent	12
Base Year	13
BOMA	6
bona-fide third-party offer	7
Broker	55
BS/BS Exception	24
Building Common Areas	6
Building Common Areas	6
Building Hours	22
Building Monument Sign	46
Building Structure	28
Building Systems	28
CC&Rs	21
Comparable Area	10
Comparable Buildings	10
Comparable Deals	9
Comparable Term	10
Control	37
Cosmetic Alterations	25
Damage Termination Date	31
Damage Termination Notice	31
Direct Expenses	13
Eligibility Period	12
Environmental Laws	57
Estimate	19
Estimate Statement	19
Estimated Excess	19
Excess	18
Exercise Notice	10
Expense Year	13
First Refusal Notice	7
First Refusal Space	7
First Refusal Amendment	8
First Refusal Space Lease	8
Force Majuere	53
Hazardous Material(s)	57

(iii)

Holdover Notice	37
Holidays	32
HVAC	22
Initial L-C Amount	42
Landlord Parties	28
Landlord Repair Notice	30
Landlord Response Date	10
Landlord Response Notice	10
Landlord’s Option Rent Calculation	10
L-C
L-C Amount	42
L-C Security Deposit	45
Lease	1
Lease Commencement Date	8
Lease Expiration Date	8
Lease Term	8
Lease Year	8
Lines	56
Mail	53
Market Capitalization	43
Market Rent	9
Net Worth	53
Neutral Arbitrator	11
Nondisturbance Agreement	39
Notices	53
Objectionable Name	47
Operating Expenses	13
Option Rent	9
Option Term	9
Option Term TI Allowance	10
Original Improvements	29
Original Tenant	7
Other Improvements	58
Outside Agreement Date	10
Permitted Assignee	7
Permitted Holdover Term	38
Permitted Transferee	37
Premises	5
Project Common Areas	6
Project Common Areas
Proposition 13	17
Provider	58
Reestablishment Notice	43
Renovations	56
Rent Concessions	9
Rent	13
Required L-C Amount	43
Required Thresholds	43
Security Areas	50
Security Deposit	42
Sign Specifications	47
Statement	19
Subject Space	33

(iv)

Subsequent Year Electrical Costs	16
Summary	1
Tax Expenses	13
Telecommunications Equipment	45
Tenant	1
Tenant Work Letter	5
Tenant’s Option Rent Calculation	10
Tenant’s Share	18
Tenant’s Signage	46
Third Party Lease	8
Transfer	36
Transfer Notice	33
Transfer Premium	33
Transferee	33
Transfers	33
Unusable Area	12
Working Capital	43

(v)

SHORT FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Memec, LLC

9980 Huennekens Street

San Diego, California 92121

Attention: George Evans, Director of Facilities and Purchasing

SHORT FORM OF MEMORANDUM OF LEASE

THIS SHORT FORM OF MEMORANDUM OF LEASE is entered into as of the 23rd day of September, 2002, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and MEMEC, LLC, a Delaware limited liability company (“Tenant”), who agree as follows.

1. Terms and Premises. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the “Premises”) to be located on a portion of the real property (the “Project”) legally described on Schedule 1 attached hereto and incorporated herein by this reference (including parking areas more particularly identified in the Lease), for the term and in accordance with the provisions of that certain Lease by and between Landlord and Tenant, dated as of the date hereof (the “Lease”). The provisions of the Lease are hereby incorporated herein.

2. Certain Express Lease Terms. As more particularly set forth in the referenced sections of the Lease, Tenant enjoys the following rights pursuant to the terms and conditions of the Lease: (i) a Right of First Refusal with regard to the first (1st) floor of the adjacent building within the Project commonly known as “Building 5”, as more particularly set forth in Section 1.4 of the Lease); (ii) an initial Lease Term of ten (10) years, which initial Lease Term is anticipated to commence on March 1, 2003, as more particularly set forth in Section 2.1 of the Lease, and (iii) Option Rights with regard to two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years, as more particularly set forth in Section 2.2 of the Lease.

3. Provisions Binding on Parties. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties hereto and their assigns or successors, as applicable, at all times.

3. Purpose of Short Form of Memorandum of Lease. This Short Form of Memorandum of Lease is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

LANDLORD	KILROY REALTY, L.P., a Delaware limited partnership

	By:	/s/ JEFFREY C. HAWKEN
	Name:	Jeffrey C. Hawken
	Title:	Executive Vice President, Chief Operating Officer

TENANT	MEMEC, LLC, a Delaware limited liability company

	By:	/s/ DOUG LINDROTH
	Name:	Doug Lindroth
	Title:	CFO

STATE OF CALIFORNIA              )

                                                           ) ss.

COUNTY OF Los Angeles              )

On September 24, 2002  , before me, James K. Doyle  , a Notary Public in and for said state, personally appeared Jeffrey C. Hawken personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ JAMES K. DOYLE
Notary Public in and for said State

(SEAL)

STATE OF CALIFORNIA              )

                                                           ) ss.

COUNTY OF San Diego                 )

On September 23, 2002  , before me, Ben Romano  ,a Notary Public in and for said state, personally appeared Doug Lindroth  , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ BEN ROMANO
Notary Public in and for said State

(SEAL)

SCHEDULE 1

LEGAL DESCRIPTION

[ATTACHED]

SCHEDULE 1

SCHEDULE 1

LEGAL DESCRIPTION

PARCEL 4 OF PARCEL MAP 18350 RECORDED SEPTEMBER 30, 1999, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AS FILE NO. 1999-664638.

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of September 23, 2002, by MEMEC GROUP HOLDINGS LIMITED, a company incorporated and registered in England and Wales (the “Guarantor”), whose address is set forth in Paragraph 10 hereof, in favor of KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), having an office at 3811 Valley Centre Drive, Suite 300, San Diego, California 92130.

WHEREAS, Landlord and MEMEC, LLC, a Delaware limited liability company (“Tenant”) desire to enter into that certain Office Lease dated as of September 23, 2002 (the “Lease”) concerning the premises consisting of all of (initially floors 1, 3, 4, and 5, and following the “Additional Premises Commencement Date” (as that term is defined in the Lease and anticipated to be March 1, 2005) also including floor 2) that certain five (5)-story building (the “Building”) located at 3721 Valley Centre Drive, San Diego, California 92130, which Building contains 114,782 rentable square feet of space, and which Building is commonly referred to as “Building 4” within that certain office project known as “Kilroy Centre Del Mar,” as further set forth in Section 1.1.2 of the Lease. ;

WHEREAS, Guarantor has a financial interest in the Tenant; and

WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guaranty the prompt payment by Tenant of all rentals and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agree as follows:

1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned.

2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other Guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor’s obligations hereunder.

3. Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant’s obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as Guarantor’s obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations.

5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise; provided, however, the liability of Guarantor shall not exceed the liability of Tenant to Landlord as if Guarantor were the tenant under the lease.

7. To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; and (vi) all principles or provisions of law which conflict with the terms of this Guaranty. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code §§2810, 2819, 2845, 2849 and 2850.

(b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other Guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor’s rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant.

(c) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors, or similar person by way of dividend, adequate protection payment or otherwise.

10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of the county in which the Building is located, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:	Memec Group Holdings Limited
17 Thame Park Road
Thame, Oxon
United Kingdom, 0X93UQ

To Landlord:	Kilroy Realty Corporation
12200 W. Olympic Boulevard,
Suite 200
Los Angeles, California 90064
Attention: Legal Department

with copies to:

Kilroy Realty Corporation
3811 Valley Centre Drive,
Suite 300
San Diego, California 92130
Attention: Mr. Roger Simsiman

and

Allen Matkins Leck Gamble & Mallory
1901 Avenue of the Stars,
Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

11. Guarantor represents and warrants to Landlord as follows:

(a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

13. This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14. The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlords interest in or to demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

15. The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor (or the prevailing party if such litigation is prosecuted to judgment) shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord (or the non-prevailing party if such litigation is prosecuted to judgment).

17. This Guaranty shall be governed by and construed in accordance with the laws of the state in which the Building is located, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of the State in which the Building is located.

18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

21. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.

MEMEC GROUP HOLDINGS LIMITED, a company incorporated and registered in England and Wales

By:	/s/ DAVID ASHWORTH

	Its:	CEO

By:	/s/ JAMES WALL
	Its:	CFO

[LETTERHEAD OF KILROY REALTY CORPORATION]

KILROY CENTRE DEL MAR

NOTICE OF LEASE TERM DATES AND TENANT’S PERCENTAGE

April 15, 2003

Mr. George Evans

MEMC, LLC

9980 Huennekens Street

San Diego, CA 92121

RE:	Kilroy Realty, L.P. (“Landlord”)

Memec, LLC, a Delaware limited liability partnership (“Tenant”)

3721 Valley Centre Drive, San Diego, CA, Floors 1, 3, 4 and 5 (“Initial Premises”)

3721 Valley Centre Drive, San Diego, CA, Floor 2 (“Additional Premises”)

Office Lease, dated September 23, 2002 (“Lease”)

LETTER OF COMMENCEMENT

Dear Mr. Evans:

Pursuant to the provisions of the above-referenced lease, this letter is to confirm and agree upon the following:

1.	Landlord and Tenant entered into a lease dated September 23, 2002 (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord the Initial and Additional Premises described in Section 2 of the Summary of Basic Lease Information.

2.	Landlord and Tenant confirm the commencement and expiration of the Term, and the commencement of Rent and Tenant’s Share of Direct Expenses with respect to the Initial Premises, as follows:

2.1	March 1, 2003 is the Commencement Date of the Term of the Lease for the Initial Premises.

2.2	February 28, 2013 is the expiration date of the Term of the Lease for the Initial Premises, subject to two (2) five (5) year options to extend the Term as set forth in Article 2 of the Lease.

2.3	March 1, 2003 is hereby agreed to be the commencement date for Rent for the Initial Premises under the under the Lease, in the amount of *** per month, and for Tenant’s payment of Tenant’s Share of Direct Expenses.

*** Material has been omitted pursuant to a request for confidential treatment.

Mr. George Evans

April 15, 2003

2.4	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

2.5	Your rent checks should be made payable to Kilroy Realty, L.P., at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, CA 90064.

2.6	Tenant’s Share of Direct Expenses as adjusted, based on the rentable square feet within the Premises, is 79.95%.

3.	Tenant acknowledges and confirms that:

3.1	Substantial Completion (as that term is defined in paragraph 5.1 of Exhibit ”B” to the Lease (i.e. “Work Letter Agreement)) of the Initial Premises improvements and space required to be furnished by Landlord under the Lease was delayed as a result of Tenant’s request for over standard improvements, including but not limited to lobby improvements, ground floor locker rooms, and a “feature stair”, resulting in changes to the Base, Shell and Core, and such delay shall be deemed a Tenant Delay pursuant to paragraph 5.2 of Exhibit ”B” to the Lease.

3.2	Absent the Tenant Delay described in paragraph 3.1 above Substantial Completion would have occurred on March 1, 2003.

3.3	The Lease has not been modified or altered, except as hereinabove described.

3.4	The Lease is in full force and effect.

Mr. George Evans

April 15, 2003

If the provisions of this letter correctly set forth our understanding, would you please so acknowledge by signing where indicated below on the enclosed copy of this letter and returning the same to Landlord.

Very truly yours,

KILROY REALTY, L.P.,
A Delaware Limited Partnership

By:	KILROY REALTY CORPORATION, A Maryland Corporation, General Partner

	By:	/s/ STEVE SCOTT

	Title:	Steve Scott, Senior Vice President

	By:	/s/ JEFF HAWKEN

	Title	Jeff Hawken, Chief Operating Officer
“LANDLORD”

CONFIRMED AND APPROVED THIS     1st             DAY OF MAY, 2003

MEMEC, LLC A Delaware Limited Liability Company

By:	/s/ DOUG LINDROTH

Title:	CFO

By:	/s/ [ILLEGIBLE]

Title	Treasurer
“TENANT”